Exhibit 10.15

XG SCIENCES, INC.

SECOND AMENDED & RESTATED PURCHASE AGREEMENT

THIS AMENDED & RESTATED PURCHASE AGREEMENT (this “Agreement”), dated as of January 15, 2014 (the “Effective Date”), is entered into by and between XG SCIENCES, INC., a Michigan corporation, with headquarters located at 3101 Grand Oak Drive, Lansing, Michigan 48911 (the “Company”), and Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership, whose principal address is as set forth in Section 13 herein (the “Buyer”, and together with the Company, the “Parties”). This Agreement amends and restates the original Purchase Agreement between the Parties (the “Original Agreement”), dated March 18, 2013 (the “Original Effective Date”), which was amended and restated for the first time (the “First Amendment Agreement”) on July 12, 2013 (the “First Amendment Date”).

WITNESSETH:

WHEREAS, pursuant to the Original Agreement, the Buyer agreed to provide up to an aggregate of $5,000,000 million of financing to the Company in exchange for (i) the form of a secured convertible promissory note attached as Annex I to the Original Agreement (the “Original Note(s)”) or (ii) an equipment financing arrangement provided pursuant to the form of master lease agreement (the “Master Lease Agreement”) attached as Annex V hereto; and

WHEREAS, pursuant to the First Amendment Agreement, the Buyer agreed to provide up to an aggregate of $10,000,000 million of financing to the Company in exchange for (i) the form of a secured convertible note attached as Annex I to the First Amendment Agreement (the “First Amendment Notes”) or (ii) an equipment financing provided pursuant to the Master Lease Agreement; and

WHEREAS, pursuant to the Original Agreement and the First Amendment Agreement, the Buyer purchased the Original Notes and First Amendment Notes in an aggregate principal amount of $4,403,846.58 before the adjustments contemplated in Section 1(b) hereof (collectively, the “Existing Notes”) from the Company prior to the Effective Date hereof; and

WHEREAS, pursuant to that certain letter agreement, dated March 18, 2013 (the “Letter Agreement”), the Company and Michael Knox (“Knox”) agreed to refinance $700,000 of the $1,000,000 of existing secured indebtedness held by Knox (the “Knox Debt”) into the same form of Original Notes as issued to the Buyer by the Company on the Original Effective Date, and the remaining $300,000 of existing secured indebtedness held by Knox will be paid in accordance with the terms of the Letter Agreement; and

WHEREAS, pursuant to that certain purchase agreement, dated July 12, 2013 between the Company and XGS II, LLC, a Florida limited liability company (“XGS II”), the Company agreed to issue and sell up to $750,000 (the “XGS II Max Investment Amount”) of secured convertible notes in substantially the same form as the First Amendment Notes, and as of the Effective Date hereof has issued $200,000 of secured convertible notes to XGS II before the adjustments contemplated in Section 1(b) hereof (the “Existing XGS II Notes”); and

WHEREAS, prior to the Effective Date, the only secured indebtedness of the Company outstanding was the Existing XGS II Notes, the Knox Debt and the Existing Notes, and each of Knox, XGS II and the Buyer have entered into that certain Amended and Restated Intercreditor Agreement effective as of the First Amendment Date and attached as Annex VIII to the First Amendment Agreement; and

WHEREAS, the Company desires to sell and issue to SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”), $3,000,000 of secured debt securities on a pari passu basis with the Exisitng XGS II Notes, Knox Debt and Existing Notes, and the Buyer desires to consent to the Company’s sale and issuance of such securities to Samsung; provided that (a) the terms and rights of such sales, issuances and securities are no more favorable, as determined by and in the sole discretion of the Buyer, than the terms of the form of Second Amended and Restated Secured Convertible Note attached hereto as Annex I to be issued to die Buyer (the “Note(s)”) and (b) Samsung becomes a party to the form of Second Amended and Restated Intercreditor Agreement attached hereto as Annex VIII (the “Intercreditor Agreement”); and

WHEREAS, the Buyer desires to allocate $490,575 of the principal amount of the Existing Notes to the benefit of XGS II pursuant to certain agreements between XGS II and the Buyer, and Company has consented to such reallocation pursuant to this Agreement; and

WHEREAS, the Buyer and the Company desire to amend and restate the Existing Notes to take into consideration the adjustments to the principal and accrued interest described in Section 1(b) hereof in the form of Second Amended and Restated Secured Convertible Note attached hereto as Annex I; and

WHEREAS, the Company desires to increase the XGS II Max Investment Amount to $1,000,000 and to amend and restate the Existing XGS II Notes to take into consideration the adjustments to principal and accrued interest described in Section 1(b) hereof into one new XGS II note in the form of Second Amended and Restated Secured Convertible Note attached hereto as Annex I; and

WHEREAS, in connection with the Original Agreement, the Company issued to the Buyer warrants (the “Original Warrants”) to purchase 208,333 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”), in the form attached as Annex II to the Original Agreement, and in connection with the First Amendment Agreement, the Company issued to the Buyer additional warrants to purchase an additional 208,333 shares of the Series A Stock in the form attached as Annex XII of the First Amendment Agreement (the “Additional Warrants” and together with the Original Warrants, the “Existing Warrants”); and

WHEREAS, in connection with this Agreement, the parties have agreed to exchange and cancel the Existing Warrants for the issuance of a new warrant to the Buyer to purchase 833,333 shares of Series A Stock in the form attached as Annex II hereto (the “Replacement Warrants” or the “Warrants”) and to clarify certain ambiguities that were contained in the Existing Warrants; and

WHEREAS, the Company granted to XGS II, Knox, and the Buyer security interests in the Company’s assets as set forth in that certain Amended and Restated Security Agreement effective as of the First Amendment Date and attached as Annex III to the First Amendment Agreement and that certain Amended and Restated Intellectual Property Security Agreement effective as of the First Amendment Date and attached as Annex IV to the First Amendment Agreement, each of which are by and among, the Company, a collateral agent, Knox, XGS II and the Buyer; and

WHEREAS, the Company and Samsung desire that Samsung become a party to and beneficiary of (i) a Second Amended and Restated Security Agreement in the form attached hereto as Annex III (the “Security Agreement”) and (ii) a Second Amended and Restated IP Security Agreement in the form attached hereto as Annex IV (the “IP Security Agreement”) and the Buyer desires to consent to Samsung becoming a party to and a beneficiary of the Security Agreement and the IP Security Agreement; and

WHEREAS, immediately after the consummation of the transactions contemplated in the immediately preceding paragraphs, there will be no other secured indebtedness of the Company other than, indebtedness to the Buyer, Knox, XGS II, and Samsung; and

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            GENERAL AGREEMENTS.

a.              (i)          The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, Note(s) and the Buyer hereby agrees to purchase certain equipment on behalf of the Company which will be leased to the Company pursuant to the Master Lease Agreement, and the Company hereby agrees to enter into such leasing agreements with the Buyer, upon and subject to the terms and conditions set forth herein. Together, the Notes and the equipment provided to the Company under the leasing agreement will have an aggregate principal amount of at least $6,000,000 (the “Min Investment Amount”) and up to $10,000,000 (the “Max Investment Amount”). The calculation of the Min Investment Amount and the Max Investment Amount shall include the principal amount of the Existing Notes, as adjusted pursuant to Section 1(b) hereof. The Buyer agrees to use its best efforts to fund, either through itself or in conjunction with XGS II, at least $6,000,000 by the date which is the later of (a) April 25, 2014 or (b) the date which is ninety (90) days from the date on which the Buyer receives a mutually agreed upon “Financing Case” projection model which has been approved for use with investors by the Company’s management, including the new CEO who is projected to start employment with the Company on or around January 20, 2014. The Buyer will not be required to purchase more than the Min Investment Amount of Purchased Securities (as defined below) in the aggregate pursuant to this Agreement (the amount funded at any given time, hereafter, the “Purchased Amount”). The Company will be required to sell up to the Max Investment Amount of the Purchased Securities to the Buyer on terms and conditions set forth herein until December 31, 2014 (the “Option End Date”) if requested to do so by the Buyer. For the avoidance of doubt, the Company shall have no obligation to sell additional Purchased Securities to Buyer after the expiration of the Option End Date.

(ii)         The Buyer, at its option, may provide up to $3,000,000 (the “Max Lease Amount”) of the Purchased Amount through the purchase of qualified capital equipment on the terms and conditions set forth in the Master Lease Agreement (such amount of the Purchased Amount as may be funded pursuant to equipment purchases provided to the Company through the Master Lease Agreement, hereafter the “Lease Investment Amount”).

(iii)        A portion of the Max Investment Amount will also be deemed to have been funded through the issuance of the Existing Notes, as adjusted pursuant to Section 1(b) hereof.

(iv)        The undersigned Buyer hereby agrees to purchase from the Company Notes in at least the aggregate principal amount of the Min Investment Amount less the Lease Investment Amount, upon the terms and conditions outlined herein.

(v)         On the Effective Date, all of the Existing Notes shall be exchanged (and cancelled) for the issuance of a new Note with a principal amount of $4,178,330.92, which principal amount will be deemed to include:

(1)         initial principal of all previous convertible secured notes issued to the Buyer of $4,400,000, less the principal adjustments of $490,575 specified in Section 1(b) hereof, such that the total amount of initial principal of secured convertible notes advanced to the Company in the Existing Notes was $3,909,425, plus

(2)         previously capitalized interest of $3,846.58 from certain bridge notes that were amended and restated on the Original Effective Date, plus

(3)         $265,059.34 of capitalized interest from the original issue date of each of the Existing Notes until the Effective Date, after taking into consideration the accrued interest adjustments specified in Section 1(b) hereof.

(vi)        Each Note issued to the Buyer shall be secured pursuant to the terms of the Security Agreement and the IP Security Agreement.

(vii)       On the Effective Date, the Company shall cancel the Existing Warrants and in exchange thereof deliver the Replacement Warrants to purchase 833,333 shares of Series A Stock to the Buyer, as provided in Section l(c) hereof. For the sake of clarity with respect to the Existing Warrants, the Buyer and the Company have agreed to the following clarifications:

(1)         Paragraph 4(a) of the Additional Warrant, dated 7/12/2013, contained a scrivener’s error that failed to make the distinction that such additional warrants only related to funding by Aspen over and above the first $5,000,000 of funding provided by Aspen, and thus the parties have agreed that paragraph 4(a) of the Additional Warrant should have been drafted as follows as of the original issue date:

“For every $24 of new capital advanced to the Company in cash by Aspen on or after May 31, 2013, over and above $5,000,000, under any of the transaction documents referenced in the Purchase Agreement (such documents collectively the “Transaction Documents”), one Share as described in Section 1 shall be deemed to be vested.”

(2)         Paragraph 4(a) of both the Original Warrant and the Existing Warrant failed to clearly articulate what constituted an “advance” of funds to the Company pursuant to the Master Lease Agreement. Thus the parties have agreed that the following clarifying sentence is deemed to have been added to the end of Paragraph 4(a) in both the Original Warrant and the Additional Warrant as of the original issue date of each such warrant:

“For the purposes of this Warrant, any funds advanced to vendors of the Company by Aspen pursuant to the Master Lease Agreement between the parties, dated March 18, 2013, shall not be deemed to have been advanced to the Company until the earlier to occur of (i) the date on which a completed lease schedule is executed between the parties covering the funds advanced to vendors of the Company on the Company’s behalf; or (ii) the date which is six months from the date on which any advance is made by Aspen to a vendor of the Company pursuant to a signed certificate of understanding between Aspen and the Company.”

(viii)      The Replacement Warrants shall specify that for every $12 of funding provided pursuant to the Original Agreement, the First Amendment Agreement, and this Agreement, that portion of the Replacement Warrants entitling the Buyer to purchase one (1) share of Series A Stock shall be deemed to be vested. Such Replacement Warrant will also specify that 378,766 of the Shares are deemed vested as of the Effective Date.

(ix)         The loans to be made by the Buyer through the Notes and the equipment to be provided by the Buyer through the leases and the issuance of the Notes, the Master Lease Agreement and the Warrants (the “Purchased Securities”) to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Purchased Securities.

(x)          The Company grants to the Buyer, the right and first option to provide equipment financing up to the Max Lease Amount through one or more lease schedules to the Master Lease Agreement for all capital equipment which it may purchase until the Option End Date. If the Buyer declines to provide lease financing for any capital equipment within fifteen (15) days of the date on which the Company notifies the Buyer in writing of its need for such equipment financing with such notice including the specifications for the equipment to be purchased and the vendor quotes for such equipment, then the Company shall be entitled to purchase such equipment from the proceeds of Notes previously issued and sold to the Buyer or to seek such equipment financing from any other sources it deems to be appropriate. Notwithstanding anything herein to the contrary, the Company agrees that the Buyer may aggregate equipment lease schedules into amounts of at least $100,000 and that the Company will pay interim rent on any such equipment financed until a lease schedule is executed.

b.           Reallocation of Certain Amounts of Principal and Accrued Interest from the Existing Notes to the Existing XGS II Notes. The Company consents to the following reallocation of principal in the Existing Notes such that the amounts indicated in the “change” column below will be deemed to have been removed from the principal balance of the Existing Notes and become part of the principal balance of the Existing XGS II notes as if the funds had originally been provided by XGS II and documented in forms of Existing Notes issued and sold to XGS II on the dates indicated.

[Chart on next page.]

	Original		Revised
Note Principal	Principal	Change	Deemed Principal

Adjustments to Aspen Existing Notes:
Aspen Note #7 - 7/29/13	800,000.00	(490,575.00)	309,425.00

Deemed XGS II Existing Note:
Note #7A - 7/29/13	-	490,575.00	490,575.00

The Company further consents to the following reallocation of accrued interest on the Existing Notes such that the amounts indicated in the “change” column below will be deemed to have been removed from the accrued interest on the Existing Notes (as adjusted above) from the original issue date of each such note and moved to the accrued interest on the Existing XGS II Notes from the original issue date of each such note (as adjusted above).

	Unadjusted		Revised
Accrued Interest Adjustments	Accrued Interest (1)	Change	Accrued Interest

Accrued Interest on Aspen Existing Notes	279,439.84	(14,380.50)	265,059.34

Accrued Interest on Existing XGS II Notes	34,394.33	14,380.50	48,774.83

c.           Delivery of Transaction Agreements. Upon the Effective Date, the Company will deliver executed copies of this Agreement, an amended and restated Note in the principal amount of $4,178,330.92, an Officer’s Certificate, the Replacement Warrants, the Intercreditor Agreement, the Security Agreement, the IP Security Agreement, and the Registration Rights Agreement to the Buyer. Upon any Subsequent Closing Date, the Company will deliver an Officer’s Certificate, and any additional Notes and/or schedules pursuant to the Master Lease Agreement which correspond to the types of funding provided in such subsequent closings under this Agreement.

d.           Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any other Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person; (c) any other Person which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the same is in effect on the Effective Date) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; and (d) in the case such Person is an individual, any other Person who is an immediate family member, spouse or lineal descendant of individuals of such Person or any Affiliate of such Person, For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise. “Affiliate” shall include any Subsidiary.

“Buyer Control Person” means the Buyer and each such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“By-laws” means the Amended and Restated By-laws of the Company (howsoever denominated), substantially in the form attached hereto as Annex XVII.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Certificate of Designations” means the Company’s Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, as filed with the State of Michigan on July 10, 2013, in the form attached hereto as Annex IX, as amended pursuant to this Agreement.

“Certificate of Designations Amendment” means the amendment of the Amended and Restated Certificate of Designations to be filed with the Secretary of State of Michigan, in the form attached hereto as Annex XV.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date of the Closing and any date on which a purchase and sale of the Purchased Securities takes place.

“Common Stock” means the Company’s common stock, no par value.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Conversion Shares” means (i) the shares of Common Stock issued or issuable upon conversion of the Series A Stock (issued or issuable pursuant to the Purchased Securities), (ii) the shares of Series A Stock issued or issuable upon conversion of the Notes or exercise of the Warrants or (iii) any or all of them, as the context may require.

“Disclosure Annex” means Annex XI to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

“Existing Creditor Term Sheet” means the Summary Term Sheet, dated November 20, 2013 between the Company, Aspen, Knox and XGS II.

“Full Conversion” means the deemed conversion of any outstanding Notes into Series A Stock and then into Common Stock, the deemed conversion of any outstanding Series A Stock into Common Stock, and the deemed conversion of all other outstanding convertible debt and convertible equity securities of the Company into Common Stock.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Initial Closing Date” means the date of the first closing of a purchase and sale of the Purchased Securities.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement substantially in the form attached hereto as Annex VIII.

“Last Audited Date” means December 31, 2012.

“Landlord’s Consent” means the Landlord’s Consent substantially in the form attached hereto as Annex VI.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“Person” means any living individual person or any legal entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Officer’s Certificate” means the Officer’s Certificate substantially in the form attached hereto as Annex XIII.

“Other Secured Creditors” shall mean Knox, XGS II and Samsung.

“Purchased Securities” means the Notes, the Master Lease Agreement and all schedules thereto, and the Warrants.

“Registrable Securities” means shares of Common Stock issuable to the Holder (x) on conversion of the Series A Stock (issued or issuable pursuant to the Purchased Securities), or (y) pursuant to any other provision of the Transaction Agreements as of the date of the filing of the Registration Statement or any amendment thereof.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Annex VII.

“Registration Statement” means a registration statement covering the resale by the Holder of Registrable Securities, including the S-l Registration Statement.

“Samsung Closing Date” shall mean the first date on which Samsung has consummated the Samsung Transaction; the Parties shall use their best efforts to close the transactions contemplated by this Agreement simultaneously with the Samsung Transaction on or before January 15, 2014.

“Samsung Term Sheet” means the Summary Term Sheet, dated November 20, 2013 between the Company, Aspen, Knox, Samsung and XGS II, which sets forth all of the contemplated terms of the Samsung Transaction.

“Samsung Transaction” shall mean the purchase and sale of $3,000,000 of Notes by Samsung and the issuance of certain warrants to Samsung and the entry into the Intercreditor Agreement, Security Agreement and IP Security Agreement and any other ancillary and related transaction document by Samsung as more fully contemplated by the Samsung Term Sheet.

“Securities” means the Notes, the Warrants and the Conversion Shares.

“Series A Stock” means Series A Convertible Preferred Stock of the Company.

“Shareholder Agreement” means the shareholder agreement in the form attached hereto as Annex X. The Parties agree that the reference to the “Purchase Agreement” in the Shareholder Agreement shall be deemed to include this Agreement, and that the reference to the “Convertible Notes” in the Shareholder Agreement shall be deemed to include the Notes that are issued pursuant to this Agreement.

“Shareholder Stock” and “Shareholder’s Stock” mean the shares of Common Stock, Series A Stock, and other capital stock of the Company that are now owned or are subsequently acquired by a shareholder by gift; conversion of the Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company; purchase; dividend; exercise of the Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company; or any other means whether or not such securities are only registered in a shareholder’s name or beneficially or are legally owned by such shareholder, including any interest of a spouse in any Shareholder Stock, whether that interest is asserted pursuant to marital property laws or otherwise.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares.

“Side Letter” means the agreement in letter form that is attached as Annex XII.

“State of Incorporation” means Michigan.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company whether now existing or hereafter acquired or created.

“Subsequent Closing Date” means any Closing Date after the Initial Closing Date.

“Transaction Agreements” means this Agreement, the Original Agreement, the First Amendment Agreement, the Letter Agreement, each Note issued to the Buyer, the Registration Rights Agreement, the Security Agreement, the IP Security Agreement, the Master Lease Agreement, the Landlord’s Consent, the Warrants, the Shareholder Agreement, the Certificate of Designations Amendment, the Intercreditor Agreement, the Voting Rights Agreement, the Side Letter, all agreements entered into between the Parties on March 18, 2013 in connection with the Original Agreement (as amended and/or restated as of the Effective Date), all agreements entered into between the Parties on July 12, 2013 (as amended and/or restated as of the Effective Date), and the Disclosure Annex and includes all ancillary documents referred to in those agreements (as amended and/or restated as of the Effective Date), and each of those agreements as may be amended.

“Voting Rights Agreement” means the Voting Rights Agreement substantially in the form attached as Annex XIV.

“Warrant” means the warrant to purchase Series A Stock, substantially in the form attached as Annex II.

2.            BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the Effective Date and, except as otherwise noted, as of each Closing Date, as follows:

a.           Without limiting Buyer’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for the Buyer’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.           The Buyer is: (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act; (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements; (iii) able, by reason of the business and financial experience of the Buyer and the Buyer’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect the Buyer’s own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities; and (iv) able to afford the entire loss of its investment in the Securities.

c.           All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

d.           The Buyer understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Buyer contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.           The Buyer and the Buyer’s advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and the Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

f.            The Buyer understands that its investment in the Securities involves a high degree of risk.

g.           The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

h.           The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the suitability of the investment in the Securities nor have any such authorities passed upon or endorsed the merits of the offering of the Securities.

i.            This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

j.            The offer to sell the Securities was directly communicated to the Buyer by the Company. At no time was the Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

k.          The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to fulfill its obligations under this Agreement or the other Transaction Agreements). The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

l.           The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own its properties and to carry on its business as now being conducted.

m.           “Bad Actor” Disqualification. The Buyer represents and warrants on behalf of itself and its Affiliates that neither: (x) such Person; nor (y) any entity that controls such Person or is under the control of, or under common control with, such Person; nor (z) any director of the Company that has been designated by such Person, if applicable; is subject to any Disqualification Event (as defined in Section 3(k)(6) below), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the 1933 Act and disclosed in writing in reasonable detail to the Company. Buyer represents that it has exercised reasonable care to determine the accuracy of the representation made by it this Section 2(m) and agrees to notify the Company if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

3.            COMPANY REPRESENTATIONS, WARRANTIES, ETC. The Company represents and warrants to the Buyer as of the Effective Date and as of each Closing Date that, except as otherwise provided in the Disclosure Annex:

a.           Rights of Others Affecting the Transactions. Except as set forth in the Disclosure Annex, there are no preemptive rights of any stockholder of the Company to acquire the Securities that have not otherwise been waived or adjudicated with any stockholders of the Company. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements. Except as set forth in the Disclosure Annex, no Person has, and as of the Closing Date, no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the 1933 Act relating to any of its securities or to participate in any such registration statement.

b.           Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.

c.           Authorized Shares.

(i)          The capitalization of the Company (including the number of shares of each class of stock which is authorized and the number of such shares which are outstanding) is as set forth in the Disclosure Annex.

(ii)         Except as set forth in the Disclosure Annex, there are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii)        All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Notes fully converted on that date. In addition, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of any other shares of Common Stock in connection with any other securities previously issued by the Company that are convertible or exchangeable into Common Stock including all such securities listed in the Disclosure Annex.

(iv)        The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on, the Notes will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d.           Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Notes and each of the other Transaction Agreements, when executed and delivered by the Company (if necessary), will be valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, the Master Lease Agreement, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, each as currently in effect and as amended, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect. The timely payment of interest on the Notes or rental payments under the Master Lease Agreement are not prohibited by the Certificate of Incorporation or By-Laws, or any agreement, contract, document or other undertaking to which the Company is a party.

f.            Securities Law Matters; Approvals.

(i)          No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii)         Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

g.           Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Disclosure Annex. Since the Last Audited Date, except as provided in the Disclosure Annex, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

h.           Full Disclosure. There is no fact known to the Company (other than conditions disclosed in the Disclosure Annex) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

i.            Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Annex, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

j.             Absence of Events of Default. Except as set forth in Disclosure Annex, no event of default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

k.           Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, except as disclosed in the Disclosure Annex, none of the following has occurred during the past two (2) years with respect to a Company Control Person:

(1)   A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)   Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)   Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)  acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii)  engaging in any type of business practice; or

(iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)   Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5)   Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

(6)   The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the 1933 Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act; provided, however, that Company Covered Persons do not include (a) the Buyer, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Buyer, or (c) any director of the Company that has been designated by the Buyer.

l.            No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or those incurred in the ordinary course of the Company’s business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the Effective Date by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would, other than as contemplated in the Transaction Agreements: (x) change the Certificate of Incorporation or the By-laws (except for die By-law restatement contemplated in connection with the consummation of the transactions contemplated herein as set forth in Annex XVII), each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock, or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries. All unsatisfied judgments against the Company are disclosed in the Disclosure Annex.

m.          No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since January 1, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n.           Dilution. Each of the Company and its executive officers and directors is aware that the number of Conversion Shares issuable on conversion of the Notes into Series A Stock, exercise of the Warrants for Series A Stock, or issuance of rental payments under the Master Lease Agreement in the form of Series A Stock, or the conversion of Series A Stock into Common Stock, or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon such instances is binding upon the Company and enforceable regardless of the dilution such issuances may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including, but not necessarily limited to, honoring every notice of conversion (as contemplated by the Notes or the Series A Stock) or notice of exercise (as contemplated by the Warrant), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

o.           Fees to Brokers, Finders and Others. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby except such fees as set forth on the Disclosure Annex. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees.

p.           Tax Returns. The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on the Disclosure Annex, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q.           Disclosure. All information relating to or concerning the Company set forth in the Transaction Agreements is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists or is about to occur which has resulted in or would result in an Material Adverse Effect with respect to the Company or its business, properties, prospects, operations or financial conditions, which has not been disclosed on the Disclosure Annex.

r.            Existence of Other Secured Indebtedness. The Company represents and warrants that other than holders of Permitted Liens (as defined in the Notes) (a) there are no other secured creditors of the Company except for the Buyer, Knox, XGS II, and Samsung, and (b) all of such other secured creditors have each executed the Security Agreement, the IP Security Agreement and the Intercreditor Agreement.

s.           Anti-Dilution Rights of Holders of Convertible Debt and Other Equity-Linked Securities Issued by the Company. The Company represents and warrants that, except as set forth in the Disclosure Annex, no convertible debt or other equity-linked securities, including, but not limited to warrants to purchase common stock, containing any kind of anti-dilution or conversion price or exercise price reset mechanism triggered by subsequent issuance of equity-linked securities to third parties have been previously issued to any parties.

t.            Shareholder Agreement. The Company represents and warrants that at least ninety percent (90%) of its existing shareholders have executed the Shareholder Agreement prior to the Effective Date.

u.           Certificate of Designation. The Company represents and warrants that the Certificate of Designation Amendment described in Annex XV has been approved by the Board of Directors of the Company and, to the extent deemed necessary, a majority of Shareholders and has been filed with the State of Michigan as of the Closing Date and that a sufficient number of shares of Series A Stock are reserved for issuance in the event that the Buyer purchases Purchased Securities up to the Max Investment Amount.

v.            Landlord’s Consent. The Company represents and warrants that the Landlord’s Consent has been fully executed by the Company’s landlord prior to the Effective Date.

4.            CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions. The Buyer acknowledges that (1) the Purchased Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 of the 1933 Act may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder except pursuant to this Agreement.

b.           Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Conversion Shares have been registered under the 1933 Act and may be sold in accordance with an effective registration statement, or until such Conversion Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Purchased Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

c.            Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Purchased Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of any securities exchange on which its securities are listed.

d.            Use of Proceeds. The Company will use the net proceeds received hereunder for general corporate purposes, including growth and capital initiatives, and refinancing of up to $100,000 of principal and accrued interest thereon of Knox Debt.

e.            Available Shares.

(i)          The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the “Reserved Amount”) at least equal to the sum of (y) one hundred ten percent (110%) of the Series A Stock issuable upon conversion of the Notes, exercise of the Warrants, and payment of the rental payments pursuant to the Master Lease Agreement and (z) one hundred ten percent (110%) of the number of shares of Common Stock issuable upon conversion of the Series A Stock, at any time, to satisfy the rights of the Holders of any of the Purchased Securities through the maturity date of each such security plus interest thereon through the maturity date (in each case, whether any of such outstanding Purchased Securities were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder’s right to convert any of the Purchased Securities held by such Holder).

(ii)         The Reserved Amount shall be determined on the Initial Closing Date and after each Subsequent Closing Date thereafter, (each such determination date, a “Reserved Share Determination Date”), and the number of shares to be reserved shall be based on (A) all outstanding Purchased Securities and Series A Stock and the Conversion Price which would have been applicable as of such Reserved Share Determination Date and (B) all unexercised warrants and options issued by the Company as of such date. The Reserved Amount determined on such date shall remain the Reserved Amount until the next Closing Date or the next quarterly determination, as the case may be. The Company shall give written instructions to its transfer agent, if any, to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Company’s transfer agent, if any.

f.             Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement with the Buyer effective as of the Effective Date.

g.            Publicity, Filings, Releases, Etc. Each of the Parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other Party reasonable advance notice and an opportunity to comment on the contents thereof. Neither Party will include in any such Publicity any statement or statements or other material to which the other Party reasonably objects, unless in the reasonable opinion of counsel to the Party proposing such statement, such statement is legally required to be included.

h.            Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to maintain a standard and uniform system of accounting and to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

i.            Transactions with Affiliates. While the Notes are outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is: (i) reviewed and approved by a majority of Independent Directors (as such term is hereinafter defined), and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a non-affiliated person. The term “Independent Director” means a director who is not an executive officer or employee of the Company and who does not have a relationship that, in the reasonable opinion of the Company’s board of directors, would interfere with the person’s exercise of independent judgment in carrying out his or her responsibilities as a director. A director nominated by the Buyer, POSCO, Hanwha Chemical Company, or Samsung is not an Independent Director for the purposes of this provision.

j.            Certain Restrictions. While the Notes are outstanding, without the consent of the Buyer no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to the security agreements, if any, listed on the Disclosure Annex) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock.

k.          Information Rights. So long as the Buyer holds any Securities of the Company, the Company will deliver to the Buyer audited annual and unaudited quarterly financial statements, annual budgets and other information reasonably requested by Buyer or any Affiliates thereof. The Company shall also permit the Buyer or its authorized representatives, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company and make copies of any financial or other business records that the Buyer deems appropriate in its sole discretion, during normal business hours following reasonable notice and as often as may be reasonably requested. Notwithstanding the forgoing, Buyer agrees that it will enter into a mutually satisfactory form of confidentiality agreement prior to making any copies of records, if requested by the Company.

l.            Expenses. The Company agrees that it will reimburse the Buyer for all fees and expenses in connection with these transactions, promptly upon submission of proof of such expenses, but in no case later than fifteen (15) business days after such submission. Such fees and expenses will include all accounting, consulting, legal and other syndication and formation fees and expense, documentary stamp taxes, UCC filing fees and such other out of pocket expenses incurred by the Buyer in its sole discretion; provided, however, that such reimbursements will not exceed $150,000 in the aggregate.

m.          Conversion of Common Stock. For every $24 of Purchased Amount funded to the Company or on behalf of the Company pursuant to this Agreement, the Buyer shall have the right to convert, or have any of its Affiliates convert, one (1) share of previously acquired Company Common Stock into one (1) share of Series A Stock.

n.           Preemptive Rights. The Company agrees that it will open a new round of preemptive rights financing pursuant to which the Company’s stockholders will be permitted to purchase one (1) share of Series A Stock at a purchase price of $12 per share (each a “Preemptive Share”) for every two (2) shares of Series A Stock and/or Common Stock owned by such stockholder on the Closing Date. Furthermore, for every two (2) Preemptive Shares purchased by a stockholder, the Company will issue that stockholder a warrant to purchase one (1) additional share of Series A Stock substantially in the form attached hereto as Annex XVI (the “Preemptive Warrants”). The preemptive rights granted in this section will expire on March 31, 2014. The Company shall also retroactively issue Preemptive Warrants, on the same terms set forth herein, to those stockholders who participated in the preemptive rights round expiring on October 31, 2013.

o.           Formation of Audit Committee of the Board of Directors. The Company agrees that it will form an Audit Committee of the Board of Directors by January 31, 2014, or such other date that is mutually agreed upon between the Parties, which shall be comprised of an odd number of independent directors.

p.           Registration Statement on Form S-l. The Company agrees to use its best efforts to complete and file an initial Registration Statement on Form S-l (the “S-l Registration Statement”) with the U.S. Securities and Exchange Commission to register shares of the Company’s Common Stock, consisting of such shares identified by and agreed to by the Buyer, before March 31, 2014 or such other date as may be mutually agreed upon by the Parties in writing. The Company further agrees that it will use commercially reasonable efforts to clear any comments that the SEC may have during the registration process and have such S-l Registration Statement declared effective by June 30, 2014.

q.           Public Listing of the Company’s Common Stock. Providing that the SEC has declared the S-l Registration Statement effective by such time, the Company agrees to use its best efforts to have its Common Stock become publicly-traded on the New York Stock Exchange, the NYSE Amex, or the NASDAQ Capital Market, or become qualified by and quoted on the OTCQB, OTCQX, or OTC PINK marketplace operated by the OTC Markets Group, Inc. or any successor thereto, before June 30, 2014 or such other date that as may be mutually agreed upon.

r.           Access to Monthly Financial Records. The Company agrees that it will provide its monthly unaudited financial statements to the Buyer within twenty (21) days following the end of each calendar month and enable a mechanism whereby representatives of the Buyer can remotely access the Company’s general ledger accounting during all times that either (a) the Notes are outstanding or (b) the Buyer and its Affiliates own ten percent (10%) or more of the aggregate outstanding Shareholder Stock (calculated on a Full Conversion basis).

s.          Independent Director Nomination Rights. Section 2.2(a)(i) of the Shareholder Agreement permits the Buyer, for so long as the Buyer owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), to nominate a director to the Company’s Board of Directors, and requires that the Company’s shareholders elect that person to the Company’s Board of Directors. Section 2.2(a)(ii) of the Shareholder Agreement requires that at least two members of the Company’s Board of Directors, other than the directors nominated by Aspen, POSCO, or Hanwha pursuant to Section 2.2 of the Shareholder Agreement, qualify as “Independent Directors” within the meaning of the Shareholder Agreement, for so long as the Buyer owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion). The Company agrees that at any point in time in which the Buyer and its Affiliates own twenty-five percent (25%) or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), the Buyer will have the right (in addition to the Buyer’s right in Section 2.2(a)(i) of the Shareholder Agreement) to nominate one of the two mutually acceptable “Independent Directors” that are referenced in Section 2.2(a)(ii) of the Shareholder Agreement for election to the Company’s Board of Directors, provided that the Board of Directors shall have discretion whether to accept such nomination and present the nomination to the shareholders for vote based on a majority vote of the then currently- elected “disinterested directors”. For the purposes of this provision, a “disinterested director” shall be a director whose Board seat is not the subject of the nomination for director being voted upon. The Company further agrees that at any point in time in which the Buyer and its Affiliates own forty percent (40%) or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), the Buyer will have the right (in addition to the Buyer’s right in Section 2.2(a)(i) of the Shareholder Agreement but instead of the Buyer’s right in the prior sentence) to nominate both of the mutually acceptable “Independent Directors” that are referenced in Section 2.2(a)(ii) of the Shareholder Agreement for election to the Company’s Board of Directors, provided that the Board of Directors shall have discretion whether to accept such nominations and present the nominations to the shareholders for vote based on a majority vote of the then currently-elected disinterested directors. The Buyer agrees that if it nominates a person who is not reasonably acceptable to a majority of the then currently-elected disinterested directors of the Company, it will withdraw the nomination and consult with the other directors of the Company to select a new nominee who is reasonably acceptable to a majority of the currently-elected disinterested directors. Once a majority of the currently-elected disinterested directors have agreed to the independent directors nominated by Aspen, the Company will include such directors in the slate of directors recommended by the Board of Directors to shareholders for election as the Company’s recommended slate of directors. The shareholders of the Company shall have no obligation to vote for any persons nominated by the Buyer or the Company’s Board of Directors, except as otherwise expressly required by the Shareholder Agreement.

t.            Formation of the Nominating and Governance Committee of the Board of Directors. The Company agrees that it will form a Nominating and Governance Committee of the Board of Directors by January 31, 2014, or such other date that is mutually agreed upon between the Parties, which shall be comprised of an odd number of independent directors, one of whom shall be a director affiliated with Aspen.

u.           Shareholder Election. The Company agrees that it will hold a shareholder vote to elect/re-elect directors for the upcoming year no later than March 31, 2014.

v.           Adoption of Amended By-Laws. The Company represents that the Amended and Restated By-Laws of the Company, in substantially the same form as Annex XVII have been adopted as of the Samsung Closing Date.

w.          Entry into the Voting Rights Agreement. The Company will use its best efforts to cause shareholders owning a majority of aggregate outstanding Shareholder Stock to enter into the Voting Agreement in the form attached as Annex XIV, granting Samsung the right to appoint one director at any election of directors in which Samsung owns 10% or more of the of the aggregate outstanding Common Stock (assuming Full Conversion, but excluding any shares of Common Stock issuable upon exercise of any warrants held by Samsung) (the “Samsung Director”). The Company represents and warrants that the Samsung Director shall be required to execute the Company’s approved form of confidentiality, non-competition and non-disclosure agreement for Directors prior to being elected or appointed to the Board. The Company further represents and warrants that such Voting Rights Agreement will terminate upon, the first to occur of: (i) the date on which Samsung no longer satisfies the minimum ownership requirement set forth in the Voting Agreement, (ii) the date on which that certain Shareholder Agreement, originally executed March 18, 2013 by the Company and subsequently executed by a majority of shareholders, is terminated for any reason, or (iii) the date that Samsung agrees in writing to terminate the Voting Agreement.

x.         Assignment of Intellectual Property to newly Formed XG Sciences IP, LLC. The Company represents and warrants that it has formed XG Sciences IP, LLC and has assigned to such entity all of its intellectual property that is described in the form of Assignment of Intellectual Property attached hereto as Annex XVIII by executing such assignment and will record such assignment with the U.S. Patent and Trademark Office and any other government entities in any country where it was required to record such assignment promptly following the Effective Date. The Company represents and warrants that it is the sole holder of the membership interests of XG Sciences IP, LLC and covenants that it shall not pledge or otherwise encumber such membership interests other than as contemplated by the Transaction Agreements.

y.         New Chief Executive Officer. The Company shall use its best efforts to hire a new Chief Executive Officer by January 20, 2014.

z.         Appointment of New Managing Member of XG Sciences IP, LLC. The Company agrees that within thirty (30) calendar days after the start date of the new Chief Executive Officer, it will appoint such person as the sole Manager of XG Sciences IP, LLC.

5.           CLOSING DATE.

a.           The initial Closing Date (the “Initial Closing Date”) occurred on March 18, 2013.

b.           Subject to the provisions of this Agreement, any Closing Dates occurring after the Initial Closing Date shall occur (i) after the Buyer has provided written notice of its intent to acquire or purchase Purchased Securities (up to the Max Investment Amount) and (ii) following delivery of such notice, on the date which is the five (5) calendar days after each of the conditions contemplated by Sections 6 and 7 hereof shall have either been satisfied or been waived by the Party in whose favor such conditions run.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Buyer understands that the Company’s obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a.           The consummation by Samsung of the Samsung Transaction on or before the Samsung Closing Date.

b.           The execution of an amendment to the Purchase Agreement dated July 12, 2013 between the Company and XGS II, as contemplated in principal in the Existing Creditor Term Sheet on or before the Samsung Closing Date.

c.           The satisfaction or completion of all other actions in the Existing Creditor Term Sheet that are contemplated in principal to be satisfied or completed on or before the Samsung Closing Date.

d.           the execution and delivery of this Agreement and, where indicated, the other Transaction Agreements by the Buyer on or before such Closing Date.

e.           the accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date.

f.            there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The Company understands that the Buyer’s obligation to purchase the Purchased Securities on each Closing Date is conditioned upon:

a.           The issuance of a restated Secured Convertible Promissory Note to Knox by the Company that replaces the note dated March 18, 2013 on or before the Samsung Closing Date.

b.           The issuance of a restated Secured Convertible Promissory Note to XGS II by the Company that replaces the note dated October 15, 2013, and adjusted the principal included in such note pursuant to Section 1(b) on or before the Samsung Closing Date.

c.           The issuance, pursuant to the Existing Creditor Term Sheet, of a new warrant to XGS II for the purchase of up to 83,333 shares of Series A Stock on or before the Samsung Closing Date.

d.           The satisfaction or completion of all other actions in the Existing Creditor Term Sheet that are contemplated in principal to be satisfied or completed on or before the Samsung Closing Date.

e.           Unless otherwise waived by the Buyer, the Company shall have delivered to the Buyer an updated financial projection model that is acceptable to the Buyer and given the Buyer the opportunity to discuss deviations in such projection model from the last such set of projections provided to the Buyer.

f.            The execution and delivery of this Agreement and the other Transaction Agreements by the Company and such other necessary parties on or before such Closing Date.

g.           On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall, except for the Voting Rights Agreement, be in full force and effect and the Company shall not be in default thereunder;

h.           The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement and the other Transaction Agreements, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

i.            The Company shall have delivered to the Buyer an Officer’s Certificate similar in form and substance as that attached hereto as Annex XIII to the effect that the representations and warranties of the Company in the Transaction Agreements continue to be true and accurate in all material respects except for those changes occurring after the Initial Closing Date which have, in the reasonable judgment of Buyer, no material adverse effect on the Company, and that there is no default on any of the Transaction Agreements and all conditions specified in Section 7 have been fulfilled or otherwise waived by the Buyer;

j.            There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, including, but not limited to, any new regulations which may be promulgated after the date of this Agreement under the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

k.          The Certificate of Designation Amendment shall have been filed with the State of Michigan.

8.           CLOSING ACTIONS.

a.           Joint Company’s and Buyer’s Closing Actions on the Samsung Closing Date. On the Samsung Closing Date, the Company and Buyer will execute and deliver: (i) this Agreement if not already executed and delivered, (ii) the Second Amended and Restated Note contemplated in Section 1(a)(v) hereof if not already delivered, (iii) the Warrant, (iv) the Intercreditor Agreement (along with executed copies thereof by the Other Secured Creditors), (v) the Security Agreement (along with executed copies thereof by the Other Secured Creditors), (vi) the IP Security Agreement (along with executed copies thereof by the Other Secured Creditors), (vii) the Registration Rights Agreement (along with executed copies thereof by the Other Secured Creditors), and (viii) the Side Letter (along with executed copies thereof by the Other Secured Creditors).

b.           Company’s Closing Actions on each Subsequent Closing Date. At each Subsequent Closing Date, the Company shall execute and deliver to the Buyer: (i) an Officer’s Certificate, and (ii) a Note in exchange for any funds newly advanced to the Company, if any, as of such Closing Date, and (iii) a lease schedule pursuant to the Master Lease Agreement in exchange for any funds newly advanced to vendors of the Company, if any, by the Buyer for the purchase of capital equipment on behalf of the Company pursuant to such Master Lease Agreement.

9.           INDEMNIFICATION AND REIMBURSEMENT.

a.           (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer’s failure to perform any covenant or agreement contained in this Agreement or the Buyer’s or its officer’s, director’s, employee’s, agent’s or Buyer Control Person’s illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii)         The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

b.           All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i)          In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a Party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) within ten (10) days of receipt of the Third Party Claim to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with within said period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(x)  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y)  If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this subparagraph (y) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z)  If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii)         In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) within 10 days of discovery of said claim to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

10.         JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11.         SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a notice of conversion or a notice of exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12.         GOVERNING LAW: MISCELLANEOUS.

a.           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Ingham County or the state courts of the State of Michigan sitting in Ingham County in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b.           Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties hereto. The Buyer shall have the right to assign all or any portion of this Agreement, the Note(s), the Master Lease Agreement and any lease schedules thereunder, the Replacement Warrant, any Conversion Shares, and the Registration Rights Agreement to (a) any Affiliate of the Buyer, (b) any investors in the Buyer or its direct assignees or (c) any other “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act.

d.           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.           This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f.            A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all Parties hereto.

g.           The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.           If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.            This Agreement may be amended only by an instrument in writing signed by the Party to be charged with enforcement thereof.

j.            This Agreement amends and restates the First Amendment Agreement and supersedes all other agreements and understandings among the Parties hereto with respect to the subject matter hereof.

k.           All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13.         NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

a.           the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.           the fifth (5th) calendar day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.           the third calendar day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other Parties thereunto entitled at the following addresses (or at such other addresses as such Party may designate by ten (10) days’ advance written notice similarly given to each of the other Parties hereto):

COMPANY:	XG Sciences, Inc.
	Attn: Chief Executive Officer
	3101 Grand Oak Drive
	Lansing, MI 48911
	Telephone:	517.703.1110
	Facsimile:	517.703.1113

with a copy to;	Matt G. Hrebec Foster Swift Collins & Smith PC 313 South Washington Square Lansing, MI 48933-2193
	Telephone: Facsimile:	517.371.8256 517.367.7356

BUYER:	Aspen Advanced Opportunity Fund, LP Attn: Steven C. Jones 1740 Persimmon Drive, Suite 100 Naples, FL 34109
	Telephone:	239.325.2001
	Facsimile:	239.325.2004

with a copy to:	K&L Gates LLP Attn: Clayton E. Parker 200 S. Biscayne Blvd. Miami, FL 33131
	Telephone:	305.539-3306
	Facsimile:	305.358.7095

14.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Purchased Securities and the payment of the purchase price, for a period of two (2) years after each Closing Date hereunder and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

**BALANCE OF PAGE INTENTIONALLY LEFT BLANK**

SECOND AMENDED & RESTATED PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

BUYER:

ASPEN ADVANCED OPPORTUNITY FUND, LP

By:	AA XGS, LLC
Its:	General Partner

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member

COMPANY:

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Name:	Michael R. Knox
Title:	Chief Executive Officer

ANNEX I	FORM OF SECOND AMENDED & RESTATED SECURED CONVERTIBLE NOTE

ANNEX II	FORM OF WARRANT

ANNEX III	FORM OF SECOND AMENDED & RESTATED SECURITY AGREEMENT

ANNEX IV	FORM OF SECOND AMENDED & RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

ANNEX V	FORM OF MASTER LEASE AGREEMENT

ANNEX VI	LANDLORD’S CONSENT

ANNEX VII	FORM OF SECOND AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

ANNEX VIII	FORM OF SECOND AMENDED & RESTATED INTERCREDITOR AGREEMENT

ANNEX IX	AMENDED AND RESTATED SERIES A CERTIFICATE OF DESIGNATION

ANNEX X	FORM OF SHAREHOLDER AGREEMENT

ANNEX XI	DISCLOSURE ANNEX

ANNEX XII	FORM OF SIDE LETTER

ANNEX XIII	FORM OF OFFICER’S CERTIFICATE

ANNEX XIV	FORM OF VOTING RIGHTS AGREEMENT

ANNEX XV	CERTIFICATE OF DESIGNATION AMENDMENT

ANNEX XVI	FORM OF PREEMPTIVE WARRANTS

ANNEX XVII	AMENDED AND RESTATED BY-LAWS

ANNEX XVIII	FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”),AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 13	3,000,000.00

XG SCIENCES, INC.

Secured Convertible Promissory Note

Due March 18, 2018

This Secured Convertible Promissory Note (this “Note”) is issued this 15th day of January 2014, jointly and severally by XG Sciences, Inc. (“XGS”),a Michigan corporation, and XG Sciences IP, LLC, a Michigan limited liability company (collectively the “Borrower” or the “Company”),to SVIC No. _15 New Technology Business Investment L.L.P. (“Samsung”) (“Samsung” or the “Holder”), pursuant to that certain Purchase Agreement, dated January 15, 2014, between the parties and any amendments thereto (the “Purchase Agreement”).

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Holder or his, her or its successors and assigns the principal sum of THREE MILLION AND xx/100 DOLLARS ($3,000,000.00) on or before March 18, 2018 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 12.0% per annum, accruing from the Original Issue Date (as defined in Section 7 hereof) until the date (each, an“Interest Payment Date”) which is the earlier of (i) the next Conversion Date (as defined below), (ii) the date which is the last day of the month of the first month after the Original Issue Date and the last day of every month thereafter, or (iii) the Maturity Date, as the case may be. Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Original Issue Date or the previous Interest Payment Date and shall be payable in cash. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 360-day year, and compound monthly on the last day of each month beginning on the last day of the first full month after the Original Issue Date, until paid.

Interest payable in cash hereunder shall be paid on or before each Interest Payment Date in US Dollars to the Holder (such reference and all subsequent references to the “Holder” shall include his, her or its permitted and recognized successors and assigns) at the address last appearing on the Note register of the Borrower or as designated in writing by the Holder from time to time. Notwithstanding the foregoing, at the Company’s option, interest payable hereunder may as it accrues be added to the principal amount of this Note until December 31, 2014. After December 31, 2014, the Holder, at its option and upon written notice to the Company, shall have the right to a) receive any interest payments currently due and payable in cash, or b) receive all or a portion of such currently due interest in the form of Series A Convertible Preferred Stock of XGS (“Series A Stock”)at a price per share equal to the then effective Series A Original Issue Price (as defined in the XGS’s Certificate of Designations of Series A Convertible Stock), or c) receive all or a portion of such currently due interest in the form of any other series of Preferred Stock which may be outstanding at the time such interest is due pursuant to the provision of Section 4 hereof, or d) elect to accrue such interest payment and add it to the balance of the Note.

In the event that the entire principal amount of this Note is converted to XGS’s Preferred Stock pursuant to Section 4 below, all accrued interest and other amounts due and owing under this Note shall be due immediately and shall be added to the principal amount hereof to determine the total amount of indebtedness hereunder being converted to Preferred Stock. In the event that less than all of the principal amount of this Note is converted to Preferred Stock, a pro rata portion of the accrued interest (based on the percentage of this Note converted) shall be due immediately and shall be added to the portion of the principal amount of this Note being converted to the Preferred Stock.

This Note is subject to the following additional provisions (including the defined terms in Section 6 below that are spelled in title case letters — i.e. initial capital letters):

Section 1.          Right of Redemption. The Borrower at its option shall have the right, by giving fifteen (15) Business Days advance written notice (the “Redemption Notice”)to the Holder, to redeem a portion or all amounts outstanding under this Note prior to the Maturity Date. In such event, the Borrower shall pay an amount equal to the principal amount being redeemed plus a pro rata portion (based upon the percentage of this Note being redeemed) of accrued interest and any other amounts due and owing under this Note (collectively referred to as the “Redemption Amount”). The Borrower shall deliver to the Holder the Redemption Amount on the fifteenth (15th) Business Day after the Redemption Notice unless the Holder has elected to convert the Redemption Amount into Preferred Stock pursuant to Section 4 hereof.

Section 2.         Covenants.

(a)         Affirmative Covenants. The Borrower covenants and agrees that, unless otherwise indicated in the Transaction Documents, until all of the Obligations under the Transaction Documents have been fully performed and either Paid in Full in cash or converted into shares of Preferred Stock of XGS pursuant to Section 4 hereof and this Note has been terminated, it will abide by the following affirmative covenants and any other affirmative covenants that may be listed in any of the other Transaction Documents:

(1)         Financial Reports, Notices and Other Information.

(A)         Financial Reports. Borrower shall furnish to Holder (i) as soon as available, an in any event when submitted to the Securities and Exchange Commission (“SEC”)if required to be so submitted, but no later than one hundred and five (105) calendar days after the end of each fiscal year, audited annual consolidated financial statements, including the notes thereto, consisting of a consolidated balance sheet at the end of such completed fiscal year and the related consolidated statements of income, retained earnings, cash flows and owners’ equity for such completed fiscal year, which financial statements shall be prepared by an independent certified public accounting firm, (ii) as soon as available and in any event within forty five (45) calendar days after the end of each fiscal quarter (60 calendar days after the end of any quarter which coincides with the end of a fiscal year provided that such unaudited quarterly financials may be subject to further audit adjustment), unaudited financial statements consisting of a balance sheet and statements of income and cash flows as of the end of the immediately preceding calendar quarter, and (iii) as soon as available and in any event within thirty (30) calendar days after the end of each fiscal month (45 calendar days after the end of any month which coincides with the end of a fiscal quarter provided that such unaudited monthly financials may be subject to further audit adjustment), unaudited financial statements consisting of a balance sheet and statements of income and cash flows as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods except for any normal quarter and year-end adjustments which may be applied in future periods and for any changes in accounting methodology that may have been applied since any prior period and except for the absence of footnotes for unaudited financial statements.

(B)         Notices. Borrower shall promptly, and in any event within four (4) Business Days after it or any authorized officer of Borrower obtains knowledge thereof, notify Holder in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought against or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent the amount in controversy exceeds $50,000.00, or to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that would reasonably be expected to result in a Material Adverse Change, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $50,000.00 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender or any notice received by Borrower from any other lender and shall furnish to Holder a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in excess of $50,000.00 singly or in the aggregate, (viii) Borrower being served with or receiving any search warrant, subpoena, civil investigative demand or contact letter by or from any federal or state enforcement agency relating to an investigation, (ix) Borrower becoming subject to any written complaint filed with or submitted to any Governmental Authority having jurisdiction over Borrower or filed with or submitted to Borrower pursuant to Borrower’s policies relating to the filing or submissions of such types of complaints, from employees, independent contractors, vendors, or any other person that would indicate that Borrower has violated any law, regulation or law, or (x) any other event occurs that would require Borrower to file a Form 8K disclosure with the SEC, to the extent Borrower is publicly-traded at such time, in which case Borrower shall either furnish a copy of such Form 8K filing or, otherwise provide a description of the facts and circumstances around the event or events giving rise to the need to file such Form 8K.

(C)         Ancillary Materials to be Furnished Upon Request. Upon written request by Holder, Borrower shall use its best efforts to furnish to Holder within ten (10) Business Days after the request therefore the following kinds of information: (i) any other reports, materials or other information regarding or otherwise relating to the current or future business of the Borrower prepared by, for, or on behalf of, Borrower or any of its subsidiaries, including, without limitation, operating budgets, sales and marketing plans, new product development plans, staffing plans, current or future agreements of a material nature with other third parties, fundraising plans and strategies, and plans for mergers and acquisitions, (ii) copies of material licenses and Permits required by applicable federal, state, foreign or local law, statute, ordinance or regulation or Governmental Authority for the operation of Borrower’s business and (iii) such other information as may be reasonably requested by Holder. Holder agrees that to the extent requested by Borrower, it will execute a mutually agreeable form of confidentiality agreement with Borrower as part of any such request. Borrower agrees that any information requested by and delivered to any Holder will be delivered to all Holders.

(2)         Conduct of Business and Maintenance of Existence and Assets. Borrower shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted, (iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Transaction Documents and otherwise as determined by such Borrower using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by such Borrower using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be expected to result in a Material Adverse Change; and (vii) remain in good standing and maintain operations in all jurisdictions in which currently located.

(3)         Compliance with Legal and Other Obligations. Borrower shall (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations (ii) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to result in a Material Adverse Change, and (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business.

(4)         Insurance. Borrower shall keep (i) all of its insurable properties, Collateral and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law; (ii) maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (iii) maintain insurance under all applicable workers’ compensation laws; all of the foregoing insurance policies to be satisfactory in form and substance to Holders. With respect toproperty insurance covering business interruption, accounts receivable and the books and records in connection therewith, Holder shall be named as loss payee and additional insured and with respect to general liability insurance Holder shall be named as additional insured.

(5)         Inspections; Periodic Audits And Reappraisals. Borrower shall permit the representatives of any Holder, at the expense of the Holder, from time to time during normal business hours, but no more frequently than two times per year so long as no Default or Event of Default occurs and is continuing, upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located inspect the Collateral and/or to examine or audit all of Borrower’s books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing) upon seven (7) Business Days prior written notice; provided, however, that no notice shall be required to do any of the foregoing if any Event of Default has occurred and is continuing.

(6)         Further Assurances; Post-Closing. At Borrower’s cost and expense, Borrower shall (i) within five (5) Business Days after Holder’s request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Holder may deem necessary in its Permitted Discretion with respect to furtherance of the purposes, terms and conditions of the Transaction Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Transaction Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 2(a)(6) attached hereto (if any so listed), and (iii) upon the exercise by Holder or any of its Affiliates of any power, right, privilege or remedy pursuant to any Transaction Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents requested by Holder in its Permitted Discretion that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Holder or any of its Affiliates of any right or remedy under any Transaction Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Holder or its Affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

(7)         Subsidiaries and New Subsidiaries. As of the date of the Closing, Borrower has no subsidiaries other than those listed on Schedule 2(a)(7) hereof (if any). If at any time after the Closing Date, Borrower shall form or acquire any new Subsidiary, Borrower shall promptly, and in any event not later than fifteen (15) Business Days after the creation or acquisition of such Subsidiary or such longer period as Holder may determine in writing, execute, and cause such new Subsidiary to execute, and deliver to Holder such joinder agreements and amendments to this Agreement and the other Transaction Documents, in form and substance satisfactory to Holder, and providing such other documentation as Holder may reasonably request, including, without limitation, UCC searches, as applicable, and filings, legal opinions and corporate authorization documentation, and to take such other actions in each case as Holder deems necessary or advisable to (a) join and make such new Subsidiary a co-Borrower hereunder and thereunder, subject to all the rights and benefits and obligations and burdens of a Borrower hereunder, (b) grant to Holder a perfected first priority security interest in the Collateral of such new Subsidiary subject to no Liens other than the Permitted Liens.

(b)          Negative Covenants. The Borrower covenants and agrees that, until all of the Obligations under the Transaction Documents have been fully performed and either Paid in Full in cash or converted into shares of Preferred Stock of XGS pursuant to Section 4 hereof and this Note has been terminated, it will abide by the following negative covenants and any other negative covenants that may be listed in any of the other Transaction Documents:

(1)         Permitted Payments. The Borrower shall not make any principal or interest payment on any Indebtedness other than Permitted Payments, prior to the repayment or conversion of all of the principal amount outstanding under this Note without first obtaining the prior written consent of the Holder.

(2)         Permitted Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness, prior to the repayment or conversion of all the Obligations outstanding under this Note without first obtaining the prior written consent of the Holder.

(3)         Permitted Liens. The Borrower shall not create, incur assume or suffer to exist any Lien upon, in or against, or pledge of any of the Collateral or any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, without first obtaining the prior written consent of the Holder.

(4)         Location of Collateral; Investments; New Facilities or Collateral; Subsidiaries. Borrower maintains its places of business only at the locations listed on Schedule 2(b)(4),and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidence of the Collateral are located and shall be only, in and at such locations. Except as set forth on Schedule 2(b)(4), Borrower shall not, directly or indirectly, enter into any agreement to, (i) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Transaction Documents and Permitted Indebtedness and other than (A) trade credit extended in the ordinary course of business, (B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, (C) investments in cash equivalents and (D) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business). Borrower shall not, directly or indirectly, purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 2(b)(4) unless Borrower shall provide to Holder at least ten (10) Business Days prior written notice. Borrower shall not have any Subsidiaries Other than those Subsidiaries set forth on Schedule 2(a)(7) hereof.

Notwithstanding the foregoing, Borrower shall be permitted to make Permitted Acquisitions with Holder’s prior written consent; provided, however, that the consent of Holder shall not be required if the cash consideration paid in respect of the Permitted Acquisition does not exceed $250,000 and Borrower fully complies with Section 2(a)(7) hereof.

(5)         Dividends; Redemptions. Borrower shall not (i) declare, pay or make any Distribution, (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any Capital Stock, (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person’s capacity as such, or (iv) make any payment of any Management or Service Fee; provided however, that absent the occurrence and continuation of a Default or Event of Default, and if a Default or Event of Default would not arise therefrom, Borrower may: (x) declare, pay or make Distributions payable in its stock, or split-ups or reclassifications of its stock; and (y) redeem its Capital Stock from terminated employees pursuant to, but only to the extent required under the terms of the related employment agreements.

(6)         Transactions With Affiliates. Except as setforth on Schedule 2(b)(6) or as contemplated in the Aspen Transaction Documents, Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates other than: (i) salary, bonus, severance, employee stock option and other compensation, consulting and employment arrangements with directors or officers in the ordinary course of business, provided, that, no payment of any cash bonus or severance shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, and no payment of any severance shall be made, individually or in the aggregate, in excess of $250,000 in any twelve (12) month period, (ii) Distributions permitted pursuant to Section 2(b)(5), and (iii) the making of payments permitted under and pursuant to a written agreement entered into by and between Borrower and one or more of its Affiliates that both (A) reflects and constitutes a transaction on overall terms at least as favorable to Borrower as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power; provided, that, notwithstanding the foregoing Borrower shall not (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, Debenture, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, or (Z) make any payments to any of its Affiliates in excess of $50,000 in the aggregate during any consecutive twelve calendar month period without the prior written consent of Holder (other than payments permitted pursuant to clause (i) or (ii) above).

(7)         Charter Documents; Fiscal Year; Dissolution; Use of Proceeds. Except as contemplated in the Aspen Transaction Documents, Borrower shall not (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents without the prior written consent of the Holder, which consent shall not be unreasonably withheld, (ii) amend, alter or suspend or terminate or make provisional in any material way, any material Permit without the prior written consent of Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Holder acknowledges that the following will not be deemed to be a violation of this covenant: any amendment of a license or Permit in the ordinary course of business to enable Borrower to pursue additional opportunities; (iii) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (iv) without providing at least thirty (30) calendar days prior written notice to Holder, change its name or organizational identification number, if it has one.

(8)         Truth of Statements. Borrower shall not (a) furnish to Holder any certificate or other document created or produced by Borrower that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished as of the date it was provided to Holder; and (b) furnish any document created or produced by a third party that Borrower knows (A) contains any untrue statement of a material fact or (B) omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(9)         Transfer of Assets. Notwithstanding any other provision of this Agreement or any other Transaction Document, Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, lease, transfer, assign, spin-off or otherwise dispose of any interest in any properties or assets (other than the assignment of intellectual property by XG Sciences, Inc. to XG Sciences IP, LLCas contemplated in the Transaction Documents and the Aspen Transaction Documents, other than obsolete fixed assets or excess fixed assets no longer needed in the conduct of the business in the ordinary course of business and sales of inventory in the ordinary course of business), or agree to do any of the foregoing at any future time, without the written consent of the Holder, except that:

(A)         Borrower may lease or sublease (as lessor or sub-lessor) real or personal property pursuant to a true lease not constituting Indebtedness and not entered into as part of a sale and leaseback transaction, in each case in the ordinary course of business and which could not reasonably be expected to result in a Material Adverse Effect.

(B)         Borrower may arrange for warehousing, fulfillment or storage of inventory at locations not owned or leased by Borrower, in each case in the ordinary course of business;

(C)         Borrower may license or sublicense Intellectual Property to third parties in the ordinary course of business; provided, that, such licenses or sublicenses shall not interfere with the business or other operations of Borrower; and

(D)         Borrower may consummate such other sales or dispositions of property or assets in excess of $50,000 (including any sale or transfer or disposition of all or any part of its assets and thereupon and within one year thereafter rent or lease the assets so sold or transferred) only to the extent prior written notice has been given to Holder and to the extent Holder has given its prior written consent thereto, subject in each case to such conditions as may be set forth in such consent.

Section 3.          Events of Default.

(a)          An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)          Any default in the payment of the principal of, interest on, or other charges in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on an Interest Payment Date, a Conversion Date or the Maturity Date or by Acceleration or otherwise);

(ii)         The Borrower shall fail to observe or perform any other covenant, term, condition, agreement or obligation contained in, or otherwise commit any breach or default of any provision of this Note (except as may be covered by Section 3(a)(i) hereof) or any Transaction Document (as defined in Section 7 below) and such failure is not cured within (A) the time prescribed or (B) if no time is prescribed, such failure is not cured within thirty (30) days after the Borrower’s receipt of written notice from the Holder of such failure; or

(iii)       Any of the representations or warranties made by the Borrower herein, in any of the other Transaction Documents or in any other written or financial statements hereafter furnished by the Borrower to the Holder shall be false or misleading in any material respect at the time made; or

(iv)        The Borrower (A) fails to authorize and issue or the cause its Transfer Agent to issue shares of Preferred Stock upon the exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (provided, however, that for purposes of this provision, such failure to issue or cause the Transfer Agent to issue such shares shall not be deemed to occur until Five (5) Business Days after the Conversion Date), (B) fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Preferred Stock issued upon conversion of this Note and when required by this Note, and such transfer is otherwise lawful, or (C) fails to remove a restrictive legend or cause its Transfer Agent to remove a restrictive legend on any share certificate, in each case where such removal is lawful, and any such failure of A, B or C above shall continue uncured for ten (10) days; or

(v)         The Borrower shall make any principal or interest payment on any unsecured indebtedness prior to the repayment or conversion of all of the principal amount outstanding under this Note without first obtaining the prior written consent of the Holder; or

(vi)       The Borrower shall default on any other indebtedness or material obligation to which it is a party and any other party to any such indebtedness or material agreement with the Company in default exercises any material remedies which it may be entitled; or

(vii)     The Borrower or any Subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any Subsidiary of the Borrower, a proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any Subsidiary of the Borrower shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Borrower or any Subsidiary of the Borrower; or there is commenced against the Borrower or any Subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains un-dismissed for a period of sixty-one (61) days; or the Borrower or any Subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property, which continues un-discharged or un-stayed for a period of sixty one (61) days; or the Borrower or any Subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any Subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any Subsidiary of the Borrower for the purpose of effecting any of the foregoing; or

(viii)    In the event that the Borrower shall experience a Change of Control at any time while the Note is outstanding.

(b)          If an Event of Default shall have occurred and is continuing, then, unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, but without further notice from the Holder, the unpaid amount of this Note, computed as of the date on which the Event of Default was first deemed to have occurred, will bear interest at the rate (the “Default Rate”) equal to fifteen percent (15%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default until and including the date actually paid; and any partial payments shall be applied in the order provided in Section 16 hereof.

(c)          During the time that any portion of this Note is outstanding, if any Event of Default has occurred and any applicable cure period has expired, the Holder, at its option, may declare that the full principal amount of this Note, together with any accrued interest and other amounts owed pursuant to any other provision of this Note or any other Transaction Document are immediately due and payable in cash (an “Acceleration”). In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note at any time after an Event of Default at the Note Conversion Price (as defined in Section 4(b)(i) below). The Holder need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind; and immediately and without expiration of any grace period, the Holder may enforce any and all rights and remedies hereunder and all other remedies available under the Security Agreement or under applicable law. Furthermore, a declaration of an Event of Default may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect or impair any of the Holder’s rights with respect to any subsequent Event of Default.

Section 4.          Conversion.

(a)          Conversion at Option of Holder.  Any principal, currently due interest, accrued interest, or other amounts due and payable under this Note at any time (collectively, the “Outstanding Amount” as of such time) shall be convertible into shares of Preferred Stock (as defined below) of XGS at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date so long as this Note is outstanding; provided that if more than one series of convertible preferred stock is outstanding on a Conversion Date, the Holder, in its sole discretion, shall be entitled to elect to convert such amounts due and payable hereunder into any such series; or if no such convertible preferred stock has been issued as of a Conversion Date, then shares of Series A Stock. The number of shares of Preferred Stock that may be issued upon a conversion hereunder equals the quotient obtained by dividing (x) the Outstanding Amount of this Note, or any portion thereof, to be converted as of the Conversion Date (as defined in Section 4(c)) by (y) the Note Conversion Price (as defined in Section 4(d) below). For the purposes of this Note, “Preferred Stock” shall mean any series of convertible preferred stock issued by XGS which may be outstanding on any date on which a Holder Notice of Conversion (as defined in Section 4(c) below) is delivered to the Company.

(b)          Conversion at Option of Borrower. Upon the Equity Threshold being reached, the Outstanding Amount due and payable under this Note as of the Conversion Date may, at the option of the Borrower, be converted into Series A Stock (the “Borrower Option”) upon written notice delivered to the Holder fifteen (15) Business Days prior to the date on which such Borrower Option will become effective. The number of shares of Series A Stock that shall be issued to the Holder upon an exercise of the Borrower Option equals the quotient obtained by dividing (x) the Outstanding Amount of this Note as of the Conversion Date by (y) the Note Conversion Price.

(c)          Exercise of Conversion Options. The: (i) Holder shall effect conversions in Section 4(a) by delivering to the Borrower a completed notice in the form attached hereto as Exhibit “A” (a “Holder Notice of Conversion”), and (ii) Borrower shall effect the conversion in Section 4(b) by delivering written notice to the Holder (a “Borrower Notice of Conversion”). The “Conversion Date” shall be (A) if the Holder delivers a Holder Notice of Conversion, the date on which a Holder Notice of Conversion is delivered, or (B) if the Borrower delivers a Borrower Notice of Conversion, the date which is fifteen (15) Business Days from the date such notice is deemed to have been delivered pursuant to Section 19 hereof. The Borrower shall deliver the applicable stock certificate to the Holder prior to the close of the fifth (5th) Business Day after a Conversion Date. The Holder shall physically surrender this Note to the Borrower in connection with a conversion, whether a partial conversion or a total conversion. In the event of a partial conversion, in order to reflect the reduction in the outstanding principal amount of this Note and the reduction in the accrued and unpaid interest, the Borrower shall prepare and deliver to the Holder a new Note, identical in all respects to the surrendered Note except for the principal amount outstanding reflected on the first page hereof. Such replacement Note (resulting from the partial conversion) shall be delivered to the Holder prior to the close of the fifth (5th) Business Day after the applicable Conversion Date. The Holder and the Borrower shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Borrower shall be controlling and determinative in the absence of manifest error; provided, however, that if the Borrower has not kept records or there is manifest error in the Borrower’s records, then the records of the Holder shall be controlling and determinative.

(d)          Note Conversion Price and Adjustments to Note Conversion Price.

(i)          The conversion price in effect on any Conversion Date shall (i) if the conversion is into Series A Stock, then the conversion price shall be the Series A Original Issue Price (as defined in the Series A Certificate of Designation); or (ii) if the conversion is into any other series of convertible preferred stock which may be outstanding on a Conversion Date, then the conversion price shall be the price per share at which such other series of convertible preferred stock is then being issued or was most recently issued (such conversion price as may be in effect on a Conversion Date, herein generally referred to as the “Note Conversion Price”).

(ii)         The Borrower agrees to provide notice to the Holders of any event or issuance that would result in any adjustment to the Conversion Price pursuant to this Section 4(d) and such notice shall specify the new Note Conversion Price in effect.

(e)          No Taxes on Certificates.  The issuance of certificates for shares of the Preferred Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

Section 5.        Exchange into New Securities Issued to Third Parties. After the Original Issue Date, in the event that the Borrower consummates any financing transaction with any other third party using any form of debt, equity or equity-linked security that has terms deemed to be more favorable, in the Holder’s sole discretion, than the terms of this Note (any such security used in such new financing hereinafter referred to as a “New Security”), then the Holder shall have the option, in its sole discretion, to exchange all or any portion of the Obligations outstanding under this Note into such New Security on the same terms as such New Security was offered to third parties (an “Exchange”). Upon an Exchange, the Holder also shall be assigned all rights (and assume all obligations other than obligations to provide any incremental amounts of financing to the Company) provided in the definitive agreements pursuant to which the New Security was sold. The Borrower covenants and agrees that so long as all or any portion of this Note is outstanding, it will notify in writing any Holder of this Note promptly within ten (10) Business Days of the issuance of any New Security and such notice will contain: (a) the names and contact information for any holders of the New Security, (b) the aggregate dollar amount or principal amount of such New Securities being issued to each new holder of such securities, and (c) a copy of all transaction documentation for such New Security. So long as this Note remains outstanding, the Holder shall have the right to exchange all or any portion of the Obligations outstanding under this Note for up to one hundred eighty (180) days after any such New Security issold to any other third party upon written notice to the Borrower.

Section 6.        Security Agreement. This Note is secured by a Security Agreement of even date herewith (the “Security Agreement”) and an Intellectual Property Security Agreement of even date herewith (the “IP Security Agreement”) between the Borrower, the Holder, XGS II, LLC, a Florida limited liability company (“XGS II”), Mr. Michael R. Knox (“Knox”), Aspen Advanced Opportunity Fund, L.P., a Delaware limited partnership (“Aspen” and together with XGS II and Knox, the “Other Secured Parties”), and the Agent specified in such Security Agreement and IP Security Agreement. The Holder understands and acknowledges that the Borrower has issued secured indebtedness to Knox secured by the Collateral (as defined in the Security Agreement) as more fully described on Exhibit B and intends to issue either simultaneously with this Note or at a subsequent time, additional Notes or other similar securities to the Holder and Other Secured Parties and consents to such additional secured indebtedness so long as all of the following conditions are met:

(a)	no more than $14,800,000 in the aggregate (as measured by the initial principal amount outstanding before adding in capitalized interest which may be part of the principal balance of this Note or any other similar notes held by the Other Secured Parties) of secured Indebtedness which is secured by the Collateral defined in the Security Agreement has been or will be issued by the Borrower to the Holder or the Other Secured Parties at any time while this Note is outstanding; and

(b)	no other secured Indebtedness matures prior to the Maturity Date of this Note, except for the Indebtedness described on paragraph 4 of Exhibit B, without the prior written consent of the Holder; and

(c)	no other secured Indebtedness has any more favorable economic terms than the Note; and

(d)	no other secured Indebtedness is issued in a manner that would result in such Indebtedness being senior to this Note; and

(e)	no other secured Indebtedness will be issued to any Other Secured Parties until such Other Secured Parties have agreed to be bound by the terms of the Intercreditor Agreement, the Security Agreement, and the IP Security Agreement and have executed copies of such documents; and

(f)	all other secured Indebtedness issued by the Borrower pursuant to this exception is issued in exchange for cash consideration or as a replacement to the form of note previously issued in exchange for cash consideration.

Section 7.        Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Accounts” shall mean “accounts” as defined in Section 9-102 of the UCC.

“Affiliate” shall mean, as to any Person (a) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, (c) any other Person which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person and (d) in the case such Person is an individual, any other Person who is an immediate family member, spouse or lineal descendant of individuals of such Person or any Affiliate of such Person. For purpose of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise. “Affiliate” shall include any Subsidiary.

“Aspen Transaction Documents” means the purchase agreements between the Company and Aspen, on the one hand, and the Company and XGS II, on the other hand, as amended and restated, and any other agreements delivered in connection with such agreements.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

“Capitalized Lease Obligations” shallmean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change of Control” means the occurrence of any of the following events after the Original Issue Date: (i) any “person” or “group” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Borrower representing more than 50% of the voting power of the total voting stock of the Borrower; (ii) the Stockholders of the Borrower approve a merger or consolidation of the Borrower with any other Corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least 50% of the combined voting power of the voting securities of the Borrower or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Borrower approve a plan of complete liquidation or winding up of the Borrower or an agreement for the sale or disposition by the Borrower of all or substantially all of the Borrower’s assets.

“Closing” shall mean the date on which this Note is issued by the Company to the Holder.

“Closing Date” shall mean the date upon which the Closing occurs.

“Collateral” shall have the meaning set forth in the Security Agreement and IP Security Agreement.

“Common Stock” means the common stock, no par value, of the Borrower and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall have the meaning set forth in Section 4(c).

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable federal and state liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended and in effect from time to time.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

“Default Rate” shall have themeaning set forth in Section 3(b).

“Deposit Accounts” shall mean “deposit accounts” as defined in Section 9-102 of the UCC.

“Distribution” shall mean any direct or indirect dividend, distribution or other payment of any kind or character (whether in cash, securities or other property) in respect of any equity interests.

“Equity Threshold” shall mean that XGS has received an aggregate of $15 million in cash consideration (excluding amounts received from Samsung, XGS II, Aspen, and Knox) after the Original Issue Date from XGS’s sale or issuance of: (i) Common Stock, (ii) Preferred Stock, (iii) other equity-linked securities, (iv) rights, options, or warrants to purchase equity securities of XGS, and (v) securities of any type whatsoever, including convertible debt, that are or may become convertible into, exchange into, or exercisable for, equity securities of XGS.

“Event of Default” shall mean the occurrence of any event set forth in Section 3(a).

“Existing Indebtedness” shall mean any existing Indebtedness of the Borrower as of the Original Issue Date as set forth on Exhibit B and Exhibit D hereto.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect on the Closing Date.

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit or bankers acceptances, (c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and not outstanding more than one hundred twenty (120) calendar days after the date such payable was created) or such longer period as shall be agreed in writing by Holder and Borrower, (f) all net obligations owing to counterparties under hedging agreements, (g) all obligations with respect to redeemable Capital Stock or repurchase obligations under any Capital Stock issued by such Person, (h) the present value of future rental payments under all synthetic leases (excluding specifically any operating leases or real estate leases) and (i) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above.

“Investment Property” shall mean “investment property” as defined in Section 9-102 of the UCC.

“Landlord Waiver and Consent” shall mean a waiver/consent from the owner/lessor/mortgagee of any premises either owned or occupied by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Holder access to such Collateral, in each case as such may be modified, amended, or supplemented from time to time.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Management or Service Fee” shall mean any management, service or related or similar fee paid by Borrower to any Person with respect to any facility owned, operated or leased by Borrower.

“Material Adverse Change” shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or would reasonably be likely to have any material adverse effect upon or change in the validity or enforceability of any Transaction Document, (ii) has been or would reasonably be expected to be adverse to the value of any material portion of the Collateral, or to the priority of Holder’s security interest in any portion of the Collateral, (iii) has been or would reasonably be expected to be materially adverse to the business, operations, prospects, properties, assets, liabilities or financial condition of the Borrower, either individually or taken as a whole, or (iv) has materially impaired or would reasonably be likely to materially impair the ability of any Borrower to pay any portion of the Obligations or otherwise perform the Obligations or to consummate the transactions under the Transaction Documents executed by such Person.

“Note Conversion Price” shall have the meaning set forth in Section 4(d) hereof.

“Obligations” shall mean all present and future obligations, Indebtedness and liabilities of Borrower to Holder at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, (whether or not evidenced by a note or debenture), including, without limitation, all principal, interest, applicable fees, charges and expenses and all amounts paid or advanced by Holder on behalf of or for the benefit of Borrower for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

“Original Issue Date” shall mean the date of the first issuance of this Note regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

“Paid in Full” and “Payment in Full” mean, with respect to the Obligations, all amounts owing with respect thereto (including any interest accruing thereon after the commencement of any proceeding under any Debtor Relief Law by or against Borrower, whether or not allowed as a claim against such Borrower in such proceeding, but excluding as yet unasserted contingent obligations), have been fully, finally and completely paid in cash.

“Permit” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other right.

“Permitted Acquisition” shall mean any acquisition by Borrower, whether through a purchase of stock, membership interests or otherwise or the purchase of assets or through a merger, consolidation or amalgamation, of another Person, or the assets constituting an entire or any portion of any business or operating business unit or division of another person or securities of such other Person that satisfies the requirements set forth in Sections 2(a)(7) and 2(b)(4) hereof.

“Permitted Discretion” shall mean a determination or judgment made by Holder in good faith in the exercise of reasonable (from perspective of a secured lender) business judgment.

“Permitted Indebtedness” shall mean any of the following: (i) any current or future Indebtedness contemplated under the Transaction Documents or the Aspen Transaction Documents, (ii) any Existing Indebtedness, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred to purchase capital equipment and secured by purchase money Liens constituting Permitted Liens in an aggregate amount outstanding at any time not to exceed $2,000,000, provided, that, the debt service for such Indebtedness shall not exceed $600,000 for any twelve (12) month period, (iv) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the date such payable was created or such longer period as shall be agreed in writing by Holder, except, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP shall have been reserved, and (v) new unsecured Indebtedness incurred in the ordinary course of business and not exceeding $2,000,000 individually or in the aggregate outstanding at any one time when considered collectively with any Existing Indebtedness; provided, however, that such new Indebtedness (A) shall not be secured by Collateral, any cash, money, Investment Property or Deposit Accounts; (B) the debt service for such new Indebtedness and any remaining Existing Indebtedness shall not exceed $400,000 for any twelve (12) month period; (C) upon the incurrence of such new Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing, and (D) such new Indebtedness shall be subordinated in right of repayment and remedies to all of the Obligations and to all of Holder’s rights pursuant to a written agreement among Holder, Borrower and the lender with respect to such new Indebtedness, in form and substance satisfactory to Holder.

“Permitted Liens” shall mean with respect to the Borrower any of the following: (i) Liens under the Transaction Documents, the Aspen Transaction Documents or otherwise arising in favor of any Holder of Indebtedness, (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Holder in its Permitted Discretion, (iii) (A) statutory Liens of landlords (provided, that, with respect to Required Locations any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Holder) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Holder in its Permitted Discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing the type of Permitted Indebtedness set forth under clause (iii) of the definition of “Permitted Indebtedness”, or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided, that, such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder; (vi) any existing Liens disclosed in the Security Agreement.

“Permitted Payments” shall mean (a) any payments of principal, interest or accrued fees and expenses due and owing on this Note, and (b), plus any payments to holders of Indebtedness of the Company as outlined Exhibit C hereof.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof a governmental agency.

“Required Locations” shall mean collectively: (a) the leased premises located at, (i) 3101 Grand Oak Drive, Lansing, MI 48911, (ii) 4055 English Oak, Suite B, Lansing, MI 48911, and (iii) 2100 S. Washington Avenue, Lansing MI 48910; and (b) any location leased by Borrower at which books and records relating to Accounts are kept of which duplicates are not kept at the location identified in (a) above.

“Subsidiary” shall mean, (i) as to Borrower, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

“Transaction Documents” means the Purchase Agreement and any other agreement delivered in connection with the Purchase Agreement, including, without limitation, this Note, the Security Agreement and the IP Security Agreement.

“Transfer Agent” means any stock transfer agent that the Borrower may appoint from time to time or if no such transfer agent has been appointed, then the Borrower.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Michigan from time to time.

Section 8.           No Stockholder Rights. Except to the extent provided for in the Transaction Documents, this Note shall not entitle the Holder to any of the rights of a stockholder of the Borrower, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Borrower, unless and to the extent converted into shares of Preferred Stock in accordance with the terms hereof.

Section 9.           Spin-offs. If, at any time while any portion of this Note remains outstanding, the Borrower spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Borrower, in addition to or in lieu of any other compensation received and retained by the Borrower for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Borrower, the Borrower shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s Notes outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower (the “Outstanding Notes”) been converted as of the close of business on the Business Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Notes, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Notes then being converted, and (II) the denominator is the principal amount of the Outstanding Notes.

Section 10.            Ranking; Seniority. This Note is a direct obligation of the Borrower. This Note ranks pari passu with all other Indebtedness listed on Exhibit B hereto issued by the Borrower prior to or simultaneously with the Notes on the Original Issue Date and senior to all other indebtedness of the Borrower issued after the Original Issue Date. No Indebtedness of the Borrower, either now or hereafter while this Note is outstanding, is or will be senior to this Note in right of payment, whether with respect to interest; damages or upon liquidation or dissolution or otherwise, with respect to the assets of the Borrower. Without the Holder’s consent, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the obligations of the Borrower under this Note.

Section 11.            Transferability. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred to a) any entity controlled by the Holder, b) any investors in the Holder or their direct assignees or c) any other accredited investors or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Borrower may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws. Prior to due presentment for transfer of this Note, the Borrower and any agent of the Borrower may treat the person in whose name this Note is duly registered on the Borrower’s Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary. Subject to the foregoing, this Note may be transferred or assigned, in whole or in part, by the Holder at any time. The Notes will initially be issued in denominations determined by the Borrower, but are exchangeable for an equal aggregate principal amount of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

Section 12.        Replacement. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and an agreement to indemnify Borrower for any resulting claims, all reasonably satisfactory to the Borrower.

Section 13.        Enforcement Expenses. If the Borrower fails to strictly comply with the terms of this Note, then the Borrower shall reimburse the Holder promptly for all reasonable fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses of the Holder in any action in connection with this Note that are incurred: (a) during any workout, attempted workout, and in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations; (b) collecting any sums which become due to the Holder, (c) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (d) the protection, preservation or enforcement of any rights or remedies of the Holder under this Note or any of the Transaction Documents.

Section 14.        Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 15.         Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note.

Section 16.         Payment Dates; Payment Order of Priority. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. All payments received shall be applied in the following order of priority: (i) first to any amounts due to the Holder for the reimbursement of any expenses or fees under any provision of this Note or the Transaction Documents, all of which shall be provided to the Borrower in writing in sufficient detail prior the application of any payments for this purpose; and (ii) then amounts due to the Holder for accrued but unpaid interest on this Note; and (iii) then, to principal of this Note.

Section 17.        WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

Section 18.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the state courts of the State of Michigan sitting in Ingham County, Michigan and the U.S. District Court for the Western District of Michigan in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 19.         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) on the next Business Day following deposit of such notice with a nationally recognized overnight delivery service; and (d) on the third Business Day following deposit of such notice with the U.S. Postal Service in an envelope mailed Certified Mail. The address and facsimile numbers for such communications shall be:

If to the Borrower, to:	XG Sciences, Inc.
3101 Grand Oak Drive
Lansing, MI 48911
Attn: Chief Executive Officer
	Telephone:	(517) 703-1110, ext. 5445
	Facsimile:	(517) 703-1113

With a copy to:	Matt G. Hrebec
Attorney
Foster Swift Collins & Smith PC
313 South Washington Square
Lansing, MI 48933-2193
Telephone: 517.371.8256
Facsimile: 517.367.7356

If to the Holder:	SVIC No.15 New Technology Business Investment L.L.P.
29th Fl., Samsung Electronics Bldg.
1320-10, Seocho2-dong, Seocho-gu
Seoul, Korea 137-857
Fax: 82.2.2255.0288

Such address and facsimile number and persons to receive notice may be changed from time to time by either party providing written notice to the other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (iii) provided by a nationally recognized overnight delivery service, and (iv) the Certified Mail records of the U.S. Postal Service shall constitute rebuttable evidence of personal receipt in accordance with this Section 19.

Section 20.        Entire Agreement. This Note constitutes and contains the entire agreement of the Borrower and the Holder with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Borrower and Holder respecting the subject matter hereof.

[The Remainder of this Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Name: Michael R. Knox
Title: Chief Executive Officer

XG SCIENCES IP, LLC

By:	/s/ Michael R. Knox
Name: Michael R. Knox
Title: Manager

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert this Note)

To:

XG Sciences, Inc.

3101 Grand Oak Drive

Lansing, MI 48911

Attn: Chief Executive Officer

The undersigned hereby irrevocably elects to convert $______________________ of the outstanding principal and/or accrued interest of the above Note into shares of Series A Convertible Preferred Stock of XG Sciences, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Note Conversion Price:

Signature:

Name:

Address:

Amount to be converted:	$

Amount of Note unconverted:	$

Note Conversion Price per share:	$

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

EXHIBIT “B”

EXISTING INDEBTEDNESS OF BORROWER WHICH RANKS PARI PASSU TO THE NOTE

1.	$4,178,330.92 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to Aspen Advanced Opportunity Fund.

2.	$772,998.15 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to Michael R. Knox.

3.	$739,349.83 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to XGS II, LLC.

4.	$300,000.00 Line of Credit Note, dated March 18, 2013, by and between XG Sciences, Inc. as the “Borrower” and Michael R. Knox as the “Lender” thereunder, of which $100,000 of principal remained outstanding as of January 15, 2014.

EXHIBIT “C”

PERMITTED PAYMENTS TO HOLDERS OF EXISTING INDEBTEDNESS

1)	TRADE ACCOUNT PAYABLES

a)	100% of trade payables incurred in the ordinary course of business including unpaid employee compensation and authorized compensation payable to Affiliates

2)	ACCRUED LIABILITIES

a)	100% of accrued liabilities incurred in the ordinary course of business including payroll, tax, and other liabilities.

3)	SECURED NOTES PAYABLE DESCRIBED ON EXHIBIT B

a)	All interest payments relating to the Indebtedness listed on Exhibit B hereof to the extent such interest payments are paid in cash.

b)	Principal payments relating to that Indebtedness listed on Exhibit B, #4, provided, that such principal payments will only be made in the amounts and after the dates indicated below:

-	$100,000 after the date on which Aspen and its Affiliates have provided $4.0. million of aggregate funding to the Company pursuant to the Transaction Documents

c)	Principal payments relating to that Existing Indebtedness listed on Exhibit B, #1, #2, and #3, pursuant to the terms thereof, and subject to the terms of the Transaction Documents or the Aspen Transaction Documents, provided that such principal payments are made pro rata to the holders thereof in proportion to the aggregate principal amount of all such notes that may be outstanding as of the date of any such principal payments.

4)	UNSECURED NOTES PAYABLE

a)	Interest on the unsecured notes payable listed on Exhibit D hereof or any other amounts of Permitted Indebtedness subject to any limitations established in the definition of Permitted Indebtedness.

EXHIBIT “D”

EXISTING INDEBTEDNESS

UNSECURED NOTES PAYABLE

None

SCHEDULES

Schedule 2(a)(6) – Post Closing Obligations

Borrower shall direct the Collateral Agent specified in the Security Agreement to file a UCC-1 Statement evidencing Holder’s security interest in the Collateral within ten (10) days after the Closing Date.

Schedule 2(a)(7) – Subsidiaries of Borrower

XG Sciences IP, LLC (wholly owned subsidiary of XG Sciences, Inc.)

Schedule 2(b)(4) – Location of Collateral

(Headquarters)

3101 Grand Oak Drive

Lansing, MI 48911

(R&D Facility)

4055 English Oak

Suite B

Lansing, MI 48911

(Pilot Plant)

2100 S. Washington Ave.

Lansing, MI 48910

Schedule 2(b)(4) – Securities

100% of the membership interests of XG Sciences IP, LLC is owned by XG Sciences, Inc.

Schedule 2(b)(6) – Transactions with Affiliates

1.	$4,178,330.92 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to Aspen Advanced Opportunity Fund.

2.	$772,998.15 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to Michael R. Knox.

3.	$739,349.83 Amended and Restated Secured Convertible Promissory Note issued on January 15, 2014 by the Borrower to XGS II, LLC.

4.	$300,000.00 Line of Credit Note, dated March 18, 2013, by and between XG Sciences, Inc. as the “Borrower” and Michael R. Knox as the “Lender” thereunder, of which $100,000 of principal remained outstanding as of January 15, 2014.

5.	One or more joint development agreements with Samsung or any of its affiliates as contemplated in the Transaction Documents.

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

of

XG SCIENCES, INC.

Dated as of January 15, 2014

Void after the date specified in Section 9

Warrant to Purchase

833,333 Shares of

Series A Convertible Preferred Stock

(subject to adjustment)

THIS CERTIFIES THAT, for value received, Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership (“Aspen”), or its registered assigns (Aspen or its assigns generally referred to herein as the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from XG Sciences, Inc., a Michigan corporation (the “Company”), shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) (the “Shares”) in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the sale of certain securities pursuant to the Amended & Restated Purchase Agreement, dated January 15, 2014, by and between the Holder and the Company (the “Purchase Agreement”). This Warrant restates and consolidates the warrants issued by the Company to Aspen on March 18, 2013 and July 12, 2013, each for 208,333 shares, respectively (the “Prior Warrants”). The Prior Warrants are hereby cancelled, and Aspen shall physically deliver the Prior Warrants to the Company upon the execution of this Warrant.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1.	Number and Price of Shares; Exercise Period.

(a)          Number of Shares. Subject to any previous exercise of this Warrant and the vesting provisions outlined in Section 4 hereof, the Holder shall have the right to purchase up to 833,333 Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 9.

(b)          Exercise Price. The exercise price per Share shall initially be equal to $12.00, subject to adjustment as provided in Section 7 (the “Exercise Price”).

(c)          Exercise Period. This Warrant shall be exercisable on or after the date of grant and prior to (or in connection with) the expiration of this Warrant as set forth in Section 9.

2.            Exercise of the Warrant.

(a)           Exercise. Subject to the vesting provisions outlined in Section 4 hereof, the purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, but not for less than one hundred (100) Shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable pursuant to Section 1) (such number being subject to adjustment as provided in Section 7, in accordance with Section 1), by:

(i)          the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)         the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company; and

(iii)        with respect to the first exercise by the Holder of this Warrant, in whole or in part, delivery of counterpart signature pages to that certain Shareholder Agreement, dated March 18, 2013, by and among the parties thereto and attached as Exhibit B hereto (the “Shareholder Agreement”), and any subsequent amendments thereto, such that as a condition to the first exercise by the Holder of this Warrant, in whole or in part, the Holder shall become a party to, and bound by, the Shareholder Agreement as a “Stockholder” thereunder; provided, however, that Holder will not be required to be bound to any provision of any such amendment to the Shareholder Agreement that creates a material financial obligation for the Holder; it being understood that the Shareholder Agreement as currently in effect does not create any such financial obligations.

(b)           Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

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A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however; that:

(i)          where a public market exists for the Common Stock at the time of such exercise, the fair market value per Share shall be based on the average of the closing ask prices of the Common Stock underlying such Shares or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value; and

(ii)         if the Warrant is exercised in connection with the Company’s initial public offering of the Common Stock, the fair market value per Share shall be based on the offering price per share of Common Stock to the public of the Company’s initial public offering.

(c)           Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date of this Warrant as set forth in Section 9 and the fair market value per share of the Shares as of the Expiration Date is greater than the applicable Exercise Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically on the date (the “Automatic Exercise Date”) which is the day immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Business Day, the immediately preceding Business Day) as if the Holder had duly given a Notice of Exercise for a Net Issue Exercise as contemplated by Section 2(b) hereof, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(c) without any action by the Holder

(d)           Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, and in any event within thirty (30) days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(e)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

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(f)           Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Preferred Stock, and the Common Stock into which such shares of Preferred Stock are convertible, for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Preferred Stock, and the Common Stock into which such shares of Preferred Stock are convertible, shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Preferred Stock, and the Common Stock into which shares of Preferred Stock are convertible, to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3.          Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.          Vesting of the Warrant. The Shares subject to this Warrant shall vest according to the following schedule:

(a)           378,766 Shares, as described in Section 1, shall be deemed to have vested as of January 15, 2014 in consideration for Aspen having advanced on or before such date (i) $3,909,425.00 of initial principal of Convertible Secured Notes pursuant to the transaction documents referenced in the Purchase Agreement (such documents collectively the “Transaction Documents”), and (ii) $635,769.73 of funding to certain vendors of the Company pursuant to Lease Schedules #1 and #2 of that certain Master Lease Agreement between the Aspen and the Company, dated March 18, 2013 (the “Master Lease”).

(b)           454,567 warrants shall vest according to the following schedule. For every $12 of new capital advanced to the Company in cash by Aspen over and above the amounts referenced in Section 4(a) above under any of the Transaction Documents after January 15, 2014, one Share, as described in Section 1, shall be deemed to be vested. For the purposes of this Warrant, any funds advanced to vendors of the Company by Aspen pursuant to the Master Lease Agreement between the parties, dated March 18, 2013, shall not be deemed to have been advanced to the Company until the earlier to occur of (i) the date on which a completed lease schedule is executed between the parties covering the funds advanced to vendors of the Company on the Company’s behalf; or (ii) the date which is six months from the date on which any advance is made by Aspen to a vendor of the Company pursuant to a signed certificate of understanding between Aspen and the Company.

(c)           In the event there is a Default or Event of Default (as such terms are defined in the Transaction Documents) by the Company under any of the Transaction Documents and such Default or Event of Default continues uncured for a period of thirty (30) days after the Company’s receipt of written notice of the Event of Default, then all remaining unvested Shares subject to this Warrant will be deemed to have immediately vested.

(d)           In the event there is a Change of Control of the Company as provided in Section 9 hereof, all remaining unvested Shares subject to this Warrant will be deemed to have immediately vested on the Business Day prior to such Change of Control.

 4

5.	Transfer of the Warrant.

(a)           Warrant Register. The Company shall maintain a register (the “Warrant Register”)containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)           Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 5(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)           Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 6, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit C (the “Assignment Form”) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)           Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)           Minimum Transfer. This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase at least one hundred (100) Shares hereunder (as adjusted from time to time in accordance with Section 7).

(f)           Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

6.           Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)           Restrictions on Transfers. Any transfer of the Shares or the Common Stock issuable upon conversion of the Shares (collectively the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

 5

(i)          there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)         (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, that the requirements of Section 6(a)(ii)(C) shall not apply in the case of permitted transfers under Section 6(b).

(b)           Permitted Transfers. Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Securities by any Holder to a parent or majority owned subsidiary of the Holder that is a corporation; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)           Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(d)           Shareholder Agreement Legend. The Shares issued upon exercise hereof shall also be stamped or imprinted with any and all legends described in the Company’s Shareholder Agreement.

(e)           Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in Sections 5 and 6. The Company will not be required to (i) transfer on its books or in its Warrant Register any Securities that have been transferred in violation of any provisions of this Warrant or (ii) to treat as owner of such Securities, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Securities may have been so transferred.

 6

(f)           Removal of Legend. The legend referring to federal and state securities laws identified in Section 6(d) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

7.          Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time after the date first stated herein, as follows:

(a)           Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 9) in which the Preferred Stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)           Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)           Subdivisions and Combinations. In the event that the outstanding shares of the Preferred Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the Preferred Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

 7

(d)           Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant

8.           Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 9, in the event that the Company shall authorize:

(a)           the voluntary liquidation, dissolution or winding up of the Company;

(b)           any transaction resulting in the expiration of this Warrant pursuant to Section 9(b); or

(c)           any cash dividend, stock dividend, property dividend or any other distribution of the Company;

the Company shall send to the Holder of this Warrant at least fifteen (15) days prior written notice of the date on which a record shall be taken for any such action, dividend or distribution specified in clause (a) or (c) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

9.           Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of (such date, the “Expiration Date”):

(a)           5:00 p.m., Eastern time, on January 15, 2024;

(b)           (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company (any of the foregoing events specified in this Section 9(b), referred to generally as a “Change of Control”).

10.          No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

 8

11.         Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)           No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)           Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)           Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)           Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)           Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f)           Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g)           Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

 9

(h)           Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)           No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j)           Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k)          Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l)          Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

12.         Miscellaneous.

(a)           Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon the Holder, each future holder of such Warrants and the Company.

(b)           Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

 10

(c)           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)          if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)         if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)           Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the conflicts of law provisions of any other state.

(e)           Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the Ingham County, State of Michigan, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons.

(f)           Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)           Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)           Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to the laws of the State of Michigan before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the state courts of Michigan. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre- judgment remedies under applicable law.

 11

(i)            Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday (such day a “Business Day”).

(j)           Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(k)          Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, including the Prior Warrants.

(Signature Page Follows)

 12

The Company and the Holder sign this Warrant as of the date stated on the first page.

XG SCIENCES, INC.
a Michigan corporation

By:	/s/ Michael R. Knox
Name:	Michael R. Knox
Title:	Chief Executive Officer

Address:
3101 Grand Oak Drive
Lansing, MI 48911

Telephone: 517.703.1110
Facsimile: 517.703.1113

AGREED AND ACKNOWLEDGED:

ASPEN ADVANCED OPPORTUNITY FUND, LP,
a Delaware limited partnership

By:	AA XGS, LLC
Its:	General Partner

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member

Address:
1740 Persimmon Drive, Suite 100
Naples, FL 34109

Telephone: 239.325.2001
Facsimile: 239.325.2004

EXHIBIT A

NOTICE OF EXERCISE

TO:	XG Sciences, Inc. (the “Company”)

Attention:	Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(Signature page to the Notice of Exercise)

 A-1

(6)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

 A-2

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:

COMPANY:	XG Sciences, Inc., a Michigan corporation

SECURITIES:	THE WARRANT ISSUED ON JANUARY 15, 2014 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.          No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.          Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.          Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.          Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.          Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6.          Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

 A-1-1

7.          Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.          Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act (as defined below), as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9.          No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10.        Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11.        Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12.        Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

 A-1-2

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

[_________________]

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

 A-1-3

EXHIBIT B

[Shareholder Agreement]

 B-1

EXHIBIT C

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	XG SCIENCES, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES. OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED ON JANUARY 15, 2014 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint ____________________ as attorney to make such transfer on the books of XG Sciences, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

 C-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

 C-2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This Second Amended and Restated Security Agreement, dated as of January 15, 2014 (the “Agreement”) is made by and among XG Sciences, Inc., a corporation duly organized and validly existing under the laws of Michigan (the “Company”), Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership (“AAOF”), XGS II, LLC, a Florida limited liability company (“XGS II”), SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”), Michael R. Knox (“Knox”), and any other party who may sign a Secured Party signature page attached hereto (each, a “Secured Party,” and collectively, the “Secured Parties”), and Aspen Capital Advisors, LLC, a Florida limited liability corporation, as agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”).

WHEREAS, the Company and AAOF entered into a Second Amended & Restated Purchase Agreement, dated January 15, 2014 (the “Purchase Agreement”), which includes the terms and conditions pursuant to which AAOF would provide up to $10.0 million of funding to the Company in exchange for certain securities of the Company; and

WHEREAS, the Company executed and delivered to AAOF, Knox and XGS II certain convertible secured promissory notes, of various dates from March 18, 2013 to January 7, 2014, which have been restated and consolidated into a new convertible secured promissory note dated January 15, 2014 (the “Existing Notes”) that grant a first priority security interest in all assets of the Company to AAOF and XGS II; and

WHEREAS, the Company has and contemplates issuing additional secured promissory notes, in substantially the form attached hereto as Exhibit A to Samsung pursuant to a purchase agreement between the Company and Samsung (the “Samsung Purchase Agreement”), the Secured Parties and potentially to other third parties in the future as part of the transactions contemplated by the Purchase Agreement (the “Notes”).

NOW THEREFORE, in order to induce AAOF, XGS II, Samsung, Knox, and potential other Secured Parties to enter into the Existing Notes and the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a continuing security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1.         Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Existing Notes, the Notes or the Purchase Agreement. In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(b) hereof.

“Agent” shall mean Aspen Capital Advisors, LLC, a Florida limited liability corporation and its successors who succeed to its duties hereunder as agent for the Secured Parties, with respect to the rights of the Secured Parties hereunder.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its Subsidiaries, when formed.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company that are associated with the Business.

1

“Copyrights” shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Documents” shall have the meaning ascribed thereto in Section 3(h) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(f) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 3 of the AAOF Note and the Notes.

“Excluded Collateral” shall mean the assets of the Company which secure the Permitted Indebtedness and the assets listed on Annex 1 hereto.

“Instruments” shall have the meaning ascribed thereto in Section 3(c) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above. Notwithstanding anything contained herein to the contrary, the Intellectual Property does not and shall not include any Patent Rights within the meaning of that certain Restated and Amended Exclusive License Agreement (the “MSU License”) between Michigan State University (“Licensor”) and the Company; provided, however, that the Company agrees to use commercially reasonable best efforts to obtain the consent of Licensor to permit inclusion of the MSU License as Intellectual Property Collateral hereunder.

“Inventory” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Patent Collateral” shall mean all Patents and pending Patents, whether now owned or hereafter acquired by the Company that are associated with the Business. Notwithstanding the foregoing, Patent Collateral does not and shall not include any Patent Rights within the meaning of that certain MSU License.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

2

mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s and the Secured Parties’ lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Michigan, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

Section 2.         Representations and Warranties of the Company. The Company represents and warrants to each of the Secured Parties that:

a.	the Company is the sole beneficial owner of the Collateral and no lien exists or will exist upon any Collateral at any time, except for Permitted Liens and the pledge and security interest in favor of each of the Secured Parties created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral;

b.	Except as set forth on Annex 2, the Company or XG Sciences IP, LLC owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, all of their respective Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect. Except as may be set forth in Annex 2 and except for Permitted Liens, the Company or XG Sciences IP, LLC owns and possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

c.	to the Company’s knowledge, (i) except as set forth in Annex 2 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 2, and except, in each case for matters which singly or in the aggregate could not reasonably be expected to have a material adverse effect upon the Company or the Collateral in the aggregate;

d.	Neither the Company nor any of its subsidiaries owns any material Trademarks registered in the United States of America to which the second sentence of the definition of Trademark Collateral applies;

e.	Neither the Company nor any of its subsidiaries has or will issue any indebtedness which is secured by the Collateral to any third parties other than AAOF, XGS II, Samsung and Knox; and

f.	The Company is the sole holder and beneficial owner of all of the equity ownership securities of its wholly-owned subsidiary XG Sciences IP, LLC (the “Pledged Interests”), which owns and possesses the Copyrights, Know-How, Patents, Patent Licenses, Trademarks, and other intellectual property and other assets set forth on Annex 6 hereto, (i) All of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable, (ii) Company has the right and requisite authority to pledge the Pledged Interests as provided herein, and (iii) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Agent’s and Secured Parties’ liens in the Pledged Interests, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; and (B) the filing of a financing statements in the applicable jurisdiction for the Company. None of the Pledged Interests owned or held by the Company has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Interests (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by the Company in a securities account.

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Section 3.         Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby acknowledges, agrees and confirms that (i) Agent, on behalf of the Secured Parties as hereinafter provided, shall continue to have a security interest in and lien upon and, (ii) to the extent not otherwise previously granted to Agent, Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent, on behalf of the Secured Parties as hereinafter provided, a first priority security interest in and lien upon all of the Company’s personal property and fixture property and other assets, whether now owned or hereafter acquired by or arising in favor of the Company, and all of the Company’s right, title and interest therein, whether now existing or hereafter coming into existence, and regardless of where located, except for the Excluded Collateral (all of the foregoing except the Excluded Collateral being collectively referred to herein as “Collateral”), including but not limited to the following types and items of property:

a.	all goods;

b.	all accounts, general intangibles and payment intangibles (each as defined in the Uniform Commercial Code), including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

c.	all instruments, all chattel paper, and all letters of credit (each as defined in the Uniform Commercial Code), including but not limited to those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, and including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

d.	all inventory (as defined in the Uniform Commercial Code) and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

e.	all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

f.	all equipment (as defined in the Uniform Commercial Code) (herein collectively called “Equipment”);

g.	each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

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h.	all documents of title (as defined in the Uniform Commercial Code) and other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

i.	All deposit accounts;

j.	All securities and other investment property, including but not limited to the Pledged Interests;

k.	all rights, claims and benefits of the Company against any person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any person storing or transporting such Inventory or Equipment; and

l.	all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in Clauses (a) through (k) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said Clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Section 4.         Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Secured Parties as follows:

4.01         Delivery and Other Perfection. The Company or XG Sciences IP, LLC shall:

a.	give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of the Agent) to create, preserve, maintain, perfect or validate any security interest previously granted or granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the stock collateral to be transferred of record into the name of the Agent or its nominee provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.08 below;

b.	keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

c.	furnish to the Agent from time to time (no more frequently than annually, unless an Event of Default shall have occurred and shall be continuing,) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

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d.	permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require; and

e.	upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

4.02         Other Financing Statements and Liens. Except with respect to Permitted Indebtedness, Permitted Liens or as otherwise permitted under the Existing Notes, the Notes or the Subscription Agreements, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Secured Parties.

4.03         Special Provisions Relating to Certain Collateral.

a.	Intellectual Property.

(1)	For the purpose of enabling the Agent to exercise rights and remedies under Section 4.04 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)	Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and shall be continuing, the Company and XG Sciences IP, LLC will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Company the license granted pursuant to Clause (1) immediately above. The exercise of rights and remedies under Section 4.04 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this Clause (2).

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b.	Pledged Interests.

(1)	If the Company shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within two (2) Business Days of acquiring or obtaining such Collateral) deliver to Agent a duly executed addendum to this Agreement, in form and substance satisfactory to Agent, identifying such Pledged Interests.

(2)	The Company shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, the operating agreement of XG Sciences IP, LLC, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to this Agreement or any other Transaction Agreement.

(3)	The Company hereby covenants that the Pledged Interests (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by the Company in a securities account. In addition, none of the operating agreement of XG Sciences IP, LLC or any other agreements governing any of the Pledged Interests provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(4)	For so long as the Company shall have the right to vote the Pledged Interests owned by it, the Company covenants and agrees that it will not, without the prior written consent of the Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Secured Parties or the value of the Pledged Interests.

4.04         Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

a.	the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

b.	the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

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c.	the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.	the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Agent may, upon ten (10) Business Days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.04, including by virtue of the exercise of the license granted to the Agent in Section 4.03(a)(1) hereof, shall be applied in accordance with Section 4.07 hereof.

4.05         Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.06         Removals, etc. Without at least thirty (30) days’ prior written notice to the Agent or unless otherwise required by law, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex 3 hereto or in transit from one of such locations to another; or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

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4.07         Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Secured Parties; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

4.08         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Parties shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.09         Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file such financing statements and other documents in such offices as the Agent may request to perfect or maintain the security interests granted by Section 3 of this Agreement; and without limiting the Company’s obligations with respect to perfection of the security interests, the Company hereby authorizes the Agent to file all such financing statements and other documents and, at Agent’s option, to describe the Collateral in any such financing statement as “all personal property.”

4.10         Termination, When all Secured Obligations shall have been paid in full under the Subscription Agreements, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.03(a)(1) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the liens on the Collateral.

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4.11         Expenses. The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof. Each Secured Party agrees to advance to the Agent his/her/its pro rata share of any funds requested by the Agent to carry out the intent and purposes of this Agreement according to each Secured Party’s pro rata share of the total aggregate principal amount outstanding under the Notes at the time such request for advance is made. Any such advances will be refunded to the Secured Parties to the extent the Company reimburses the Agent for its expenses or the Agent makes recoveries from the disposition of the Company’s assets.

4.12         Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 5.         Miscellaneous.

5.01         No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02         Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

5.03         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be for (i) the Company at 3101 Grand Oak Drive, Lansing, MI 48911 (Telephone: (517) 703-1110, Fax: (517) 703-1113), (ii) the Agent at 1740 Persimmon Drive, Suite 100, Naples, FL 34109 (Telephone: (239) 325-2001, Fax: (239) 325-2001) and (iii) for each Secured Party as provided on the signature page hereto. Any party hereto may from time to time change its address or facsimile number for notices under this Section by written notice to the other parties.

5.04         Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent. Any such amendment or waiver shall be binding upon each of the Secured Parties and the Company.

5.05         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Secured Parties (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

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5.06         Counterparts; Additional Secured Parties. This Agreement may be executed in any number of counterparts, ail of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. In the event additional Secured Parties become holders of the Notes, such Secured Parties may become a party to this Agreement by signing a counterpart to this Agreement, all of which together shall be considered one and the same instrument. The Company shall provide a copy of each Security Agreement executed by a Secured Party to the Agent.

5.07         Appointment of Agent. Each Secured Party agrees to appoint Aspen Capital Advisors, LLC as its Agent for purposes of this Agreement. Each of Secured Party hereby authorizes the Agent to take such action and to exercise such powers hereunder as provided herein or as requested to or consented by the Secured Parties (acting together), together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, the Agent will not take any action contrary to the express written instructions of the Secured Parties (acting together) and will take any lawful action prescribed in express written instructions of the Secured Parties (acting together). The Agent may decline to take any action except upon the express written instructions of the Secured Parties (acting together) and the Agent may request a written ratification by the Secured Parties (acting together) of any action taken by it under this Agreement, which ratification shall not be unreasonably withheld, conditioned or delayed. The Agent shall not be obligated to take any action, or engage in any course of conduct, if the Secured Parties are not in agreement as to such action or course of conduct. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.08         Powers and Duties. Subject to and upon the other terms and conditions contained herein that limit the obligations or duties of the Agent, the duties and obligations of the Agent under this Agreement shall be those of a “collateral agent” and shall consist of and be limited to: (i) acquiring, holding and enforcing the security interest granted by the Company in the Collateral under this Agreement; (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (iii) exercising (or refraining from exercising) any rights, remedies or powers of the Agent under this Agreement, the [the Transaction Documents], or under applicable law in respect of all or any portion of the Collateral, (iv) making any demands or giving any notices hereunder or under the other transaction documents, and (v) effecting amendments to or granting waivers or consents hereunder or under the other transaction documents.

5.09         Resignation and Removal. The Agent shall be entitled to resign at any time upon written notice to the Secured Parties and the Agent may be removed at any time for cause by the vote of the Secured Parties holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Collateral hereunder. Except as provided above, upon any such resignation or removal, the Secured Parties shall have the right to appoint a successor Agent by the vote of the Secured Parties holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Collateral hereunder. If no successor Agent shall have been so appointed by such Secured Parties, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Secured Parties’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Secured Parties, appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or the Agent’s resignation or removal hereunder as the Agent, the provisions of Sections 5.07 through 5.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement..

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5.10         Indemnity of Agent. Each of the Secured Parties hereby covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith, gross negligence or willful misconduct by the Agent, arising out of or incident to Agent’s actions or inactions as Agent with regard to its duties under or administration of this Agreement. Each Secured Party further agrees that any reimbursements or indemnity payments to the Agent shall be made according to each Secured Party’s pro rata share of the total aggregate principal amount outstanding under the Notes at the time of the event that gave rise to such reimbursement or indemnity claim by the Agent.

5.11         Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.12         Entire Agreement. This Agreement (together which each Annex hereto) contains the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and their resulting obligations to each other, as herein described; and it amends, restates and supersedes all prior agreements and understandings between the parties to this Agreement relating to the subject matter hereof. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be so bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Agreement, at any time, shall be deemed to be a waiver of any other provision of this Agreement at such time, or shall be deemed to be a valid waiver of such provision at any other time.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Security Agreement to be duly executed as of the day and year first above written.

The “Company”:		The “Agent”:

XG Sciences, Inc.		Aspen Capital Advisors, LLC

By:	/s/ Michael R. Knox	By:	/s/ Steven C. Jones
Name: Michael R. Knox		Name: Steven C. Jones
Title: Chief Executive Officer		Title: Managing Member

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECURED PARTY SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Secured Party agrees to the terms and conditions of the above Second Amended and Restated Security Agreement and hereby agrees that the execution of this Secured Party Signature Page is intended and shall be deemed to constitute the execution of such Second Amended and Restated Security Agreement by the undersigned.

NAME OF SECURED PARTY (type or print):

Aspen Advanced Opportunity Fund, LP

By:	/s/ Steven C. Jones	Date:	1/15/14
Name:	Steven C. Jones
Title:	Managing Member, AA XGS, LLC

Address for Notices:

Aspen Advanced Opportunity Fund, LP

Attn: General Partner

1740 Persimmon Drive. Suite 100

Naples. FL 34109

Phone:	(239) 325-2001
Fax:	(239) 325-2004

Principal Amount of Secured Obligations as of the date this Signature Page is signed: _________

Michael R. Knox

/s/ Michael R. Knox	Date:
Michael R. Knox

Address for Notices:

5337 Panda Bear Circle

East Lansing. MI 48823

Phone:	(517) 351-4813
Fax:	(517) 705-1113

Principal Amount of Secured Obligations as of the date this Signature Page is signed: _______

XGS II, LLC

By:	/s/ David G. Pendell	Date:	1-15-2014
Name:	David G. Pendell
Title:	Managing Member

Address for Notices:

XGS II, LLC

5500 Lake Grove Trail

Petoskey. MI 49770

Phone:	(239) 450-5097
Fax:

Amount of Secured Obligations as of the date this Signature Page is signed: _______

** signature pages continued on next page **

SVIC No. 15 New Technology Business Investment L.L.P.

By:	/s/ Seonjong Lee	Date:
Name:	SEONJONG LEE
Title:	C.E.O

Address for Notices:

29th Samsung ElectronicsBldg.

11, Seoch- dearo 74 gil, Seocho-gu,

Seoul, Korea 137-857

Phone:
Fax:

Amount of Secured Obligations as of the date this Signature Page is signed: _______

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 1 - EXCLUDED COLLATERAL

The Patent Rights within the meaning of that certain Restated and Amended Exclusive License Agreement between Michigan State University and the Company.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 2 - EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

The Company has distribution agreements with sales agents and other companies that allow the use of the Company’s trademarks n the normal course of business.

The Company has licensed the below listed production and manufacturing technology to the following licensees:

Cabot Corporation – production technology for the production of graphene nanoplatelets as more fully defined in the LICENSE AGREEMENT BETWEEN CABOT CORPORATION AND XG SCIENCES INC. dated November 1, 2011 and amended on January 23, 2013

POSCO – production technology for the production of graphene nanoplatelets as more fully defined in the LICENSE AGREEMENT between XG Sciences, Inc. and POSCO dated June 8, 2011

In November of 2011, the Company entered into a license agreement between the Company and Cabot Corporation (“Cabot”), a copy of which has been supplied to AAOF (the “License Agreement”). Subsequent to the execution of the License Agreement, Michigan State University (“MSU”) expressed concern regarding the form of the License Agreement, including whether any MSU technology might have been included in the License Agreement. After discussions among Cabot, MSU, and the Company, Cabot drafted a First Amendment to the License Agreement Between Cabot and the Company (the “Amendment”). The Amendment contains warranties, attested by both the Company and its Chief Scientist, Dr. Lawrence Drzal, asserting that no MSU technology had been improperly transferred to Cabot. The Company executed the Amendment on January 29, 2013, and has provided a copy to AAOF. The Company understood that this matter was closed when it provided the Amendment to AAOF. However, the Company subsequently learned that Cabot has not yet signed the Amendment because a new Vice President had been appointed. Additionally, the Company received a letter from MSU dated March 20, 2013 stating that MSU wanted to review this issue. The Company, Cabot, and MSU are currently renegotiating the Amendment. MSU is currently engaged in an audit of the technology transfer package associated with the Cabot License Agreement.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 3 - LIST OF LOCATIONS

3101 Grand Oak Drive

Lansing, MI 48911

4055 English Oak, Suite B

Lansing, MI 48911

2100 S. Washington Avenue

Lansing, MI 48910

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 4 - EXISTING SECURED INDEBTEDNESS

1.	Aspen Advanced Opportunity Fund, LP (1)	$4,178,330.92
2.	SVIC No. 15 New Technology Business Investment L.L.P.	$3,000,000.00
3.	Michael Knox	$872,998.15
4.	XGS II, LLC	$739,349.83
	Total	$8,790,678.90

(1) Aspen Amounts exclude certain funds advanced to the Company pursuant to a Master Lease Agreement for the purchase of equipment, the liens on which are permitted liens under this Agreement.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 5 - EXISTING LIENS

Secured Party	Assets Covered

Michael R. Knox	All tangible and intangible assets of the Company

Aspen Advanced Opportunity Fund, L.P.	All tangible and intangible assets of the Company

XGS II, LLC	All tangible and intangible assets of the Company

SVIC No. 15 New Technology Business Investment L.L.P.	All tangible and intangible assets of the Company

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 6 - XG SCIENCES IP, LLC ASSETS

All “Intellectual Property” as defined in the Assignment of Intellectual Property dated effective as of January 15, 2014 between the Company and XG Sciences IP, LLC, including without limitation the following:

Patents:

Patent Application Number	Application Date	Description
13/474,860	5/18/2012	Process of Dry Milling Particulate Materials Milled Graphene/Metal Nano Composites
61/786,735	3/15/2013	Graphene Carbon Compositions
13/686,961	11/28/2012	Single Mode Microwave Device for Producing Exfoliated Graphite
13/610,934	9/12/2012	Cloud Mixer and Method of Minimizing Agglomeration of Particulates
13/435,260	3/30/2012	Mechanical Exfoliation Apparatus
61/786,745	3/15/2013	Electrodes for Capacitors from Mixed Carbon Compositions
14079057	11/13/2013	Silicon-Graphene Nanocomposites for Electrochemical Applications

Trademarks:

XG Sciences (Design Plus Words)

xGnP

XG Sciences The Material Difference (Design Plus Words)

XG Leaf (Application Pending)

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

EXHIBIT A

Form of Secured Convertible Promissory Note

SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Second Amended and Restated Intellectual Property Security Agreement (this “IP Security Agreement”) is made as of January 15, 2014 by and between XG Sciences, Inc., a Michigan corporation (“Pledgor”), Aspen Capital Advisors, LLC, a Florida limited liability corporation, as Agent (the “Agent”) for the undersigned lenders (‘‘Lenders”) from time to time holding secured convertible notes issued by the Pledgor, and the Lenders listed on the signature page hereto.

RECITALS

A.         Pledgor and Lenders are parties to those certain Secured Convertible Promissory Notes issued pursuant to those certain purchase agreements between the Pledgor and the Lenders as the same notes have been and may be modified, amended, supplemented, restated or superseded from time to time (the “Secured Notes”). Capitalized terms used but not defined herein shall have the meanings given to them in the Secured Notes or the Purchase Agreement (as defined below), as applicable.

B.          Pledgor entered into that certain Second Amended and Restated Purchase Agreement, dated January 15, 2014, with Aspen Advanced Opportunity Fund, LP (the “Purchase Agreement”).

C.          Pledgor and SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”) entered into that certain Purchase Agreement, dated January 15, 2014 (the “Samsung Purchase Agreement”, and together with the Purchase, Agreement, Secured Notes and the IP Security Agreement, the “Loan Documents”).

D.          Pledgor is the owner of the intellectual property collateral described herein.

E.          It is a condition to the Lenders’ entering into the Purchase Agreement and purchasing the Secured Notes that the Pledgor grants to the Agent a lien on and security interest in the collateral described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Collateral Assignment, Patent Mortgage, and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of: (i) all obligations of the Pledgor under the Secured Notes, (ii) all obligations of Pledgor hereunder and under any other documents related to and including the Purchase Agreement to which it is a party and (iii) all obligations of Pledgor under any other documents related to and including the Samsung Purchase Agreement (collectively, the “Secured Obligations”), Pledgor (i) hereby acknowledges, agrees and confirms that Agent shall continue to have a security interest in and, (ii) to the extent not otherwise granted to Agent, hereby grants a first priority security interest and mortgage to Agent for the benefit of the Lenders, as collateral security, in and to Pledgor’s entire right, title and interest in, to and under the following, now or hereafter existing, created, acquired, held or controlled by Pledgor (all of which shall collectively be called the “Intellectual Property Collateral”):

(a)          Any and all copyright rights, copyright applications, copyright registrations, copyright recordings and like protections in each work of authorship and derivative work thereof, whether registered or unregistered or published or unpublished and whether or not the same also constitutes a trade secret, held pursuant to the laws of the United States, any State thereof or of any other country or political subdivision thereof (collectively, the “Copyrights”);

(b)          any and all know-how including any and all information not covered by a patent or patent application, including but not limited to materials, trade secrets, information, experience and data, formulae, procedures, results and specifications, regulatory filings, clinical and pre-clinical data, in written or electronic form, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Know-How”);

(c)          any and all design rights which may be available to Pledgor;

(d)          any and all (i) letters patent, including, without limitation, utility patents, design patents, industrial designs and utility model registrations, of the United States or any other country, or any political subdivision thereof, and all reissues and extensions thereof, (ii) applications (including but not limited to provisional applications) for letters patent of the United States or any other country, or any political subdivision thereof, and all divisions, continuations, continuations-in-part, and continuing applications thereof, and (iii) rights to obtain any reissues, reexaminations or extensions thereof (collectively, the “Patents”) and any and all agreements, whether written or oral, providing for the grant by or to the Pledgor of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by one or more of the Patents and all renewals and extensions thereof (collectively, the “Patent Licenses”), including, without limitation, the Patents and Patent Licenses set forth on Exhibit A attached hereto and incorporated herein by this reference;

(e)          any and all trademarks, trade names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and the entire goodwill of the business of Borrower connected with and symbolized by all such trademarks, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Trademarks”);

(f)          any and all income, royalties, damages, claims, and payments now and hereafter due and payable, including, without limitation, all claims for damages and payments by way of past, present and future infringement, misappropriation, or dilution of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(g)          all licenses or other rights to use any of the Copyrights, Patents, Know-How, or Trademarks (collectively, the “Intellectual Property”) and all license fees and royalties arising from such use to the extent permitted by such license or rights and not prohibited by applicable law;

Second Amended and Restated Intellectual Property Security Agreement

(h)          all amendments, continuations, renewals, and extensions of any of the Intellectual Property;

(i)          all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and

(j)          all membership and any and all other equity ownership interests held by the Pledgor in and to XG Sciences IP, LLC.

Notwithstanding any of the foregoing, the term “Intellectual Property Collateral” shall not include any general intangibles of Pledgor (whether owned or held as licensee or lessee, or otherwise), to the extent that: (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto; and (ii) such consent has not been obtained; provided, however, that the grant of security interest herein shall extend to, and the term “Intellectual Property Collateral” shall include, (A) any and all proceeds of any general intangibles (“Proceeds”) which are otherwise excluded to the extent that the assignment or encumbrance of such Proceeds is not so restricted, (B) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all Proceeds thereof that might theretofore have been excluded from such a grant of a security interest and the term “Intellectual Property Collateral” and (C) any general intangible which is an account receivable or proceed of or otherwise related to the enforcement or collection of any account receivable or goods which are the subject of any account receivable. Notwithstanding anything contained herein to the contrary, the term “Intellectual Property Collateral” does not and shall not include any Patent Rights within the meaning of that certain Restated and Amended Exclusive License Agreement (the “MSU License”) between Michigan State University (“Licensor”) and Pledgor; provided, however, that the Pledgor agrees to use commercially reasonable best efforts to obtain the consent of Licensor to permit inclusion of the MSU License as Intellectual Property Collateral hereunder.

2.           Authorization and Request. Pledgor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.

3.           Covenants and Warranties. Pledgor represents, warrants, covenants, and agrees as follows:

(a)          Pledgor or XG Sciences IP, LLC is now the sole owner of the Intellectual Property Collateral;

(b)          all of the Patents and Trademarks owned by Pledgor or XG Sciences IP, LLC or in which Pledgor or XG Sciences IP, LLC has any right, title, or interest are described on Exhibit A;

(c)          performance of this IP Security Agreement does not conflict with or result in a breach of any agreement to which Pledgor is a party or by which Pledgor is bound;

Second Amended and Restated Intellectual Property Security Agreement

(d)          during the term of this IP Security Agreement, Pledgor will not sell, transfer, assign, or otherwise encumber any interest in the Intellectual Property Collateral, except for (i) licenses granted by Pledgor in the ordinary course of its business as now conducted or as set forth in this IP Security Agreement or that do not, in the aggregate, impair the Intellectual Property Collateral or result in a Material Adverse Effect; and (ii) subject to Pledgor’s execution of appropriate documents, in form acceptable to Agent, to perfect or continue the perfection of Agent’s interest in the Intellectual Property Collateral, transfers to affiliates of Pledgor;

(e)          Except as disclosed on Exhibit A, to its knowledge; (i) each of the Patents (that is not listed as abandoned) is valid and enforceable, and there is no Intellectual Property (that is not listed as abandoned or pending) which has been judged invalid or unenforceable, in whole or in part; and (ii) no claim has been made that any part of the Intellectual Property Collateral (that is not listed as abandoned or pending) violates the rights of any third party;

(f)          Pledgor shall promptly advise Agent of any material changes in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of Pledgor in or to any Intellectual Property not specified in this IP Security Agreement;

(g)          Pledgor shall: (i) protect, defend, and maintain the validity and enforceability of the Intellectual Property (other than property listed as abandoned), except where the failure to so protect, defend, and maintain would not, in the aggregate, result in a Material Adverse Effect; (ii) use all commercially reasonable efforts to detect infringements of the Intellectual Property (other than property listed as abandoned) and promptly advise Agent in writing of infringements detected and (iii) not allow any of its Intellectual Property (other than property listed as abandoned) to be abandoned, forfeited, or dedicated to the public without the written consent of Agent which shall not be unreasonably withheld;

(h)          Pledgor shall, from time to time, execute and file such instruments, and take such further actions as Agent may request from time to time to perfect or continue the perfection of Agent’s interest in the Intellectual Property Collateral;

(i)          Except for the MSU License, Pledgor is not party, nor will it, without the prior written consent of Agent, become party in the future, to any license or contract included in the Intellectual Property Collateral which, pursuant to its terms is not assignable (except in the case of Pledgor’s customer contracts) or capable of being encumbered;

(j)          this IP Security Agreement creates, and in the case of after acquired Intellectual Property Collateral, will create at the time Pledgor first has rights in such after acquired Intellectual Property Collateral, in favor of Agent a valid and (upon taking appropriate actions) perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of all present or future Secured Obligations;

(k)          to its knowledge, except for, and upon, the filings with, as applicable, (1) the United States Patent and Trademark Office, (2) the Register of Copyrights, and (3) the UCC Division of the applicable office of the Secretary of State, necessary to perfect the security interests and assignment created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either, (a) for the grant by Pledgor or maintenance of the security interest granted hereby or for the execution, delivery, or performance of this IP Security Agreement by Pledgor in the United States, or (b) for the perfection in the United States or the exercise by Agent of its rights and remedies hereunder;

Second Amended and Restated Intellectual Property Security Agreement

(l)           all information heretofore, herein, or hereafter supplied to Agent by or on behalf of Pledgor with respect to the Intellectual Property Collateral is accurate and complete in all material respects;

(m)          Pledgor shall not enter into any agreement that would impair or conflict with Pledgor’s obligations hereunder. For purposes of this subsection, Pledgor’s entering into license agreements in the ordinary course of business shall not be deemed to impair or conflict with Pledgor’s obligations hereunder. Pledgor shall not, without the prior written consent of Agent, permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Pledgor’s rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts; and

(n)          upon any executive officer of Pledgor’s obtaining actual knowledge thereof, Pledgor will promptly notify Agent in writing of any event that materially adversely affects the value of any Intellectual Property Collateral, the ability of Pledgor to dispose of any Intellectual Property Collateral or the rights and remedies of Agent in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

(o)          Pledgor is the sole holder of all equity securities of XG Sciences IP, LLC.

(p)          Prior to or contemporaneously with entering into any definitive purchase agreement with Samsung regarding the issuance of any Secured Notes, Pledgor shall have formed XG Sciences IP, LLC and shall have assigned all of intellectual property that is set forth on Exhibit B to XG Sciences IP, LLC, and such assignment of and manner of holding such intellectual property shall be deemed to be in compliance with this Agreement.

(q)          Pledgor and/or XG Sciences IP, LLC shall maintain a list of their material identifiable trade secrets, which list shall include information regarding the location of documentation for each trade secret and which employees have access to the trade secret (the “Trade Secret List”). Pledgor shall provide a copy of the Trade Secret List to its primary legal counsel from time to time to be held in escrow by such legal counsel. Pledgor shall direct such legal counsel to disclose the Trade Secret List to the Agent upon the Agent’s request following the delivery of a “foreclosure notice” in accordance with the Second Amended and Restated Intercreditor Agreement among the Lenders dated as of January 15, 2014.

4.            Agent’s Rights.

(a)          Agent shall have the right, but not the obligation, to take, at Pledgor’s sole expense, any actions that Pledgor is required under this IP Security Agreement to take but which Pledgor fails to take, after ten (10) calendar days’ written notice to Pledgor. Pledgor shall reimburse and indemnify Agent and Lenders for all costs and expenses incurred in the exercise of its rights under this Section 4.

Second Amended and Restated Intellectual Property Security Agreement

(b)          Each Lender agrees to appoint Aspen Capital Advisors, LLC as its Agent for purposes of this IP Security Agreement. Each Lender hereby authorizes the Agent to take such action and to exercise such powers hereunder as provided herein or as requested to or consented by the Lenders (acting together), together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, the Agent will not take any action contrary to the express written instructions of the Lenders (acting together) and will take any lawful action prescribed in express written instructions of the Lenders (acting together). The Agent may decline to take any action except upon the express written instructions of the Lenders (acting together) and the Agent may request a written ratification by the Lenders (acting together) of any action taken by it under this Agreement, which ratification shall not be unreasonably withheld, conditioned or delayed. The Agent shall not be obligated to take any action, or engage in any course of conduct, if the Lenders are not in agreement as to such action or course of conduct. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(c)          The Agent shall be entitled to resign at any time upon written notice to the Lenders and the Agent may be removed at any time for cause a vote of the Lenders holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Intellectual Property Collateral hereunder. Except as provided above, upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent by the vote of the Lenders holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Intellectual Property Collateral hereunder. If no successor Agent shall have been so appointed by such Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or the Agent’s resignation or removal hereunder as the Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

(d)          Subject to and upon the other terms and conditions contained herein that limit the obligations or duties of the Agent, the duties and obligations of the Agent under this Agreement shall be those of a “collateral agent” and shall consist of and be limited to: (i) acquiring, holding and enforcing the security interest granted by the Pledgor in the Collateral under this Agreement; (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (iii) exercising (or refraining from exercising) any rights, remedies or powers of the Agent under this Agreement, the Loan Documents and other agreements contemplated therein, or under applicable law in respect of all or any portion of the Collateral, (iv) making any demands or giving any notices hereunder or under the other transaction documents, and (v) effecting amendments to or granting waivers or consents hereunder or under the other transaction documents.

(e)          Each of the Lenders hereby covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith, gross negligence or willful misconduct by the Agent, arising out of or incident to Agent’s actions or inactions as Agent with regard to its duties under or administration of this IP Security Agreement. Each Lender further agrees that any reimbursements or indemnity payments to the Agent shall be made according to each Lender’s pro rata share of the total aggregate principal amount outstanding under the Secured Notes at the time of the event that gave rise to such reimbursement or indemnity claim by the Agent.

Second Amended and Restated Intellectual Property Security Agreement

5.            Further Assurances: Attorney in Fact.

(a)          Pledgor agrees to deliver to Agent, upon the request of Agent, a report, in form acceptable to Agent and certified by an officer of Pledgor, which lists all material Intellectual Property owned by Pledgor, including, without limitation, all titles, names or marks together with all relevant registration and/or application numbers and registration and/or filing dates.

(b)          On a continuing basis for the purpose of perfecting and maintaining the perfection and priority of Agent’s security interest in all Intellectual Property, Pledgor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may be necessary or advisable, or as requested by Agent, and otherwise to carry out the intent and purposes of this IP Security Agreement, or for assuring and confirming to Agent the grant, priority, or perfection of a security interest in all Intellectual Property Collateral.

(c)          Pledgor hereby irrevocably appoints Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, from time to time in Agent’s discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this IP Security Agreement, including (i) to modify, in its discretion, this IP Security Agreement without first obtaining Pledgor’s approval of or signature to such modification by amending Exhibit A to include reference to any right, title or interest in or to any Intellectual Property acquired by Pledgor after the execution hereof or to delete any reference to any right, title or interest in or to any Intellectual Property in which Pledgor no longer has or claims any right, title or interest, (ii) to file, in its discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Pledgor where permitted by law and (iii) to transfer the Intellectual Property Collateral into the name of Agent or a third party to the extent permitted under the UCC provided that Agent agrees that it shall not exercise its powers as attorney-in-fact under this Section 5 except upon the occurrence and during the continuation of a IP Security Agreement Event of Default (as hereinafter defined).

6.            Consent and Waiver: Obligations Not Impaired.

(a)          Pledgor waives: (i) promptness, diligence, and notice of acceptance of this IP Security Agreement and notice of the incurring of any obligation, indebtedness, or liability to which this IP Security Agreement applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind; and (ii) the taking of any other action by Agent or any Lender, including without limitation giving any notice of default or any other notice to, or making any demand on, the Pledgor, any guarantor of all or any part of the Secured Obligations or any other party, provided, that Pledgor does not waive any notices that Agent has expressly agreed to give to it in the Second Amended and Restated Security Agreement, dated as of January 15, 2014, by and among the Pledgor, the Lenders and the Agent (the “Security Agreement”).

Second Amended and Restated Intellectual Property Security Agreement

(b)          Agent and any Lender may at any time and from time to time, without the consent of or notice to Pledgor, without incurring responsibility to Pledgor and without impairing, releasing or reducing the obligations of Pledgor hereunder: (i) change the place of payment of all or any part of the Secured Obligations; (ii) release, surrender, or subordinate any collateral for all or any part of the Secured Obligations or this IP Security Agreement; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Secured Obligations or this IP Security Agreement or to take or prosecute any action in connection with the Loan Documents; (iv) exercise or refrain from exercising any rights against the Pledgor or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Secured Obligations and subordinate the payment of all or any part of the Secured Obligations to the payment of any obligations, indebtedness or liabilities which may be due or become due by Pledgor to Agent, any Lender or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Pledgor to the satisfaction and liquidation of the indebtedness or obligations of the Pledgor to Agent and Lenders not secured under this IP Security Agreement, if any, subject to the terms of the applicable agreements; and (vii) apply any sums paid to Agent or Lenders by Pledgor to the Secured Obligations in such order and manner as Agent, in its sole discretion, may determine.

(c)          Should Agent seek to enforce the obligations of Pledgor hereunder by action in any court or otherwise, Pledgor waives any requirement, substantive or procedural, that (i) Agent first enforce any rights or remedies against any other person or entity liable to Agent or any Lender for all or any part of the Secured Obligations, including without limitation that a judgment first be rendered against any other person or entity, or that any other person or entity should be joined in such cause, or (ii) Agent first enforce rights against any collateral which shall ever have been given to secure all or any part of the Secured Obligations or this IP Security Agreement. Such waiver shall be without prejudice to Agent’s right, at its option, to proceed against any other person or entity, whether by separate action or by joinder.

(d)          In addition to any other waivers, agreements, and covenants of Pledgor set forth herein, Pledgor hereby further waives and releases all claims, causes of action, defenses, and offsets for any act or omission of Agent and any Lender, and such Person’s directors, officers, employees, representatives, or agents in connection with Agent’s and such Lender’s administration of the Secured Obligations, except for Agent’s or such Lender’s willful misconduct and gross negligence.

(e)          Pledgor agrees that its obligations hereunder shall not be released, diminished, impaired, or reduced by the occurrence of any one or more of the following events: (i) the lack of corporate power of Pledgor, or any other guarantor of all or any part of the Secured Obligations, (ii) any receivership, insolvency, bankruptcy, or other proceedings affecting Pledgor, or any other guarantor of all or any part of the Secured Obligations, or any of their respective property; (iii) the partial or total release or discharge of any guarantor of all or any part of the Secured Obligations, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Secured Obligations, whether occurring by reason of taw or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Secured Obligations or this IP Security Agreement; (v) the taking or accepting of any other guaranty for all or any part of the Secured Obligations; (vi) any failure by Agent to acquire, perfect, or continue any lien or security interest on collateral securing all or any part of the Secured Obligations or this IP Security Agreement; (vii) the impairment of any collateral securing all or any part of the Secured Obligations or this IP Security Agreement (including without limitation the negligent impairment); (viii) any failure by Agent to sell any collateral securing all or any part of the Secured Obligations or this IP Security Agreement in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in the Loan Documents; or (x) any other act or circumstance which might otherwise constitute a defense available to, or discharge of, Pledgor, or any other guarantor of all or any part of the Secured Obligations,

Second Amended and Restated Intellectual Property Security Agreement

(f)          This IP Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Secured Obligations is rescinded or must otherwise be returned by Agent or any Lender upon the insolvency, bankruptcy, or reorganization of Pledgor, any other guarantor of all or any part of the Secured Obligations, or otherwise, all as though such payment had not been made.

(g)          None of the following shall affect Pledgor’s liability hereunder: (i) the unenforceability of all or any part of the Secured Obligations against Pledgor by reason of the fact that the Secured Obligations exceed the amount permitted by law; (ii) the act of creating all or any part of the Secured Obligations is ultra vires; or (iii) the individual or individuals creating all or any part of the Secured Obligations acted in excess of their authority.

7.            IP Security Agreement Events of Default. The occurrence of any of the following shall constitute a “IP Security Agreement Event of Default” under this IP Security Agreement:

(a)          An Event of Default occurs under the Loan Documents; or

(b)          Pledgor breaches any warranty or agreement made by Pledgor in this IP Security Agreement.

8.            Remedies. Upon the occurrence and during the continuance of a IP Security Agreement Event of Default, Agent shall have the right to exercise all the remedies of a secured party under the UCC, including, without limitation, the right to require Pledgor to assemble the Intellectual Property Collateral and any tangible property in which Agent has a security interest and to make it available to Agent at a place designated by Agent. Agent shall have a nonexclusive, royalty free license or other right, solely pursuant to the provisions of this Section 8, to use, without charge, the Intellectual Property and any property of a similar nature as it pertains to the Intellectual Property Collateral, to the extent necessary to permit Agent to exercise its rights and remedies pursuant to this Section 8, including, without limitation, the completion of production, advertising for sale and the sale of any Intellectual Property Collateral and, in connection with Agent’s exercise of its rights hereunder, Pledgor’s rights under all licenses and all franchise agreements which constitute Intellectual Property Collateral shall inure to the benefit of Agent. Pledgor will pay any expenses (including reasonable attorneys’ fees) incurred by Agent or any Lender in connection with the exercise of any of Agent’s rights hereunder, including, without limitation, any expense incurred in disposing of the Intellectual Property Collateral. All of Agent’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

Second Amended and Restated Intellectual Property Security Agreement

9.          Indemnity. Pledgor agrees to defend, indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, attorneys and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Agent or any Lender as a result of or in any way arising out of, following or consequential to transactions between or among Agent, any Lender, and Pledgor, whether under this IP Security Agreement or otherwise (including, without limitation, reasonable attorneys’ fees and reasonable expenses), except for losses arising from or out of Agent’s gross negligence or willful misconduct. If Agent obtains recovery of any of the amounts that Pledgor has paid to it pursuant to the indemnity set forth in the section, then Agent shall promptly pay to Pledgor the amount of such recovery. PLEDGOR AND AGENT EXPRESSLY INTEND THAT THE FOREGOING INDEMNITY SHALL COVER, AND THAT PLEDGOR SHALL INDEMNIFY AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, COSTS, EXPENSES AND LOSSES SUFFERED AS A RESULT OF THE NEGLIGENCE OF ANY INDEMNIFIED PARTY.

10.         Successors and Assigns, This IP Security Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent, Lenders, and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the indebtedness secured hereby or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Agent hereunder.

11.         Reassignment. At such time as Pledgor shall completely satisfy all of the Secured Obligations and no commitment on the part of any Lender to make loans to Pledgor is continuing, Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to revest in Pledgor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Agent pursuant hereto.

12.         No Failure or Delay. No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

13.         Costs and Expenses. Pledgor will upon demand pay to Agent the amount of any and all costs and expenses (including without limitation, reasonable attorneys’ fees and expenses), which Agent may incur in connection with (i) the perfection and preservation of the security interests granted under the Loan Documents, (ii) the administration of the Loan Documents, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Intellectual Property Collateral, (iv) the exercise or enforcement of any of the rights of Agent hereunder, or (vi) the failure by Pledgor to perform or observe any of the provisions hereof.

14.         Amendments. Except as otherwise provided herein, this IP Security Agreement may be amended only by a written instrument signed by both parties hereto.

15.         Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Second Amended and Restated Intellectual Property Security Agreement

16.         Governing Law; Jurisdiction. THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICT OF LAWS. PLEDGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN INGHAM COUNTY, MICHIGAN, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS IP SECURITY AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN OR AMONG AGENT, ANY LENDER, AND PLEDGOR BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS IP SECURITY AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN OR AMONG AGENT, ANY LENDER, AND PLEDGOR SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN INGHAM COUNTY, MICHIGAN, HAVING JURISDICTION UNLESS AGENT SHALL ELECT OTHERWISE. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING BROUGHT IN INGHAM COUNTY, MICHIGAN IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

17.         Jury Trial Waiver. PLEDGOR AND AGENT HEREBY (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS IP SECURITY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS IP SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

18.         Conflict. In the event of a conflict between any term and/or provision contained in this IP Security Agreement with any term and/or provision contained in the Loan Documents, the term and/or provision of this IP Security Agreement shall govern.

19.         Termination. This IP Security Agreement and Pledgor’s obligations hereunder shall terminate upon the date that the Secured Obligations are paid in full, provided, that this IP Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or otherwise must be returned by Agent or any Lender, as though such payment has not been made.

20.         Entire Agreement. This IP Security Agreement (together which each Annex hereto) and the Security Agreement contain the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and their resulting obligations to each other, as herein described; and it supersedes all prior agreements and understandings between the parties to this IP Security Agreement relating to the subject matter hereof. No change or modification of this IP Security Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be so bound. No waiver of any provision of this IP Security Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this IP Security Agreement, at any time, shall be deemed to be a waiver of any other provision of this IP Security Agreement at such time, or shall be deemed to be valid waiver of such provision at any other time.

[Signature page follows.]

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Name: Michael R. Knox
Title: Chief Executive Officer

Notarization:

STATE OF MICHIGAN	)
) ss:
COUNTY OF Ingham	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this 10th day of January, 2014, by Michael R. Knox, in his/her capacity as the Chief Executive Officer of XG Sciences, Inc., who is [    ] personally known to me or [ ✓ ] who has produced Michigan Driverse License (type of identification) as identification.

IMAGE OMITTED [tannex-ivpg13.jpg]	/s/ Kelly A. LaGrave
NOTARY PUBLIC, STATE OF MICHIGAN

Kelly A. LaGrave
(Print, Type or Stamp Commissioned Name of Notary Public)

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

AGENT:

ASPEN CAPITAL ADVISORS, LLC

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member

Notarization:

STATE OF FLORIDA	)
) ss:
COUNTY OF Miami Dade	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this 15th day of January, 2014, by Steven C. Jones, in his/her capacity as the Managing Member of Aspen Capital Advisors, LLC, who is [ ✓ ] personally known to me or [    ] who has produced _____________ (type of identification) as identification.

IMAGE OMITTED [tannex-ivpg14.jpg]	/s/ Charles Gamble
NOTARY PUBLIC, STATE OF FLORIDA

Charles Gamble
(Print, Type or Stamp Commissioned Name of Notary Public)

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

LENDER:

ASPEN ADVANCED OPPORTUNITY FUND, LP

By:	AA XGS, LLC
Its:	General Partner

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member

Notarization:

STATE OF FLORIDA	)
) ss:
COUNTY OF Miami - Dade	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this 15th day of January, 2014, by Steven C. Jones, in his/her capacity as the Managing Member of Aspen Advanced Opportunity Fund, LP, who is [ ✓ ] personally known to me or [    ] who has produced ________________ (type of identification) as identification.

IMAGE OMITTED [tannex-ivpg15.jpg]	/s/ Charles Gamble
NOTARY PUBLIC, STATE OF FLORIDA

Charles Gamble
(Print, Type or Stamp Commissioned Name of Notary Public)

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

LENDER:

MICHAEL R. KNOX

By:	/s/ Michael R. Knox
Name:	Michael R. Knox

Notarization:

STATE OF MICHIGAN	)
) ss:
COUNTY OF Ingham	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this 10th day of January, 2014, by Michael R. Knox, who is [   ] personally known to me or [ ✓ ] who has produced Michigan Driverse License (type of identification) as identification.

IMAGE OMITTED [tannex-ivpg16.jpg]	/s/ Kelly A. LaGrave
NOTARY PUBLIC, STATE OF MICHIGAN

Kelly A. LaGrave
(Print, Type or Stamp Commissioned Name of Notary Public)

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

LENDER:

XGS II, LLC

By:	/s/ David G. Pendell
Name:	David G. Pendell
Title:	Managing Member

Notarization:

STATE OF FLORIDA	)
) ss:
COUNTY OF COLLIER	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this 24 day of January, 2014, by David G. Pendell, in his/her capacity as the Managing Member of XGS II, LLC, who is [    ] personally known to me or [ ✓ ] who has produced FLDL (type of identification) as identification.

/s/ Ryan Sommerville
NOTARY PUBLIC, STATE OF FLORIDA

(Print, Type or Stamp Commissioned Name of Notary Public)

IMAGE OMITTED [tannex-ivpg17.jpg]

Second Amended and Restated Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned party hereto has executed this Second Amended and Restated IP Security Agreement on the day and year first above written.

LENDER:

SVIC NO. 15 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.
By: Samsung Venture Investment Corporation, its Partner

By:	/s/ Seonjong Lee
Name:	SEONJONG LEE
Title:	C.E.O

Notarization:

STATE OF ________________	)
) ss:
COUNTY OF _________________	)

The foregoing instrument was sworn to, subscribed and acknowledged before me this _____ day of__________, 2013, by_______________, in his/her capacity as the ___________________ of No. 15 New Technology Business Investment L.L.P, who is [    ] personally known to me or [    ] who has produced ___________ (type of identification) as identification.

NOTARY PUBLIC, STATE OF

(Print, Type or Stamp Commissioned Name of Notary Public)

Second Amended and Restated Intellectual Property Security Agreement

EXHIBIT A

In November of 2011, the Company entered into a license agreement between the Company and Cabot Corporation (“Cabot”), a copy of which has been supplied to AAOF (the “License Agreement”). Subsequent to the execution of the License Agreement, Michigan State University (“MSU”) expressed concern regarding the form of the License Agreement, including whether any MSU technology might have been included in the License Agreement. After discussions among Cabot, MSU, and the Company, Cabot drafted a First Amendment to the License Agreement between Cabot and the Company (the “Amendment”). The Amendment contains warranties, attested by both the Company and its Chief Scientist, Dr. Lawrence Drzal, asserting that no MSU technology had been improperly transferred to Cabot. The Company executed the Amendment on January 29, 2013, and has provided a copy to AAOF. The Company understood that this matter was closed when it provided the Amendment to AAOF. However, the Company subsequently learned that Cabot has not yet signed the Amendment because a new Vice President had been appointed. Additionally, the Company received a letter from MSU dated March 20, 2013 stating that MSU wanted to review this issue. The Company, Cabot, and MSU are currently renegotiating the Amendment.

1)	Patents and Patent Licenses

See attached.

2)	Trademarks

XG Sciences (Design Plus Words)

xGnP

XG Sciences The Material Difference (Design Plus Words)

XG Leaf (Application Pending)

Second Amended and Restated Intellectual Property Security Agreement

EXHIBIT B

All “Intellectual Property” as defined in the Assignment of Intellectual Property dated effective as of January 15, 2014 between the Company and XG Sciences IP, LLC, including without limitation the following:

Patents:

Patent Application Number	Application Date	Description
13/474,860	5/18/2012	Process of Dry Milling Particulate Materials Milled Graphene/Metal Nano Composites
61/786,735	3/15/2013	Graphene Carbon Compositions
13/686,961	11/28/2012	Single Mode Microwave Device for Producing Exfoliated Graphite
13/610,934	9/12/2012	Cloud Mixer and Method of Minimizing Agglomeration of Particulates
13/435,260	3/30/2012	Mechanical Exfoliation Apparatus
61/786,745	3/15/2013	Electrodes for Capacitors from Mixed Carbon Compositions
14079057	11/13/2013	Silicon-Graphene Nanocomposites for Electrochemical Applications

Trademarks:

XG Sciences (Design Plus Words)

xGnP

XG Sciences The Material Difference (Design Plus Words)

XG Leaf (Application Pending)

Second Amended and Restated Intellectual Property Security Agreement

Exhibit 10.5

500 Hogsback Road, Mason, Michigan 48854 Phone (888) DART-001 Fax (517) 244-2698

August 26, 2011

Michelle A. Coulter

XG Sciences

815 Terminal Road

Lansing, Ml 48906

Re:	Signed Lease and First Amendment for Oakwood Executive Park

Dear Michelle:

Please find enclosed, for your records, a signed copy of the lease for your space at 3101 Grand Oak Drive in Oakwood Executive Park.

If you have any questions, please feel free to contact me. I look forward to serving your space needs at Oakwood Executive Park.

Sincerely,

DART DEVELOPMENT GROUP

 /s/ Marsha Zimmerman

Marsha Zimmerman

Marketing Manager

www.dartdevelopment.com

1. LEASE OF THE PREMISES	1
2. LEASE TERM	1
3. BASE RENT	1
4. COMMON COSTS AS ADDITIONAL RENT	2
A. Taxes and Assessments	2
B. CAM Charges	2
C. Estimated Payments	3
E. Late Charges	3
1. Landlord May Incur Unanticipated Costs	3
2. Tenant Owes Late Charge	3
3. Late Charge is Fair Estimate	3
4. If Tenant’s Check Returned	4
5. Charges Become ‘Additional Rent’	4
6. Application of Money From Tenant	4
7. Payment by Landlord on Tenant’s Behalf and Associated Charges	4
8. Landlord May Pursue Other Remedies	4
9. Landlord May Require Advance Quarterly Payment	4
5. SECURITY PROVISION	4
6. INSURANCE	5
A. Property Insurance	5
B. Liability Insurance	5
C. Form, Amount and Coverage, Etc.	5
D. Increase in Insurance Premium	5
E. Accidents	6
F. Payment By Landlord	6
G. Waivers of Claims/Subrogation	6
7. USE	6
A. Use	6
B. Use of Common Areas	6
C. Management and Operation of Common Areas	6
8. DEFAULT	6
9. LANDLORD’S REMEDIES FOR TENANT’S DEFAULT	7
10. MISCELLANEOUS DEFAULT PROVISIONS	8
11. ASSIGNMENT AND SUBLETTING	9
12. HAZARDOUS SUBSTANCES	10
13. ALTERATIONS	11
A. Changes, Alterations and Additional Construction	11
B. Manner of Construction	11
C. Title to Alterations	11
14. SURRENDER	12
A. Delivery of Possession	12
B. Holding Over	12
C. Removal of Personal Property	13
D. Retention of Personal Property	13
15. RIGHT TO MORTGAGE	13
16. ESTOPPEL CERTIFICATES	13
17. MAINTENANCE AND REPAIRS	14
A. Utilities	14
B. Cleaning and Upkeep	14

i

C. Grounds Maintenance	14
D. Snowplowing	14
E. Landlord’s Right of Entry	14
F. Repairs by Landlord	14
G. Repairs by Tenant	14
H. Liens	15
18. DAMAGE OR DESTRUCTION	16
19. CONDEMNATION	17
A. Total Taking	17
B. Award on Total Taking	17
C. Partial Taking	17
D. Reconstruction	17
E. Award on Partial Taking	17
F. Temporary Taking	17
G. Settlement Agreement	18
H. Abatement in Basic Rent	18
20. LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT	18
A. Damage in General	18
B. Indemnification of Landlord	18
C. Indemnification of Tenant	19
21. MISCELLANEOUS PROVISIONS	19
A. Governing Law	19
B. References	19
C. Binding Effect	19
D. Entire Agreement	19
E. Enforceability of Provisions	19
F. Remedies Not Exclusive	19
G. Landlord’s Right To Tenant’s Financial Information	20
H. Re-Leasing	20
I. Advertising and Signs	20
J. Quiet Enjoyment	20
K. Sale by Landlord	20
L. Limitation of Liability	20
M. Authority	20
N. No Liability for Curtailment, Etc., of Services	20
O. Survival	21
P. Notices	21
Q. Certificate of Occupancy	21
EXHIBIT A - Hazardous and Toxic Materials	1
EXHIBIT B - Rules and Regulations	1
1. Control of Common Areas	1
2. Observance of Rules	1
3. No Obstruction	1
4. Security of Premises	1
5. Locks	1
6. No Soliciting	1
7. No Advertising	1
8. Proper Use of Facilities	1
9. Load Limits on Floors	1

ii

10. Machinery and Equipment	1
11. Moving of Equipment	2
12. Replacement of Broken Glass	2
13. No Hazardous Materials	2
14. Good Houskeeping	2
15. Landlord Not Liable	2
16. Modifications to Rules and Regulations	2
17. Drives and Parking Areas	2
18. Storage and Loading Areas	2
19. Contractors and Service Maintenance	2
20. Lodging	2
21. Exterior Installations	3
22. Waivers	3
23. Additions to Lease	3
24. Access to Roof	3
25. Sales From Premises	3

iii

LEASE

THIS LEASE is made effective as of August 1, 2011, between DART CONTAINER OF MICHIGAN LLC, a Michigan limited liability company with offices at 500 Hogsback Road, Mason, Michigan 48854 (“Landlord”); and XG SCIENCES, INC., a Michigan corporation, currently located at 5020 Northwind Drive, Suite 212, E. Lansing, Michigan 48823 (“Tenant”).

1.   LEASE OF THE PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant hereby leases to Tenant for the Term set forth below, the following described property (the “Premises”) located in Oakwood Executive Park (the “Park”):

Lot 29, Oakwood Executive Park, according to the Plat thereof recorded at Liber 50, Page 38 of Plats, Ingham County Records, and commonly known as 3101 Grand Oak Drive, Lansing, Michigan 48911, and also known as Tax Parcel No. 33-25-05-02-405-033.

Tenant hereby hires the Premises for the Lease Term and covenants to pay, or cause to be paid, to Landlord, at the dates and times set forth herein, the entire Rent, as specified herein.

2.   LEASE TERM. The term of this Lease shall be for a term of ten (10) years (the “Lease Term”), and shall commence on the first day of September, 2011, or as adjusted as provided in this Section 2 (“Commencement Date”). Unless terminated earlier in accordance with the terms of this Lease, this Lease shall terminate on August 31, 2021, or as adjusted as provided in this Section 2 (“Termination Date”).

Landlord requires approximately ninety (90) days for the build-out of the Premises, as described in Exhibits C, D, E, and F. The Commencement Date shall be the last to occur of (a) September 1, 2011, or (b) the date upon which Landlord notifies Tenant of the completion of Landlord’s build-out work described in Exhibits C, D, E, and F. If the Commencement Date shall be a date after September 1, 2011, then the Commencement Date, Termination Date, and rental periods shown in Section 3 shall be adjusted accordingly.

3. BASE RENT. During the Lease Term, Tenant shall pay annual Base Rent and all other rent due and owing by Tenant under this Lease (“Additional Rent”) to Landlord at such place as Landlord shall from time to time designate in writing. Annual Base Rent will be payable in equal monthly installments, as follows:

Lease Period	Monthly Installment	Annual Base Rent
09/01/11-08/31/12	$15,833.00	$189,996.00
09/01/12-08/31/13	$16,150.00	$193,800.00
09/01/13-08/31/14	$16,473.00	$197,676.00
09/01/14-08/31/15	$16,803.00	$201,636.00
09/01/15-08/31/16	$17,139.00	$205,668.00
09/01/16-08/31/17	$17,481.00	$209,772.00
09/01/17-08/31/18	$17,831.00	$213,972.00
09/01/18-08/31/19	$18,188.00	$218,256.00
09/01/19-08/31/20	$18,551.00	$222,612.00
09/01/20-08/31/21	$18,922.00	$227,064.00

1

A.	All monthly installments of Base Rent shall be payable to Landlord in advance on the first day of each month during the Lease Term without notice, demand, deduction or set off, except as otherwise provided herein. Tenant shall pay the first month’s installment of Base Rent on the date of Tenant’s execution of this Lease. If Tenant shall not be in default at the time of the exercise of the option or at the end of the then current Lease Term, then Tenant shall have the right and option to renew this Lease for up to two (2) additional renewal terms of five (5) years each by providing Landlord with written notice of Tenant’s exercise of such right not less than six (6) months prior to the expiration of the initial Lease Term or the renewal Lease Term then in force, whichever is applicable. Annual Base Rent shall be increased at the commencement of each renewal term, and each anniversary of said commencement date of the renewal term by two percent (2%) per annum.

B.	As used in this Lease, the term “Rent” shall include all amounts payable pursuant to this Lease and all other additional charges or sums payable to Landlord hereunder. All Rent due and owing by Tenant under this Lease shall be paid by Tenant to Landlord without deduction, set off or abatement, except as otherwise provided herein.

C.	Tenant’s obligation to pay Base Rent, Additional Rent, and all other charges due and owing by Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

4.	COMMON COSTS AS ADDITIONAL RENT.

A.	Taxes and Assessments. Tenant shall be responsible for and agrees to pay directly to Landlord as Additional Rent all taxes and assessments which may be billed or assessed by any lawful authority during each calendar year during the term of this Lease against the Premises or any part thereof (hereinafter referred to as the “Taxes”). Taxes shall also include all taxes, levies and charges which may be assessed, billed or imposed in replacement of or in addition to all or any part of real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the freehold estate of the Landlord in and to the Premises, the leasehold estate of the Tenant created herein, or the rent and other charges payable hereunder. In no event shall Tenant be obligated to pay any income taxes, inheritance, estate, gift, transfer taxes, penalties and interest of Landlord. Notwithstanding anything stated or implied to the contrary in this paragraph, Tenant shall be responsible only for installments of special assessments which come due during the Lease Term.

Taxes shall be computed by adding all Taxes billed pertaining to the Premises during the calendar year regardless of any tax bill’s stated period of coverage. Tenant will be billed its respective share thereof either for the entire year or its prorata share of any partial year in which Tenant occupies the Premises.

B.	CAM Charges. During the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of all common area electrical, grounds maintenance, security services (if any) and other common area charges and expenses (the “CAM Charges”), as provided below. The term “grounds maintenance” shall include, without limitation, all landscaping, planting, lawn and grounds care, all maintenance of and improvements to the grounds and other common areas adjacent to the Premises and to all sidewalks, driveways, loading areas, parking areas, and all snow removal. For the purposes of this Lease, “common areas” or “Common Areas” shall mean those areas of the Park outside of the Premises and outside of the leased premises of any other tenant of the Park which are to be maintained by Landlord.

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C.	Estimated Payments. Prior to the Commencement Date and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon thereafter as possible, Landlord shall deliver to Tenant an estimate of: (1) the Property Taxes for that calendar year (the “Tax Estimate”); (2) the Insurance costs for that calendar year (the “Insurance Estimate”); and (3) the total CAM Charges for that calendar year (the “CAM Estimate”) and Tenant’s Share thereof. (The Tax Estimate, the Insurance Estimate and the CAM Estimate are sometimes referred to hereinafter collectively as the “Common Cost Estimates”.) Tenant shall thereafter during that calendar year pay to Landlord one-twelfth (1/12) of the amount of Tenant’s Share of the Common Cost Estimates at the same time its monthly installments of Base Rent hereunder are due and payable. In the event Landlord shall not have furnished the Common Cost Estimates to Tenant by January 1 of any calendar year, then until the first day of the month following the month in which the Common Cost Estimates are furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each calendar month its share of the Common Cost Estimates based on the previous year’s estimate. At such time as Landlord furnishes the Common Cost Estimates to Tenant, Landlord shall give Tenant notice stating whether the aggregate amount of the installments of Tenant’s Share of Tax Increase, Insurance Increase and CAM Charges previously paid for such calendar year is more or less than the aggregate amount of the installments due for such portion of the calendar year as computed in accordance with the Common Cost Estimates, and (1) if there shall be a deficiency, then within ten (10) days after the Tenant receives the Common Cost Estimates, Tenant shall pay the amount of such deficiency, (2) if there shall have been an overpayment, Landlord shall credit Tenant in the amount thereof toward the subsequent installments of the Common Cost Estimates, and (3) on the first day of the first month next following the month in which the Common Cost Estimates are furnished to Tenant, and monthly thereafter for the balance of such calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the amount of Tenant’s Share of the Common Cost Estimates. Tenant’s right to contest Common Cost Estimates shall be limited to six months from date of notification by Landlord.

Current monthly Common Cost Estimates, based on one hundred percent of building occupancy, are Four Thousand Two Hundred Twenty-Nine Dollars ($4,229.00).

D.	Late Charges.

1.	Landlord May Incur Unanticipated Costs. Tenant’s failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or other lien encumbering the Premises.

2.	Tenant Owes Late Charge. Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full on or before the fifth (5th) business day of the month after same is due, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to Two Hundred and 00/100 Dollars ($200.00) (“Late Charge”), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears.

3.	Late Charge is Fair Estimate. The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

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4.	If Tenant’s Check Returned. For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a Returned Check Charge or such amount as shall be customarily charged by Landlord’s bank at the time.

5.	Charges Become “Additional Rent”. All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately, along with such other Rent, Additional Rent, or other Lease costs then in arrears.

6.	Application of Money From Tenant. Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: (a) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, and Operating/CAM Charges; and then (b) to unpaid Base Rent.

7.	Payment by Landlord on Tenant’s Behalf and Associated Charges. If Tenant fails to make any payment or expenditure required to be paid by it under the terms of the Lease and such failure continues for a period of ten (10) days after written notice of such failure is sent by Landlord to Tenant (if such notice is required in this Lease), then Landlord may, at its option, make such payment or expenditure on behalf of Tenant. In that event, the amount of any such payment or expenditure by Landlord together with interest at the rate of ten percent (10%) per annum from the date of Landlord’s payment forward, shall be immediately due and payable to Landlord as Additional Rent.

8.	Landlord May Pursue Other Remedies. Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or equity in the event of default hereunder by Tenant. Landlord’s acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this Clause shall not constitute a waiver of Landlord’s rights and remedies available under this Lease or at law or equity as a result of Tenant’s default.

9.	Landlord May Require Advance Quarterly Payment. If Rent due hereunder shall be late for three (3) consecutive months, then Landlord shall have the option to require that the Base Rent due shall be paid quarterly, in advance.

5.    SECURITY PROVISION. By no later than Jun 15, 2011, Tenant shall provide Landlord with a clean, unconditional, irrevocable, transferable letter of credit in the amount of One Hundred Eighty-Nine Thousand Nine Hundred Ninety-Six Dollars ($189,996.00) (the “Letter of Credit”), in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion. The Letter of Credit must permit partial draws and provide that draws will be honored on receipt by Issuer of the original or a certified copy of the Letter of Credit accompanied by a written statement signed by Landlord or its authorized agent stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease. The Letter of Credit must have an expiration date no earlier than August 31, 2021. If Tenant fails, by June 1, 2011, Tenant has failed to provide Landlord with the Letter of Credit as specified above, then this Lease shall be deemed immediately terminated and Tenant, within ten (10) business days of its receipt of an itemized list of Landlord’s amounts incurred as of June 1, 2011, for the improvements described in Exhibits C, D, E, and F, shall reimburse Landlord in full for those amounts incurred.

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Landlord may draw the Letter of Credit in part or in full in the event of any uncured Event of Default by Tenant to the extent needed to pay for any Tenant obligations under this Lease. If Landlord so uses or applies all or any portion of the Letter of Credit, then Tenant shall restore the Letter of Credit to the full amount within twenty (20) business days after written demand therefor, and failure to do so shall be a material and immediate Event of Default of this Lease.

The Letter of Credit, if not applied toward putting the Premises in the condition required under Sec. 14(A), the payment of rent in arrears, or the payment of damages suffered by Landlord by reason of Tenant’s default under the Lease is to be returned to Tenant at the expiration of the Term of the Lease, provided Tenant has not committed an Event of Default of any provision of the Lease. In no event is the Letter of Credit to be returned until Tenant has vacated the Premises and delivered possession of same in in the condition required by this Lease.

In the event of the sale or other transfer of the Premises, Landlord shall have the right to transfer the Letter of Credit to such purchaser or Transferee, and Landlord shall thereupon be released by Tenant from all liability for return of the Letter of Credit.

In the event that Landlord repossesses the Premises because of Tenant’s Event of Default, Landlord may apply the Letter of Credit to all damages suffered to the date of repossession and may retain the Letter of Credit to apply to such damages as may be suffered or shall accrue thereafter by reason of Tenant’s Event of Default.

6.	INSURANCE.

A.	Property Insurance. During the term of the Lease, Landlord, on behalf of Tenant, shall keep the Premises insured with Broad Form fire and extended coverage insurance in an amount not less than the full replacement cost of the Premises as determined annually. Landlord will bill Tenant monthly, as Additional Rent, one-twelfth (1/12) of the annual insurance premium for the Premises. Tenant shall be named as an Additional Insured on said Policy, as Tenant’s interests appear, and Landlord shall provide Tenant with Evidence of Insurance form (Acord 27 revised 3/93) showing such insurance in force at all times during the term of this Lease and any renewals.

B.	Liability Insurance. Tenant, at Tenant’s sole cost and expense, shall maintain comprehensive public liability insurance against any claims for bodily injury, death, or property damage, occurring on, in or about the Premises, and against contractual liability for such claims, such insurance to afford minimum protection in the amount of One Million Dollars ($1,000,000.00) or in such higher amount as Landlord may deem reasonably necessary. Landlord and any mortgagee of the Premises designated in writing by Landlord shall be named as co-insured or additional insured parties under all such policies. Tenant may provide public liability insurance under a blanket policy or policies which cover other properties in addition to the Premises. Tenant shall provide Landlord with an Evidence of Insurance form (ACORD25) or, in the alternative and at Landlord’s sole discretion, Landlord may require Tenant to provide a true copy of the actual liability insurance policy.

C.	Form. Amount and Coverage, Etc. The form, amount, and coverage of each policy of insurance which Tenant is required to maintain shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall not permit any condition to exist on the Premises and shall not commit any act or omission which would wholly or partially invalidate any insurance.

D.	Increase in Insurance Premiums. If anything done by Tenant, omitted to be done by Tenant, or allowed by Tenant to be kept on the Premises shall cause the rate of fire or other insurance on the Premises, or on other property of Landlord or of other Tenants in the Park, to be increased beyond the minimum rate from time to time applicable to the Premises or such other property, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

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E.	Accidents. Upon the occurrence of any material accident, injury, or personal property casualty in or about the Premises, Tenant shall give prompt notice thereof to Landlord, and, upon Landlord’s request, Tenant shall provide Landlord with evidence that any liability of Landlord relating thereto is covered by the insurance which Tenant is required by this Lease to carry.

F.	Payment By Landlord. Tenant shall deliver copies of all required policies to Landlord. If Tenant fails to maintain the insurance coverage required under this section and such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant, Landlord may, at its option, pay the cost of maintaining the required insurance, which shall be Additional Rent due and payable immediately upon demand.

G.	Waivers of Claims/Subrogation. Landlord and Tenant hereby waive all rights of action against the other for any loss, cost, damage, or expense resulting from fire, explosion, or any other casualty or occurrence incurred by either, which loss, cost, damage, or expense is then covered in whole or in part by insurance maintained or required to be maintained pursuant to this Lease, and each party waives any right of subrogation that might otherwise exist in or accrue to any person or account thereof.

7.	USE.

A.	Use. The Premises shall be used only for manufacture, processing, sales, and distribution of graphite nanoplatelets and related multifunctional materials purposes, including related laboratory, product research, storage, and office uses. Tenant shall not permit any liens to attach or exist as against the Premises or the Park, nor commit any waste. The Premises shall not be used for any illegal purposes, nor in any manner shall Tenant allow, suffer, or permit any vibration, noise, odor, light or other effect that could constitute a nuisance or trespass for Landlord or any other tenant, their customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid effects are occurring, Tenant agrees to immediately remove or control the same.

B.	Use of Common Areas. Landlord grants to Tenant and its agents, employees and customers a non-exclusive license to use the Common Areas in common with others during the Lease Term, subject to the exclusive control and management thereof at all times by Landlord.

C.	Management and Operation of Common Areas. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in good condition and repair and in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Park. Landlord will have the right: (1) to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas, provided same do not unreasonably restrict or interfere with Tenant’s use of the Premises for the permitted uses; (2) to enter into, modify, and terminate easements and other Common Areas; (3) to close temporarily any or all portions of the Common Areas; and (4) to do any or perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable. A copy of the current Rules and Regulations is attached as Exhibit B and made a part of this Lease.

8.	DEFAULT. The following shall constitute Events of Default under this Lease.

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A.	Landlord fails to receive any payment of Rent or Additional Rent or any other charges payable hereunder within ten (10) days after the written notice from Landlord to Tenant that such payment is past due.

B.	Failure of Tenant to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant for a period of more than thirty (30) days after written notice of such failure from Landlord to Tenant.

However, if a non-monetary failure cannot reasonably be cured within thirty (30) days, no default shall take place if Tenant begins to cure said failure within those thirty (30) days and Tenant diligently prosecutes said cure to completion.

C.	Tenant filing of a voluntary petition in bankruptcy or an involuntary petition in bankruptcy being filed against Tenant, and such petition is not dismissed within thirty (30) days of such filing.

D.	If Tenant makes an assignment for the benefit of creditors or enters into a similar arrangement with creditors.

E.	Tenant’s abandonment or vacating of the Premises at any time during the term of this Lease.

For the purposes of the Events of Default specified in this Section, the word “Tenant” shall include, without limitation: (1) any party comprising Tenant, should more than one person or entity execute this Lease as Tenant; and (2) any person or entity now or hereafter liable, whether primarily, secondarily or contingently, for the performance of the duties and obligations of Tenant under this Lease, including without limitation any principal, maker, endorser, guarantor, or surety.

9.    LANDLORD’S REMEDIES FOR TENANT’S DEFAULT. If any Event of Default shall have occurred and shall be continuing beyond those periods of time herein granted to cure the same, then Landlord shall have all of the following rights and remedies:

A.	Landlord may, by notice to Tenant, accelerate all Base Rent due hereunder and otherwise payable in installments over the remainder of the Lease Term, and, at Landlord’s option, Additional Rent, including, but not limited to, unearned brokerage commissions paid by Landlord in connection with this Lease, to the extent that Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated Rent shall be due and payable to Landlord upon Landlord’s demand reduced by the reasonable rental value of the Premises and adjusted to reflect the time value of money at the Wall Street Journal published “Prime Rate” as of the date of Tenant’s default. Additional Rent which has not been included, in whole or in part, in accelerated Rent shall be due and payable by Tenant during the remainder of the Lease Term, in the amounts and at the times otherwise provided for in this Lease.

B.	Landlord may, at Landlord’s option, with judicial process, enter upon the Premises and remove Tenant and any and all other persons therefrom and take and retain possession thereof and of any and all goods, inventory, equipment, fixtures, and all other personal property of Tenant situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale. Tenant agrees that five (5) days’ prior notice of any public or private sale shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys’ fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rent, which may be or may become due from Tenant to Landlord; third, to compensate Landlord for unearned brokerage commissions paid by Landlord in connection with this Lease; and, fourth, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

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C.	Landlord from time to time may re-let the Premises, or any part thereof, for such term or terms and on such conditions as Landlord, in its reasonable discretion, may determine, and Tenant shall be liable to Landlord for (i) the difference between the amount of Rent and Additional Rent payable hereunder and the net proceeds of such re-letting and (ii) unearned brokerage commissions paid by Landlord in connection with this Lease. In computing the amount of such difference there shall be added thereto such reasonable expenses as Landlord may have incurred in connection with such re-letting, including without limitation, attorneys’ fees, brokerage commissions, and expenses for keeping the Premises in good order and for preparing them for reletting, including expenses of remodeling and free rent or other rent incentives provided to the new tenant.

D.	Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice, on which date this Lease shall terminate. If Landlord shall so elect to terminate this Lease, then Landlord shall be entitled to recover from Tenant, in addition to all accrued Rent and other sums due from Tenant as of such termination date, damages in an amount equal to: (1) the amount of Rent reserved for the balance of the Lease Term, less the fair rental value of the Premises for the balance of the Lease Term, as adjusted to reflect the time value of money at the Wall Street Journal published “Prime Rate” as of the date of such termination, (2) unearned brokerage commissions paid by Landlord in connection with this Lease, and (3) all costs and expenses reasonably incurred by Landlord in securing possession from Tenant, in restoring the Premises to the condition in which Tenant is herein obligated to surrender same to Landlord, in preparing to re-let the Premises, in maintaining and safeguarding the Premises in attempting to re-let the Premises, and in recovering said damages from Tenant, which costs and expenses shall include, without limitation, reasonable attorneys’ fees and expenses, costs of security services, costs of storing or disposing of property left upon the Premises and cleaning and restoration costs. No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant the termination notice specified in the first sentence of this Subsection D.

E.	If Tenant is in monetary default twice in any six (6) month period, Landlord shall have the right to demand automatic wire transfer of Rent from Tenant’s account.

Landlord’s pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant’s violation of any provision of this Lease. No action taken by or on behalf of Landlord shall be construed to mean acceptance of a surrender of this Lease, unless otherwise agreed in writing by Landlord. No failure of either party to pursue or exercise any of said party’s powers, rights or remedies or to insist upon strict and exact compliance by the other party with any provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by any party of the right to demand strict and exact compliance with the terms and conditions of this Lease.

10.   MISCELLANEOUS DEFAULT PROVISIONS. The right to enforce all of the provisions of this Lease may, at the option of any assignee of Landlord’s rights in this Lease, be exercised by any such assignee.

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A.	Any notation or statement by a party on any draft, check, or other method of payment of any obligation hereunder, or in any writing accompanying or accomplishing such payment, which notation or statement purports to impose conditions on such payment or to invoke the doctrine of accord and satisfaction, shall be absolutely void and of no effect, and may be ignored by the other party.

B.	No right or remedy herein conferred upon or reserved to a party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Either party shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

C.	No failure by a party hereto to insist upon the strict performance of any covenant, agreement, term or condition of this Lease on the part of the other party to be performed, or to exercise any permitted right or remedy consequent upon a default therein, and no acceptance of the other party’s performance or, in the case of Landlord, of Tenant’s payment of full or partial Rent after such default, shall constitute a waiver by the party not in default of such default or of such covenant, agreement, term or condition, or any right or remedy of the party not in default with respect thereto.

D.	If Landlord fails to perform any covenant on Landlord’s part to be performed under this Lease within thirty (30) days after written notice is sent from Tenant to Landlord stating the precise nature of the failure, then Tenant may declare Landlord in default, provided that if nature of the failure is such that it cannot be reasonably cured within the thirty (30) day period, then Landlord shall not be deemed in default if Landlord, within the thirty (30) day period, commences the cure and thereafter diligently pursues the same to completion. If Landlord does not cure any such failure within the notice and cure period, then Tenant may elect to terminate this Lease upon written notice to Landlord, sue for specific performance, sue for injunctive relief, or sue for damages, at Tenant’s option.

If legal action is required to enforce the performance of either party’s obligations under this Lease, then the prevailing party in that legal action shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in that action from the other party.

11.   ASSIGNMENT AND SUBLETTING. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, sell, assign, hypothecate or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to disapprove any further assignment or subletting. Landlord’s consent hereunder shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall remain liable for the full and complete performance, satisfaction and compliance with each and every agreement, term, covenant, condition, requirement, provision and restriction of this Lease, as principal and not as surety or guarantor, and as if no such assignment or subletting had been made.

Landlord is expressly given the right to assign any or all of its interest in the Premises or this Lease. Landlord shall give written notification to Tenant promptly after any such assignment.

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12.   HAZARDOUS SUBSTANCES. The term “Hazardous Substances” as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any existing or future federal, state, or local law or ordinance relating to pollution or protection of the environment. Tenant hereby represents and warrants and covenants with Landlord that:

A.	Tenant will obtain prior to occupancy of the Premises and shall maintain in good standing all local, state and federal government licenses necessary in order to conduct its operations at the Premises;

B.	No activity shall be conducted on the Premises that will produce any Hazardous Substance, except for such activities that: (1) are part of the ordinary course of Tenant’s business activities; and (2) are conducted in accordance with all Environmental Laws (the “Permitted Activities”);

C.	The Premises shall not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that: (1) are used in the ordinary course of Tenant’s business; (2) are properly stored in a manner and location meeting the requirements of all Environmental Laws; or (3) which are listed on Exhibit A attached to and made a part of this Lease (the “Permitted Materials”). Landlord agrees that all items listed on Exhibit A shall be deemed Permitted Materials, provided they are handled in accordance with the requirements of the preceding sentence.

D.	No portion of the Premises shall be used as a landfill or a dump;

E.	Tenant shall not install any underground tanks of any type;

F.	Tenant shall not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance;

G.	Tenant shall not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws at Tenant’s sole expense.

The Tenant shall defend, indemnify, and hold harmless the Landlord, its employees, agents, officers, directors, and shareholders from and against any and all claims of every kind of nature, known or unknown, contingent or otherwise, demands, criminal and civil penalties, fines, liabilities, settlements, judgments, damages, costs or expenses, including without limitation, actual reasonable attorneys’ fees, consultants’ fees, investigation and laboratory fees, court costs and all litigation expenses, arising out of or in any way related to: (1) the presence, disposal, release or threatened release of any Hazardous Materials caused by Tenant, on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons, or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or in any way related to the release of such Hazardous Materials on the Premises by Tenant; (3) any lawsuit brought or threatened, settlement reached, or government order relating to the release of such Hazardous Materials by Tenant with respect to the Premises; and/or (4) any violation of Governmental Regulations which are based upon or in any way related to the release of such Hazardous Materials by Tenant.

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Landlord shall have the right, at any time upon attempted notice to Tenant, to inspect the Premises for violations of this section. Landlord, at its expense, shall provide Tenant with a current Phase I environmental study of the Premises certified to both Landlord and Tenant and containing no recognized environmental conditions prior to the Commencement Date. Tenant, at its expense, shall provide Landlord with a current Phase I environmental study of the Premises certified to both Landlord and Tenant and containing no recognized environmental conditions on the Leased Premises upon its vacation of the Premises.

13.	ALTERATIONS.

A.	Changes, Alterations and Additional Construction. Except as otherwise provided herein, Tenant, at its expense, shall be responsible for any improvements to the Premises, including but not limited to those required for compliance with fire and building codes, the Americans with Disabilities Act (and any regulations implementing said Act), and any other applicable federal, state, or local law or regulation, provided such improvements are required on account of Tenant’s activities on the Premises. Tenant shall not construct any change, alteration, or addition in or to the Premises or the Park (any and all of the foregoing being sometimes herein collectively called an “Alteration”) unless and until, in each instance, Tenant shall have submitted to Landlord plans, specifications and other materials for such Alteration as Landlord may request and Landlord shall have approved the same in writing. Landlord’s approval of any Alteration shall not be unreasonably withheld, conditioned, or delayed.

B.	Manner of Construction. All Alterations which Landlord shall have approved shall be constructed by Tenant, without expense to Landlord, in a good, and workmanlike manner, and in compliance with the Landlord-approved plans and specifications therefore and all applicable permits, laws, ordinances and regulations and order, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.

C.	Title to Alterations. Except to the extent otherwise expressly provided herein, upon the completion of construction of each Alteration (but excluding Tenant’s trade fixtures, equipment, machinery, and signage), such Alteration shall automatically be deemed part of the Premises for purposes of this Lease. Notwithstanding the foregoing, upon any termination of this Lease or Tenant’s right of possession of the Premises, at Landlord’s option, (1) prior to such expiration or termination, all such Alterations, or any parts or parts thereof designated by Landlord, shall be removed from the Premises and the Premises restored substantially to their condition immediately prior to the construction thereof, all at Tenant’s expense, or (2) upon such expiration or termination, title to such Alterations, or any part of parts thereof designated by Landlord, in the condition in which Tenant is obligated to maintain the Alterations pursuant to the provisions of this Lease, shall automatically pass to, vest in, and belong to Landlord without further action on the part of either party and without cost or charge to Landlord.

D.	Landlord’s Initial Improvements. Prior to the Commencement Date, Landlord shall make the following improvements to the Premises in a good and workmanlike manner, in accordance with all applicable laws, codes, and ordinances, and in accordance with the plans and specifications approved in writing by Tenant: (1) make changes to the office space as shown on Exhibit C attached hereto, (2) build out the laboratory space as shown on Exhibit D attached hereto, (3) modify the employee washrooms as shown on Exhibit E attached hereto, and (4) modify the factory as shown on Exhibit F attached hereto. Prior to commencing these improvements, Landlord shall obtain a fixed price bid for the improvements from Wieland Davco or another contractor or contractors acceptable to the parties. Tenant must first agree in writing that the bid is acceptable before Landlord proceeds with the improvements, provided that Tenant shall be deemed to have approved the bid if Tenant does not provide substantive comments on it within five (5) days after Tenant’s receipt of the bid. If no bid is reasonably acceptable to Tenant, then Tenant may terminate this Lease upon written notice to Landlord. If the bid is acceptable to Tenant, then Tenant shall confirm that fact in writing delivered to Landlord and Landlord thereafter shall complete the improvements as promptly as practical. The cost of the improvements as reflected in the approved bid, together with any additions to the bid approved in writing by Tenant and Landlord, shall be paid by Landlord. This payment by Landlord shall be amortized as Additional Rent to be paid by Tenant together with Base Rent in equal monthly installments over the Lease Term, together with interest on the unpaid balance thereof at seven percent (7.0%) per annum.

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E.	Subsequent Improvements. Landlord acknowledges that Tenant is leasing the Premises with an option to require Landlord to expand the Premises at some time during the first twenty-four (24) months of the Lease Term to include (1) an addition to the Building for chemical storage of approximately 15,000 square feet, with a blast wall to separate the chemical storage area from the rest of the Building and (2) to construct a loading dock. Tenant will provide Landlord with the plans and specifications for such expansion. As promptly as practical thereafter, Landlord will obtain fixed price bids for the expansion from Wieland Davco and other contractors acceptable to Landlord and Tenant. If Tenant approves in writing a bid for this expansion, then Landlord shall complete or cause the selected contractor to complete the expansion in good and workmanlike manner, in accordance with all laws, codes, and ordinances, and in accordance with the plans and specifications provided by Tenant as promptly as practical. The cost of the expansion as reflected in the approved bid and any additions to the bid approved in writing by Tenant and Landlord shall be paid by Landlord. Landlord’s payment shall be amortized as Additional Rent to be paid by Tenant as Additional Rent together with Base Rent in equal monthly installments over the remaining Lease Term, together with the interest on the unpaid balance thereof at seven percent (7.0%) per annum, commencing upon issuance of a certificate of occupancy for the expansion space. If Landlord is unwilling or fails to complete the expansion as herein provided, then Tenant’s sole remedy therefor shall be to terminate this Lease upon ninety (90) days prior written notice to Landlord, with such notice to be effective to be provided Landlord by no later than the thirty-sixth (36th) month of the Lease Term.

14.	SURRENDER.

A.	Delivery of Possession. Tenant shall, on the Expiration Date of the Lease Term, or upon any earlier termination of this Lease, or upon any termination of Tenant’s right to possess the Premises pursuant to the provisions of this Lease, surrender and deliver up the Premises into the possession and use of Landlord without fraud or delay and in the condition at the time of occupancy, normal wear and tear excepted, broom clean and free of all debris and hazardous or toxic materials not present on the Commencement Date, and free and clear of all lettings, occupancies, liens and encumbrances, created by or through Tenant.

B.	Holding Over. If Tenant holds over in the Premises after the expiration of the Lease Term or any earlier termination of this Lease or of Tenant’s right to possess the Premises in violation of the Lease, then at Landlord’s option, and without limitation to any right or remedy of Landlord with respect to such holding over, such holding over shall create a tenancy from month-to-month only, subject to Tenant’s obligation to pay Rent equal to one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately prior to such expiration or termination (as well as any Additional Rent), and subject to all the provisions and conditions of this Lease, other than provisions relating to length of Lease Term, which tenancy may be terminated at any time by Landlord giving notice thereof to Tenant. Landlord’s acceptance of any such rental during the period of Tenant’s holding over shall not waive or otherwise affect any claim or right which Landlord may have with respect to such holding over.

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C.	Removal of Personal Property. Any and all personal property, machinery, and equipment furnished or installed by or at the expense of Tenant which does not constitute part of the Premises shall be removed by Tenant and all damage to the Premises caused by such removal repaired by Tenant prior to the expiration or earlier termination of the Lease Term or the termination of Tenant’s right to possess the Premises.

D.	Retention of Personal Property. Any personal property, machinery, or equipment of Tenant which shall remain on the Premises after the expiration of the Lease Term or earlier termination of this Lease or Tenant’s right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord’s property or be disposed of, without liability to Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant’s expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord’s demand. Tenant shall pay to Landlord on demand (1) a reasonable fee for storing and disposing of any such personal property, and (2) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

15.   RIGHT TO MORTGAGE. Landlord reserves the right to subject and subordinate the Lease to the lien of any mortgage or security interest now or hereafter placed upon Landlord’s interest in all or any part of the Premises and upon the land, buildings, and fixtures of which the Premises are a part or upon any buildings hereafter placed upon the land of which the Premises form a part. Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any present or future mortgage or security interest or other lien as shall be desired by Landlord. In exchange for any such subordination, and as a condition thereof, Landlord will be required to provide a customary non-disturbance agreement from any existing lienholder providing that Tenant’s rights, interests, and possession under this Lease will not be disturbed so long as Tenant is not in default of this Lease.

16.   ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time upon not less than fifteen (15) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to the best of Tenant’s actual knowledge after reasonable investigation: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (2) whether there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Landlord or Tenant to be performed (and if so, specifying the same); and (3) the dates to which the Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Premises. Should either party comply with a request by the other to provide an Estoppel Certificate on the requesting party’s behalf, such compliance shall not estop the complying party from thereafter asserting its rights and remedies regarding any default existing on or before the date on which it executes such Estoppel Certificate of which it did not have actual knowledge on the date of execution thereof.

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17.	MAINTENANCE AND REPAIRS.

A.	Utilities. Tenant shall promptly pay all charges for utilities and other services furnished to the Premises by Landlord or the applicable utility company, including, but not limited to, gas, water, electricity, fuel, light, heat, and dumpster service. In the event any utilities furnished to the Premises are not separately metered, Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro-rata share of the utilities.

B.	Cleaning and Upkeep. Tenant shall keep the Premises, including any adjoining parking areas, walkways, drives, streets, alleys or yards clean and free of rubbish. If Tenant fails to do so, Landlord’s cost to have it done will be added to Tenant’s CAM Charges.

C.	Grounds Maintenance. Tenant shall be responsible for all costs and expenses related to maintaining the lawn, shrubs, and any other landscaping on the Premises up to the standard which Landlord has historically maintained. Cost will be included in Tenant’s CAM Charges.

D.	Snowplowing. Tenant shall be responsible for all costs and expenses for keeping the Premises free from ice and snow at all times. Cost will be included in Tenant’s CAM Charges.

E.	Landlord’s Right of Entry. Landlord shall have the right to enter upon the Premises at all reasonable hours, with reasonable prior notice, for the purpose of inspection and repairs, except in case of emergency in which case no notice shall be required.

F.	Repairs bv Landlord. Except as otherwise provided herein, Tenant accepts the Premises in their condition at Lease commencement and as suited for the uses intended by Tenant. Landlord shall deliver the Premises to Tenant on the Commencement Date with all building systems, equipment, and fixtures in good working order and condition. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs or improvements to the Premises, except repairs to the foundation, structural components, exterior walls or roof of the Building as necessary for safety and tenantability, all of which shall be Landlord’s responsibility to repair and maintain at Landlord’s sole cost and expense if the need for repair is not brought about by any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees or assignees. Without limiting the generality of the foregoing limitation, Landlord specifically shall have no obligation to repair any interior or exterior glass or doors (including loading doors) located in or on or constituting a part of the Premises, nor shall Landlord have any obligation to maintain exterior lighting

Notwithstanding the foregoing limitations on Landlord’s repair obligations, during the first year of the initial Lease Term only, Landlord shall be obligated to promptly correct any defects in material or workmanship throughout the Premises and repair any building systems, equipment, and fixtures which were not in good working order and condition as of the Commencement Date.

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G	Repairs by Tenant. Tenant shall repair, maintain, replace as necessary, and keep in good, clean, and safe repair all portions of the Premises and all equipment, fixtures, and systems therein which are not specifically set forth as the responsibility of Landlord elsewhere in this Lease, ordinary wear and tear, damage by the elements, and casualty excepted. Tenant’s repairs and replacements shall include, without limitation, all electrical, plumbing, heating and air conditioning systems, parts, components, and fixtures. In connection therewith, Tenant shall maintain in force at all times a maintenance contract for the heating, ventilation and air conditioning equipment: (1) reasonably acceptable in form and content to Landlord; (2) with a service organization reasonably acceptable to Landlord; and (3) providing for at least semi-annual maintenance of such equipment, and shall provide Landlord with a true copy of such maintenance contract. Tenant shall also promptly repair or replace all partitions and all glass and plate glass within or constituting a part of the Premises immediately when cracked or broken, unless caused by Landlord or Landlord’s employees or agents, and Tenant shall be liable for and shall hold Landlord harmless against all loss, cost, and damage (including reasonable attorneys’ fees) arising from any damage or injury to the Premises or the Park or to any person or property caused or contributed to by any act or negligence of Tenant, any invitee, agent, affiliate, customer or client of Tenant or anyone in Tenant’s control or employ. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective conditions on the Premises known to Tenant which Landlord is required to repair, and failure to promptly report such defects after Tenant knows of the defective conditions shall make Tenant liable to Landlord for any liability incurred by Landlord by reason of such defects, and Tenant indemnifies and holds Landlord harmless from and against all loss, costs and damage (including reasonable attorneys’ fees) arising from or related to Tenant’s failure to so report such defective conditions. In no event shall Tenant cause or allow any outside storage of trash, refuse, debris, or anything else on the Premises. All personal property of Tenant or Tenant’s employees, agents, affiliates or invitees located in or brought upon the Premises or any part of the Park shall be at risk of Tenant only, and Landlord shall not be liable to Tenant or any other party for any damage thereto or theft thereof resulting from any cause other than the willful negligence or intentional misconduct of Landlord, its officers, employees, or agents.

If Tenant does not comply with this Section, Landlord shall have the right to do or cause to be done all acts necessary to bring Tenant into compliance and bill Tenant for all costs involved.

Tenant shall obtain all necessary governmental permits before making any renovations, improvements, alterations or additions to the Premises. Landlord agrees to cooperate with Tenant in obtaining such permits. However, Landlord shall have no obligation to pay any fees or charges in connection therewith.

H.	Liens. If a mechanic’s or construction lien is filed against any portion of the Premises or Park as a result of work undertaken by Tenant, then within thirty (30) days after receiving notice of any such lien, Tenant shall discharge the lien either by payment of the indebtedness due lien claimant or by filing a bond as provided by statute.

If Tenant fails to discharge any lien in accordance with the terms hereof, Landlord shall have the right to discharge the lien by filing a bond or paying the indebtedness. In this event, Tenant shall pay the cost of the bond or the amount of the lien indebtedness to Landlord as Additional Rent immediately upon demand. If Tenant does not do so within ten (10) days of demand by Landlord, then Tenant shall be in default under this Lease and Landlord shall have the same remedies as provided for in Section 9.

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18.	DAMAGE OR DESTRUCTION.

A.	If the Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God, or other casualty (fire, the elements, acts of God, or other casualties hereinafter referred to as a “Casualty”), and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred eighty (180) days after such Casualty, then Landlord may, at its sole option, terminate this Lease as of the date of such Casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall exercise its election to terminate provided herein by written notice to Tenant as soon as practical and in any event within sixty (60) days after such Casualty. For purposes hereof, the Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.

B.	If this Lease is not terminated pursuant to Subsection A above, then Landlord shall proceed with all due diligence to repair and restore the Premises using the proceeds of insurance which shall be made available by Tenant, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such Casualty occurs during the last year of the Lease Term exclusive of any renewal or extension option that is unexercised at the date of such Casualty). If Landlord shall fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of the Casualty, then Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Lease Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Landlord, then the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other property and improvements that may have been placed in or about the Premises by Tenant, provided that Tenant shall be entitled to rebuild, repair, or replace said items using the proceeds of any insurance available therefor.

C.	If this Lease shall not be terminated by Landlord pursuant to this Section 18 and if the Premises are unfit for occupancy in whole or in part following such Casualty, then the Base Rent payable during the period in which the Premises are unfit for occupancy shall abate in proportion to the percentage of the rentable area of the Premises rendered unusable by such Casualty; provided, however, that no such abatement shall be made under the provisions of this Subsection C if such Casualty shall have been caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees.

D.	Notwithstanding anything herein to the contrary, if, following any Casualty, the holder of any indebtedness secured by a mortgage or deed to secure debt or similar instrument covering the Premises requires that any insurance proceeds resulting from the Casualty be paid to it rather than to Landlord for the rebuilding or restoration of the Premises, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of the Casualty as if the date of such Casualty were the date originally fixed in this Lease for the expiration of the Lease Term.

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E.	If any Casualty described in this subsection occurs, then Landlord shall not be liable to Tenant for any inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging or rearranging of any portion of the Premises or for termination of this Lease as provided in this subsection, except to the extent of any bodily injury to persons or damage to property resulting solely from Landlord’s negligence or intentional misconduct in performing such work.

19.	CONDEMNATION.

A.	Total Taking. In the event that the whole of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking, including but not limited to a temporary taking of the Premises for a period in excess of six (6) months (all of the foregoing herein called a “Total Taking”), then this Lease shall terminate as of the earlier of the date when title thereto vests in the condemnor or the date when possession thereof shall be delivered to the condemnor.

B.	Award on Total Taking. The entire award with respect to any Total Taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemnor may make, and which shall be provided for by law, specifically for Tenant’s improvements, moving expenses and business dislocation damages, provided that same are not deducted from the award otherwise payable to Landlord.

C.	Partial Taking. In the event that any portion or portions of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a “Partial Taking”), then this Lease, only as to the portion or portions so taken, shall terminate as of the date possession thereof shall be delivered to the condemnor; provided, however, if as a result of such Partial Taking, it is economically unfeasible to reconstruct or operate for Tenant’s business the remaining portion of the Premises because of the insufficiency in size of the remaining portion of the Premises or Tenant’s ability to access the Premises is severely reduced, and Tenant so certifies to Landlord, then (1) this Lease shall terminate thirty (30) days from the date possession of the part taken shall be delivered to the condemnor, and (2) such Partial Taking shall be deemed to be and treated as a Total Taking.

D.	Reconstruction. If during the Lease Term there shall be a Partial Taking, and if this Lease shall not be terminated on account thereof pursuant to the provisions of the immediately preceding Subsection C, then (1) Landlord shall repair and restore the remaining portion of the Premises so that they constitute architectural units with the same general character and condition to the nearest extent possible under the circumstances as the previous Premises, and (2) this Lease shall remain in full force and effect with respect to such remaining portion of the Premises. Landlord shall use its best efforts to complete the reconstruction promptly and within the period mutually agreed upon by the parties.

E.	Award on Partial Taking. The entire award with respect to any Partial Taking shall be paid to Landlord, excluding however any award for Tenant’s improvements and business interruption.

F.	Temporary Taking. In the event a taking or condemnation of the Premises, or any part thereof, shall be for temporary use or occupancy not exceeding a period of six (6) months, then: (1) this Lease and all Tenant’s obligations hereunder shall continue in full force and effect (except to the extent that performance by Tenant of Tenant’s covenants and agreements is prevented by such taking); (2) there shall be no reduction or abatement of Rent; (3) Tenant shall be entitled to the entire award with respect to any such taking, except that Landlord shall be entitled to any portion of such award allocable to any period of time beyond the expiration of the Term of this Lease; and (4) the rights of Landlord and Tenant shall be unaffected by the other provisions of this Article and shall be governed by applicable law or Tenant shall have the option to terminate the Lease with no further liability to Landlord.

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G.	Settlement Agreement. For the purposes of this Lease, all amounts paid pursuant to an agreement with any condemnor in settlement of any condemnation or any eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

H.	Abatement in Base Rent. In a case of a Partial Taking which does not result in a termination of this Lease, the annual Base Rent payable under this Lease, after possession of the portion so taken shall be delivered to the condemnor, shall be reduced in the same proportion as the amount of usable floor area of the Premises shall have been reduced by such Taking, but any such Partial Taking shall not relieve Tenant from Tenant’s liability to pay the full Additional Rent payable under this Lease, or from any of Tenant’s other obligations hereunder, and except as herein expressly provided.

20.	LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT.

A.	Damage in General. Tenant agrees that Landlord, and its officers, employees and agents and those of all affiliated legal entities shall not be liable to Tenant, and Tenant hereby releases said parties, for any loss, injury, death, or damage (including incidental or consequential damages) to persons, property, or Tenant’s business from any cause whatsoever, unless such damage, loss or injury results from the negligence or willful misconduct of Landlord, or its officers, employees or agents. Landlord and its officers, employees, and agents shall not be liable to Tenant for any such damage or loss, whether or not such damage or loss results from the negligence or willful misconduct, to the extent Tenant is compensated therefore by Tenant’s insurance.

B.	Indemnification of Landlord. Tenant agrees to defend with counsel reasonably satisfactory to Landlord, indemnify and save harmless Landlord from and against any and all liabilities, claims, damages, losses, cost and expenses, including without limitation attorneys’ fees, suffered or incurred by Landlord with respect to: (1) Tenant’s conduct, operation or management of the Premises, or any work, act or thing whatsoever by Tenant done in, on or about the Premises; (2) any condition of the Premises, resulting by reason of Tenant’s failure or refusal to perform its obligations under this Lease; (3) any breach or default on the part of Tenant in the observance or performance of any of its agreements or obligations hereunder; (4) any act or omission of Tenant or any sublessee or Assignee of Tenant or any of Tenant’s or such sublessee’s or Assignee’s agents, contractors, servants, employees, business invitees, licensees, visitors or guests with respect to the Premises and/or Park; and (5) any accident, injury to or death of any person or damage to any property caused by Tenant or its officers, employees, agents, contractors or invitees in or on the Premises. Landlord shall give prompt written notice to Tenant of any claim asserted against Landlord which, if sustained, may result in liability of Tenant hereunder, but failure on the part of Landlord to give such notice shall not relieve Tenant from Tenant’s obligation to defend, indemnify and save harmless Landlord as stated, except to the extent that the failure to give such notice results in actual loss or damage to Tenant.

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C.	Indemnification of Tenant. Landlord agrees to defend with counsel reasonably satisfactory to Tenant, indemnify and save harmless Tenant from and against any and all claims, damages, losses, cost and expenses, including without limitation attorneys’ fees, suffered or incurred by Tenant as the result of any accident, injury to or death of any person or damage to any property to the extent caused in or about the Premises by the negligence or willful misconduct of Landlord or Landlord’s employees, servants, licensees, or its agents. Tenant shall give prompt written notice to Landlord of any claim against Tenant which, if sustained, may result in liability of Landlord hereunder, but Tenant’s failure to give such notice shall not relieve Landlord from Landlord’s obligation to defend, indemnify and save harmless Tenant as stated, except to the extent that the failure to give such notice results in actual loss or damage to Landlord.

21.	MISCELLANEOUS PROVISIONS.

A.	Governing Law. This Lease shall be construed and interpreted under the laws of the State of Michigan applicable to contracts made and fully performed within the state.

B.	References. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the sense and circumstances require. All references to Section or paragraph numbers or letters shall refer to sections or paragraphs of this Lease unless otherwise indicated.

The headings inserted in this Lease are for reference purposes only and shall in no way affect the construction of this Lease or limit the generality of any of its provisions.

C.	Binding Effect. The terms and conditions of this Lease shall also bind the respective heirs, successors, personal representatives and assigns of the parties.

D.	Entire Agreement. Except for the documents listed below, if any, this Lease constitutes the entire agreement between the parties and shall be deemed to supersede and cancel any other agreement between the parties relating to the transaction herein contemplated. None of the prior and contemporaneous negotiations, preliminary drafts or prior versions of this Lease containing conditions not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

E.	Enforceability of Provisions. In case any provision of this Lease or any agreement or instrument executed in connection herewith shall be deemed invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity of the remaining provisions hereof shall not in any way be affected.

This Lease shall not be construed more strictly against one party as opposed to the other, merely because it may have been prepared by counsel for one of the parties. It is recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. Except as specifically provided to the contrary in this Agreement, any approval required by the terms of this Agreeement to be provided by either party shall not be unreasonably withheld, conditioned, or delayed.

F.	Remedies Not Exclusive. All of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other rights, remedies, and benefits allowed by law. One or more waivers of any covenant or condition by a party shall not be construed as a waiver of a further breach of the same or any other covenant or condition.

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G.	Landlord’s Right to Tenant’s Financial Information. Landlord reserves the right to require Tenant to submit annual financial information including but not limited to financial statements and other relevant records. Tenant shall supply Landlord with the requested information within ten (10) business days of receipt of the request unless otherwise agreed upon. Any financial information provided by Tenant which is not publicly available and is conspicuously marked “Confidential” by Tenant shall be kept confidential by Landlord and may be disclosed by Landlord only to Landlord’s lender or to a prospective purchaser of Landlord, the Park, or the Premises under similar conditions of confidentiality.

H.	Re-Leasing. Tenant agrees that for a period commencing six (6) months prior to the termination of this Lease, upon reasonable advance notice to Tenant Landlord may show the Premises to prospective tenants. Landlord may list the Premises for lease or rent with a broker and may display in and about the Premises the usual and ordinary signs during the last six (6) months of the Lease Term.

I.	Advertising and Signs. All signs and advertising displayed on and about the Premises shall only advertise the business carried on upon the Premises. Landlord shall control the character and size of all signs and no sign shall be displayed except those approved in writing by Landlord, provided that Landlord shall permit Tenant to install signage in any existing pylon or road sign, building sign, or other existing sign on the Premises.

J.	Quiet Enjoyment. Landlord covenants that Tenant, upon payment of all the Rent and Additional Rent due under this Lease, and performance of the covenants and obligations under this Lease or otherwise, may peacefully and quietly occupy the Premises for the term of this Lease including any written extensions or modifications of same.

K.	Sale by Landlord. In the event of any sale, conveyance, transfer, or assignment by Landlord of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Tenant releases said party from same, and Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord’s duties and obligations under this Lease from and after the date of such sale, conveyance, transfer, assignment, or disposal.

L.	Limitation of Liability. Landlord’s obligation and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Premises, and neither Landlord, nor any joint venturer, partner, officer, director or shareholder of Landlord or its affiliated legal entities or any of the joint venturers of Landlord shall have any liability whatsoever with respect to this Lease.

M.	Authority. Each party executing this Lease warrants that it has full power, authority and legal right to execute and deliver this Lease, and to keep and observe all of the terms and provisions of this Lease on such party’s part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation.

N.	No Liability for Curtailment Etc., of Services. Landlord shall not be liable in damages or otherwise and Tenant waives any claim for the curtailment, delay, or failure in furnishing any services hereunder from any cause whatsoever, except where such curtailment, delay or failure is caused by Landlord’s willful negligence or misconduct. In no event will Landlord have any liability for any consequential, incidental, or special damages in connection with furnishing services pursuant to this Lease, nor shall any curtailment, delay, or failure in providing services, regardless of cause, constitute an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts to restore promptly the curtailed, delayed or failed service.

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O.	Survival. All agreements and obligations of a party hereunder which require observance or performance after the expiration or termination of this Lease, or which cannot reasonably be ascertained as having been observed or performed at the time of such expiration or termination, shall survive, and be enforceable against said parly following such expiration or termination.

P.	Notices. Whenever a provision is made for notice of any kind, it shall be served by United States first class mail, or personally delivered to the party being put on notice at the addresses listed below or such other addresses as the parties may indicate for themselves by written notice delivered in like manner.

If to Landlord:	DART CONTAINER OF MICHIGAN LLC 500 Hogsback Road Treasury Department Mason, Michigan 48854-9541 ATTN: Steve A. Mills

If to Tenant:	XG SCIENCES, INC. 3101 Grand Oak Drive Lansing, Michigan 48911 ATTN: Michael R. Knox Title: Chief Executive Officer

Q.	Certificate of Occupancy. Upon Tenant’s written request, Landlord shall provide Tenant with a Certificate of Occupancy issued by the appropriate municipal authority.

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This lease is signed and made effective as of the date first written above.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _______________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

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EXHIBIT A

PERMITTED MATERIALS

Tenant’s list of hazardous and toxic materials and wastes required to be disclosed under Section 12 of the Lease.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _____________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: _June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

A-1

EXHIBIT B

RULES AND REGULATIONS

1.	Control of Common Areas. Landlord shall have the right to control and operate the Common Areas of the Park in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, facilities, and other Common Areas of the Park by other tenants.

2.	Observance of Rules. Landlord reserves the right to exclude or expel from the Park any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Park or in violation of any law, order, ordinance, or governmental regulation.

3.	No Obstruction. The entries, exits, corridors, stairways and elevators shall not be blocked, obstructed, or interfered with in any way by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Nor shall tenant block, obstruct, or interfere with in any way sprinklers, fire extinguishers, or other fire control equipment, or any electrical, mechanical or other building systems located on the Premises or on the Park. Tenant shall not bring into or keep within the Premises any animal or motor vehicle unless prior arrangements have been made with the Landlord.

4.	Security of Premises. All entrance doors on the Premises shall be kept locked when the Premises are not in use.

5.	Locks. No additional locks shall be placed on the doors of the Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys for each lock on the entrance doors when Tenant assumes possession, with the understanding that at the termination or expiration of the Lease Term the keys shall be returned.

6.	No Soliciting. Canvassing, soliciting, or peddling in the Park is prohibited and each tenant shall cooperate to prevent the same.

7.	No Advertising. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Park for any purpose other than that of the business address of Tenant.

8.	Proper Use of Facilities. The drinking fountains, lavatories, water closets, and urinals shall not be used for any purpose other than those for which they were installed.

9.	Load Limits on Floors. Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry and is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy installations which Tenant wishes to place in the Premises so as to distribute properly the weight thereof.

10.	Machinery and Equipment. Machinery and equipment used by Tenant on the Premises which cause noise and/or vibration that may be transmitted to the structure of the Premises or to other portions of the Park to such a degree as to be reasonably objectionable to Landlord or other Tenants shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, or spring-type noise and/or vibration eliminators sufficient to reduce such noise and/or vibration to reasonably unobjectionable levels.

B-1

11.	Moving of Equipment. Tenant shall move all heavy equipment in and out of the Building and/or Park in compliance with all applicable governmental laws, rules or regulations and the structural design of the Building.

12.	Replacement of Broken Glass. Tenant shall replace, at Tenant’s expense, any and all broken glass, including glass partitions and doors, if any, in the Premises.

13.	No Hazardous Materials. Tenant’s operations shall not include the manufacture, use and/or storage of flammable or explosive materials or substances, and explosive devices, unless same are maintained, used, and stored in accordance with applicable laws and Section 12 of the Lease. Tenant shall conduct its operations so as to avoid hazards associated with flammable or explosive materials or any other toxic or hazardous material or activity, unless same are maintained, used, and stored in accordance with applicable laws and Section 12 of the Lease.

14.	Good Housekeeping. Tenant shall observe good housekeeping and keep the Premises reasonably clean and neat at all times, and free of pest or vermin of any kind.

15.	Landlord Not Liable. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

16.	Modifications to Rules and Regulations. Landlord reserves the right by written notice to Tenant to rescind, amend, alter or waive any rule or regulation at any time prescribed for the Park when, in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Park and its tenants, provided that such rescissions, amendments, alterations, or waivers may not be unreasonable when applied to Tenant or may not unreasonably restrict Tenant’s use of the Premises for the purpose described in Section 7 of the Lease.

17.	Drives and Parking Areas. All parking shall be within the Premises boundaries and within marked parking spaces. At no time shall Tenant obstruct drives and loading areas intended for the use of all tenants. The drives and parking areas are for the joint and non-exclusive use of Landlord’s tenants, and their agents, customers and invitees, unless specifically marked. Landlord shall have the right to restrict Tenant, its agents, customers, and/or invitees to certain parking areas. Tenant shall not permit any fleet trucks to park overnight in the Building’s parking areas.

18.	Storage and Loading Areas. Unless specifically approved by Landlord in writing, no materials, supplies or equipment shall be stored anywhere except inside the Premises. Trash receptacles may not be placed in the service area except as otherwise approved by Landlord.

19.	Contractors and Service Maintenance. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for its approval and supervision before performance in the Building, including, but not limited to, installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

20.	Lodging. Tenant shall not at any time occupy any part of the Building as sleeping or lodging quarters.

B-2

21.	Exterior Installations. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker, or any other device on the roof or exterior walls of the Building without Landlord’s prior written consent.

22.	Waivers. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant in the Park, but no such waiver by Landlord shall be construed as a general waiver of such Rules and Regulations or of Landlord’s right to enforce such Rules and Regulations against Tenant or any other tenant in the Park.

23.	Additions to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way, modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease or any other lease of premises. In the event of any conflict or inconsistencies between these Rules and Regulations and the Lease, the terms of the Lease shall control.

24.	Access to Roof. Neither Tenant nor any employee, contractor or invitee of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

25.	Sales From Premises. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the sale at retail of merchandise to the general public.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _______________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

B-3

Exhibit C

EXHIBIT C

1 / A-101 FLOOR PLAN PART 'A'
SCALE - 1/8" = 1'-0"

FLOOR PLAN NOTES
1. CONTRACTOR TO CHECK AND VERIFY ALL DIMENSIONS AND PROMPTLY NOTIFY ARCHITECT OF ANY DISCREPANCIES.
2. ALL DIMENSIONS ARE TO CENTER OF COLUMN, CENTER OF STUD WALL, OR FACE OF MASONRY WALL, UNLESS NOTED OTHERWISE.
3. FINISH FLOOR ELEVATION = 100'-0"
4. CONTRACTOR SHALL INSTALL ALL WOOD BLOCKING IN STUD AND GYPSUM WALLS REQUIRED FOR ANCHORAGE OF WALL ATTACHED ITEMS INCLUDING BUT NOT LIMITED TO RAILINGS, GRAB BARS, TOILET ROOM ACCESSORIES, DOOR BUMPER, WOOD TRIM AND CABINETS.
9. F.E. = FIRE EXTINGUISHER, F.E.C. = FIRE EXTINGUISHER CABINET
10. SEE SHEET A-500 FOR WALL TYPES
11. SEE SHEET A-100 FOR ROOM FINISH AND DOOR SCHEDULE
12. = WALL TO DECK
13. = 1 HOUR RATED WALL
14. = 2 HOUR RATED WALL
15. = 3 HOUR RATED WALL

KEY PLAN
SCALE - NONE

REVIEW
DATE ISSUED
DRAWN BY
CHECKED BY

XG sciences
OAKWOOD LOT 29
BUILDING RENOVATION
3101 GRAND OAK DRIVE
LANSING, MI 48911

DART

THE WIELAND - DAVCO CORPORATION
PROJECT

HOBBS+BLACK ARCHITECTS

© Copyright 2011 HOBBS + BLACK, INC. ALL RIGHTS RESERVED

CONSULTANT

FLOOR PLAN PART 'A'
SHEET TITLE

10-19917
PROJECT NUMBER

A-101
SHEET NUMBER

EXHIBIT D

PROPOSED CONSTRUCTION
RELOCATE EXISTING STAIR
REMOVE EXISTING CONCRETE FLOOR AND CMU WALLS
WELD EXISTING GATE CLOSED
EXISTING FENCE
EXISTING GUARDRAIL
EXISTING COLUMN
EXISTING TELEPHONE BOARD
EXISTING REMOVABLE GUARDRAIL
RELOCATED STAIR
REMOVE EXISTING GUARDRAIL AS REQUIRED FOR STAIR OPENING
MECH.
MEZZANINE

NORTH

1 / A-102 MEZZANINE PLAN
SCALE - 1/8" = 1'-0"

FLOOR PLAN NOTES
1 CONTRACTOR TO CHECK AND VERIFY ALL DIMENSIONS AND PROMPTLY NOTIFY ARCHITECT OF ANY DISCREPANCIES
2 ALL DIMENSIONS ARE TO CENTER OF COLUMN, CENTER OF STUD WALL, OR FACE OF MASONRY WALL, UNLESS NOTED OTHERWISE
3 FINISH FLOOR ELEVATION = [illegible]
4 CONTRACTOR SHALL INSTALL ALL WOOD BLOCKING IN STUD AND GYPSUM WALLS REQUIRED FOR ANCHORAGE OF WALL ATTACHED ITEMS INCLUDING BUT NOT LIMITED TO RAILINGS, GRAB BARS, TOILET ROOM ACCESSORIES, DOOR BUMPER, WOOD TRIM AND CABINETS
5 F.E. = FIRE EXTINGUISHER, F.E.C. = FIRE EXTINGUISHER CABINET
10 SEE SHEET A-500 FOR WALL TYPES
11 SEE SHEET [illegible] FOR ROOM FINISH AND DOOR SCHEDULE
12 = WALL TO DECK
13 = 1 HOUR RATED WALL
14 = 2 HOUR RATED WALL
15 = 3 HOUR RATED WALL

PART "A"

NORTH

KEY PLAN
SCALE - NONE

DATE ISSUED
DRAWN BY
CHECKED BY

XG sciences
OAKWOOD LOT 29
BUILDING RENOVATION
3101 GRAND OAK DRIVE
LANSING, MI 48911

DART

THE WIELAND - DAVCO CORPORATION

PROJECT

HOBBS + BLACK ARCHITECTS

© Copyright 2011, HOBBS + BLACK, INC. ALL RIGHTS RESERVED

CONSULTANT

MEZZANINE PLAN

SHEET TITLE

10-19917

PROJECT NUMBER

A-102

SHEET NUMBER

EXHIBIT D
THE TI WORK

W
The Wieland-Davco Corporation
4112 English Oak Drive
Lansing, MI [illegible]
Ph: [illegible] Fax: [illegible]

XG Sciences
Office Improvements
Schematic Estimate

Date: May 31, 2011 *Revised June 2, 2011

DIVISION	QUANTITY	UNIT	COST	TOTALS
General Conditions				
Job Organization:				
Project Manager	12 WK	$1,300 WK	$15,600	
Contract Administrator	12 WK	$400 WK	$4,800	
Superintendent	12 WK	$2,100 WK	$25,200	
Auto/Gas	12 WK	$250 WK	$3,000	
Field Offices:				
Jobsite Trailer (N.I.C.) *Use existing space	M	$0 M	$0	
Trailer Utilities (N.I.C.) Use Existing	M	$0 M	$0	
Office Supplies	3 M	$150 M	$450	
Cellular Phones	3 M	$300 M	$900	
Site Toilet	3 M	$150 M	$450	
Permits and Fees				
Building Permit (Allowance)	1 ALLOW	$10,000 ALLOW	$10,000	
Misc.				
Dumpsters	7 EA	$450 EA	$3,150	
Arch Design - Hobbs & Black	1.0 LS	$30,000 LS	$30,000	
Arch Design - Hobbs & Black (Reimbursables)	1.0 ALLOW	$2,500 ALLOW	$2,500	
Civil Design - Allowance	0.0 ALLOW	$0 ALLOW	$0	
General Liability	[illegible] EA	[illegible] EA	[illegible]	
Blue Print reproduction	1.0 LS	$500 LS	$500	
				$97,348
02 Site Work				
Site Work	0 ALLOW	$0 ALLOW	$0	
				$0
03 Concrete				
Saw Cut/Excav Concrete Floor for Foundations	1 LS	$10,000.00 LS	$10,000	
Foundations - Interior Masonry Walls	34 CYDS	$290.00 YD	$6,776	
Interior Containment Curbs (Exhaust Rm & Tank Storage)	0 LF	$0.00 LF	$0	
				$16,776
04 Masonry				
Masonry 3 Hour Fire Walls	[illegible] SF	[illegible] SF	[illegible]	
				[illegible]
05 Steel				
Misc. Steel (Relocate/Rework Existing Stair)	1 LS	$7,500.00 LS	$7,500	
				$7,500
06 Carpentry				
Demolition - Existing North Wall & Interior Locker Room Area	1 ALLOW	$25,000.00 ALLOW	$25,000	
Breakroom Case Work (Upper & Lowers)	16 LF	$400.00 LF	$6,400	
Misc. Carpentry	1 LS	$5,000.00 LS	$5,000	
			Div. 06 Total:	$36,400
07 Thermal & Moisture				
Roofing	0.0 SF	$3.50 SF	$0	
Metal Siding & Blast Panels - North Wall	0.0 SF	$10.00 SF	$0	
			Div. 07 Total:	$0
08 DOORS & WINDOWS				

[illegible] Rev 1 [illegible] Schematic and G.C. Estimate
Page 1 of 2
File: Schematic Estimate 6.2.2011 Rev.xls
Sheet: Schematic

B-6

[6/9/2011]
[mstr rv 04/14/2010]

XG Sciences
Office Improvements
Schematic Estimate

Date: May 31, 2011 *Revised June 2, 2011

DIVISION	QUANTITY	UNIT	COST	TOTALS
Doors / Frames / Hardware	19 EA	$1,200.00 EA	$22,800	
Overhead Doors & Dock Leveler	0 LS	LS	$0	
			DIV. 08 Total:	$22,800
09 FINISHES				
Office Area - New Flooring Allowance	[illegible] YDS	$15.00 YDS	$9,583	
Office Area - Painting	1.0 LS	$6,500.00 LS	$6,500	
Metal Stud & D/W	260.0 LF	$55.00 LF	$14,300	
VCT	1,200.0 SF	$2.00 SF	$2,400	
Acoustical Ceilings	1,200.0 SF	$2.50 SF	$3,000	
Paint Existing Warehouse	SF	$2.00 SF	$0	
Paint Masonry Walls	18,400.0 SF	$1.50 SF	$27,600	
Epoxy Coating	SF	$1.00 SF	$0	
Intumescent paint on mezzanine steel in lieu of full height masonry walls	1 ALLOW	$25,000.00 ALLOW	$25,000	
			DIV. 09 Total:	$88,383
10 SPECIALTIES				
Fire Extinguishers	12.0 EA	$150.00 LS	$1,800	
Toilet Partitions & Accessories	1.0 LS	$5,000.00 LS	$5,000	
Lockers (27 Frames / 54 Openings)	1.0 LS	$6,500.00 LS	$6,500	
Energy & Characterization Labs				
Walls - Add separation wall	35.0 LF	$55.00 LF	$1,925.00	
VCT Flooring	600.0 SF	$1.50 SF	$900.00	
Painting	1.0 LS	$1,200.00 LS	$1,200.00	
Doors (Double Doors @ Each LAB)	2 EA	$1,200.00 EA	$2,400.00	
Cabinets (Allowance)	125 LF	$150.00 LF	$18,750.00	
Solid Surface Top for Island	300 SF	$50.00 sf	$15,000.00	
Acoustical Ceilings	600 SF	$2.00 SF	$1,200.00	
Plumbing (Allowance)	1 LS	$3,000.00 LS	$3,000.00	
Concrete Demo & Replacement for Plumbing Drains	1 LS	$1,200.00 LS	$1,200.00	
HVAC - Hood & Ductwork (Allowance)	1 LS	LS	$0.00	
Electrical - (Allowance)	1 LS	LS	$0.00	
	4 EA		$45,575.00	
			DIV. 10 Total:	$134,900
15 MECHANICAL/ELECTRICAL				
Fire Protection - Upgrade Containment Areas	1 LS	$54,600.00 LS	$54,600	
Fire Pump - Excluded (Add: $50,000.00)	0 LS	$0.00 LS	$0	
Plumbing / HVAC / Electrical - Allowance (See tab #2)	1.0 LS	$260,000.00 LS	$260,000	
			DIV. 16 Total:	$314,600
			Subtotal All Divisions:	$889,509
		Contingency	5.0%	$44,4[illegible]
		W.D.C. OH&P	6.0%	$56,055
			Sub-TOTAL	$990,357

PLANNED DURATION:	3 Month		
		Office Area New Flooring Allowance	($9,583.00)
PROJECT SIZE (S.F.):	25,000	New Paint Allowance	($6,500.00)
		HVAC	($68,000.00)
COST PER S.F.:	$[illegible]	Total T.I. Cost	$ 906,273.[illegible]

Process Related Improvements:

1. EAM Engineering (Mechanical Engineering Services) Proposal dated 5/3/2011			$ 192,000.00
2. Chemical Containment			
Masonry 3 Hour Fire Walls	8,824 SF	$12.50 SF	$110,300.00
Fire Protection - Upgrade Containment Areas	1 LS	$54,600.00 LS	$54,600.00
Intumescent paint on mezzanine steel in lieu of full height masonry walls.	1 ALLOW	$25,000.00 ALLOW	$25,000.00
3. New Lab Area approximately 2400 SF a) New Exhaust @ $4,800			$24,000.00
4. Warehouse area approximately 15,000 SF a) New Plumbing/Exhaust(Process) @ $45,000 b) Hookup of Process Equipment unknown			$25,000.00
5. Saw Cut/Demo Concrete Floor for Foundation	1 LS	$10,000.00 LS	$10,000
6. New Concrete Foundation - Interior Masonry Walls	34 CYDS	$200.00 YD	$6,778
7. Misc. additional doors, etc.			$12,596.21
		Total Process Related Costs	$ 458,173.[illegible]

FM-09-WD-020 Rev 1 (5-1-08) Schematic and G.C. Estimate
Page 2 of 2
File: Schematic Estimate 6-2-2011 Rev.xls
Sheet: Schematic

B-7

[6/9/2011]
[mstr rv 04/14/2010]

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on July 9, 2013 is hereby endorsed

Filed on July 10, 2013 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10TH day of July, 2013.

[Graphics]	/s/ Alan J. Schefke
Director
Sent by Facsimile Transmission 13191	Bureau of Commercial Services

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Matt G. Hrebec, Esq.; Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933	EFFECTIVE DATE:
[Graphics]	Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.	[Graphics]

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

XG Sciences, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	Article IIIof the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

The total authorized shares:

	1.	Common shares: 25,000,000
Preferred shares: 8,000,000

	2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

A. Provisions Applicable to Common Shares: None

B. Provisions Applicable to Preferred Shares: The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the Issue of such series adopted by the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 26th day of June, 2013, by the: (check one of the following)

	☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

	☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

	☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 8 day of July, 2013

		By	/s/ Michael R. Knox
(Signature of an authorized officer or agent)

Michael R. Knox, CEO
(Type or Print Name)

XG SCIENCES, INC.

MICHIGAN CID 23029E

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 450.1302 of the

Michigan Business Corporation Act)

The undersigned, a duly authorized officer of XG Sciences, Inc., a Michigan corporation (the “Corporation”),DOES HEREBY CERTIFY that the following resolution was duly adopted bythe Board of Directors of the Corporation (the “Board of Directors”)pursuant to Section 450.1302 of the Michigan Business Corporation Act on June 26, 2013:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby amends and restates its previous authorization of the issuance of a series of preferred stock designated as the Series A Convertible Preferred Stock of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation of the Corporation which are applicable to the Corporation’s preferred stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation and Amount. There is hereby designated a series of the Corporation’s Preferred Stock (as defined below) as Series A Convertible Preferred Stock (the “Series A Preferred Stock”),and the number of shares so designated shall be three million (3,000,000).

2.           Definitions. In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

(a)          “Common Stock”shall mean the Corporation’s common stock.

(b)          “Conversion Price”shall mean twelve dollars ($12.00) for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(c)          “Conversion Rate”shall have the meaning set forth in Section 5(a).

(d)          “Convertible Securities”shall mean any evidences of indebtedness, shares orother securities convertible into or exchangeable for Common Stock or Preferred Stock.

(e)          “Corporation”shall mean XG Sciences, Inc., a Michigan corporation.

(f)          “Junior Securities”shall mean the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities which are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(g)          “Liquidation Preference”shall mean twelve dollars ($12.00) per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(h)          “Options”shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i)          “Original Issue Date”shall mean the date on which the first share of Series A Preferred Stock was issued.

(j)          “Preferred Stock”means the Corporation’s preferred stock.

(k)          “Qualified National Exchange”means a securities exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, as well as the over the counter markets administered by the OTCQX® and the OTCQB®, and their successor-entities. The OTC Pink®, OTCBB and their successor-equivalent entities shall not be deemed a “Qualified National Exchange.”

(l)          “Recapitalization”shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(m)          “Senior Securities”shall mean the Series A Preferred Stock and all other series of Preferred Stock of the Corporation that are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(n)          “Series A Original Issue Price”shall mean twelve dollars ($12.00) per share (subject to adjustment from time to time for Recapitalizations and as set forth in Section 5 herein).

3.	Liquidation Rights.

(a)          Liquidation Preference.In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to (i) the Liquidation Preference specified for such share of Series A Preferred Stock less (ii) all dividends (if any) paid on such share of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

2

(b)          Remaining Assets.After the payment to the holders of the Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate (as defined below).

(c)          Shares not Treated as Both Series A Preferred Stock and Common Stock in any Distribution.Shares of Series A Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Series A Preferred Stock.

(d)          Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include: (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or (c) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(e)          Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)          If the securities are then traded on a Qualified National Exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution;

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(ii)         if the securities are actively quoted on the OTC Pink®, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; and

(iii)        if the securities are not traded on a Qualified National Exchange or actively quoted on the OTC Pink®, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

4.           Conversion Rights.The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert.Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Series A Original Issue Price by the Conversion Price. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.Upon any decrease or increase in the Conversion Price, as described in this Section 4,the Conversion Rate shall be appropriately increased or decreased.

(b)          Mandatory Conversion.The Corporation shall have the right to effect the conversion of each share of Series A Preferred Stock then currently outstanding into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share upon the listing by the Corporation of the class of Common Stock on a Qualified National Exchange (such an event, a “Mandatory Conversion Event”).So long as the Common Stock remains listed on a Qualified National Exchange, any shares of Series A Preferred Stock issued following a Mandatory Conversion Event will be automatically converted into Common Stock pursuant to this Section 4(b) at the then effective Conversion Rate on such date of issuance of the Series A Preferred Stock.

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(c)          Mechanics of Conversion.No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Series A Preferred Stock held by each holder of Series A Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or (B)notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however,that on the date of a Mandatory Conversion Event, the outstanding shares of Series A Preferred Stock shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further,however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Mandatory Conversion Event unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of a Mandatory Conversion Event, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(d)          Adjustments for Subdivisions or Combinations of Common Stock.In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e)          Adjustments for Subdivisions or Combinations of Series A Preferred Stock. In the event the outstanding shares of Series A Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Series A Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)          Adjustments for Reclassification, Exchange and Substitution.Subject to Section 4 above, if the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(g)          Adjustment of Series A Preferred Stock Conversion Price upon Issuance of Certain Securities. If and whenever on or after the Original Issue Date, the Corporation issues or sells, or is deemed to have issued or sold, any shares of Common Stock or securities convertible or exchangeable into Common Stock other than Excluded Securities (as defined below) for a consideration per share or an implied consideration per share of Common Stock less than a price (the “Applicable Price”)equal to the Conversion Price in effect immediately prior to such issuance or sale (such issuance a “Triggering New Issue”),then immediately after such issue or sale, the Conversion Price then in effect shall be deemed to be automatically reduced to an amount equal to eighty percent (80%) of the Applicable Price for such Triggering New Issue. After such adjustment of the Conversion Price hereunder, all subsequent conversions of the Series A Preferred Stock into Common Stock shall be effected using the new Conversion Price in the Conversion Rate. For the purposes of this Agreement, “Excluded Securities” are (i) those options and warrants of the Corporation issued prior to, and outstanding on, the Original Issue Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants in subparagraph (i), provided such options and warrants are not amended after the Original Issue Date, and (iii) any options or warrants, or the shares of Common Stock into which such options and warrants are exercisable, which are issued to any employee, officer or director of the Corporation for services provided to the Corporation which have been approved by the compensation committee or the majority of the independent members of the Board of Directors.

(h)          Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(g) above, the following shall be applicable:

(i)          Issuance of Options or Warrants.If, after the Original Issue Date, the Corporation in any manner grants any options or warrants other than Excluded Securities and the lowest price per share for which a share of Common Stock is issuable upon the exercise of any such option or warrant is less than the Conversion Price in effect immediately prior to such grant, then such grant of options or warrants shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the exercise of any such options or warrants.

(ii)         Issuance of Convertible Securities.If, after the Original Issue Date, the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share of Common Stock at which such Convertible Security is convertible or exchangeable into Common Stock is less than the Conversion Price in effect immediately prior to such issuance or sale, then such issuance or sale shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the conversion or exchange of such Convertible Security into shares of Common Stock.

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(iii)        Change in Option or Warrant Price or Rate of Conversion.If, after the Original Issue Date, the exercise, conversion, exchange, or other price payable provided for in any option, warrant or Convertible Security other than Excluded Securities, upon the exercise, conversion or exchange of any such securities is amended or altered at any time for any reason (any of the foregoing hereinafter referred to as an “Exercise/Conversion Change”),and any such Exercise/Conversion Change results in any of the foregoing securities being exercisable, convertible, or exchangeable at a price per share of Common Stock lower than the Conversion Price in effect immediately prior to such Exercise/Conversion Change, then such Exercise/Conversion Change shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above.

(iv)        No adjustment pursuant to this Section 4(h) shall be made if such adjustment would result in an increase of the Conversion Price above the level that it was immediately prior to the occurrence of any of the foregoing events described in 4(h)(i)-(iii) that would give rise to an adjustment in the Conversion Price.

(i)          Waiver of Adjustment of Conversion Price.Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of the majority of the outstanding shares of Series A Preferred Stock. Any such waiver shall bind all future holders of shares of Series A Preferred Stock.

5.           Voting.On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

6.           Miscellaneous.

(a)          The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b)          Any notice required or permitted by the provisions of this Certificate of Designations to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Michigan Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

(c)          No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Corporation and holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights of the holders of the Series A Preferred Stock set forth herein may be waived by the affirmative vote of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, except that each holder may waive its own rights as provided in this Certificate of Designations.

** Signature page follows **

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Designation to be duly executed as of the 8 day of July, 2013.

XG SCIENCES, INC.

BY:	/s/ Michael R. Knox
MICHAEL R. KNOX, CEO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Second Amended and Restated Registration Rights Agreement (this “Agreement”), is made and entered into as of January 15, 2014 (the “Effective Date”), by and among XG Sciences, Inc., a Michigan corporation (the “Company”). Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership (“Aspen”), XGS II, LLC, a Florida limited liability company (“XGS II”), SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”), and any Persons to whom Aspen, XGS II or Samsung may transfer any Registrable Securities hereunder or subsequent transferee Persons of such Aspen, XGS II, or Samsung transferees, each of whom shall be listed on Schedule A hereto which shall be deemed to have been automatically amended upon the transfer of any Registrable Securities hereunder (collectively, the “Investors”, and each individually, an “Investor”, and all together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Company and Aspen are parties to that certain Purchase Agreement, dated as of March 18, 2013, as amended and restated on July 12, 2013 and as amended and restated a second time on January 15, 2014 (the “Purchase Agreement”), pursuant to which Aspen purchased Securities (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, Aspen, XGS II and the Company, on July 12, 2013, amended and restated the original Registration Rights Agreement between the Parties that was dated March 18, 2013 (such agreement as previously amended, the “Original Registration Rights Agreement”); and

WHEREAS, the Company and Samsung entered into a purchase agreement dated January 15, 2014 (the “Samsung Agreement”), pursuant to which Samsung purchased Securities and in connection therewith, the Parties have agreed to further amend and restate the Original Restated Registration Rights Agreement, in order to grant certain registration rights to each of the Investors as set forth herein below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties agree as follows:

AGREEMENT

1.          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-govemmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investor” and “Investors” have the meanings set forth in the preamble.

“IPO” means (i) an initial underwritten public offering of the Common Stock pursuant to an effective Registration Statement filed under the Securities Act, other than pursuant to a Registration Statement on Form S-4, Form S-8 or any similar or successor form; or (ii) the reverse merger of the Company into any corporation that is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

“Long-Form Registration” has the meaning set forth in Section2(b).

“Parties” and “Party” have the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Registrable Securities” means (a) any shares of Common Stock held by the Investors or issuable upon conversion, exercise or exchange of any securities, including the Securities, owned by the Investors at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities” means the secured notes, shares of Series A Convertible Preferred Stock, warrants and/or any other securities purchased by the Investors under the Purchase Agreement and the Samsung Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Short-Form Registration” has the meaning set forth in Section 2(b).

2.          Demand Registration.

(a)          At any time after sixty (60) days after an IPO, holders of a majority of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any successor form thereto (each a “Long- Form Registration”). Each request for a Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than ten (10) calendar days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) calendar days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-1 (or any successor form) to be filed within sixty (60) days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than four (4) times for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under Section (a). unless and until it has become effective and the holders requesting such registration are able to register and sell at least all (100%) of the Registrable Securities requested to be included in such registration.

(b)          After an IPO, the Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3, the holders of Registrable Securities shall have the right to request four (4) registrations of their Registrable Securities on Form S-3 or any similar short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”). Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) calendar days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) calendar days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within thirty (30) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)          If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section (a) or Section (b), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(d)          The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration, which consent shall not be unreasonably withheld or delayed. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration: (i) first, the number of shares of Common Stock that the holders of Registrable Securities propose to sell; and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro-rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3.          Piggyback Registration.

(a)          Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section (b) and Section (c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within twenty business (20) days after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be deemed a Demand Registration for purposes of Section 2 of this Agreement.

(b)          If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration: (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro-rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c)          If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration: (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro-rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)          If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select (subject to the Investors’ written consent) the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.          Lock-up Agreement. Each holder of outstanding Registrable Securities agrees that in connection with an IPO, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred eighty (180) days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b), Section 3(a), and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company and all shareholders owning more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro-rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than ten percent (10%) of the outstanding Common Stock.

5.          Registration Procedures. If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable:

(a)          subject to Section 2(a) and Section 2(b), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

(b)          prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)          at least ten (10) business days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)          notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)          furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)          use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders;

(g)          notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)          make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i)          provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j) use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k)           in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(1)           otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8- K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m)           furnish to each selling holder of Registrable Securities and each underwriter, if any, with: (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(n)          without limiting Section (f) above, use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)           notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)          advise the holders of Registrable Securities, with one (1) business day after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)          otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.         Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

7.         Indemnification.

(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, managers, members, partners, shareholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free- writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(b)          In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)          Promptly after receipt by an indemnified Party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified Party shall, if a claim in respect thereof is made against an indemnifying Party, give written notice to the latter of the commencement of such action. The failure of any indemnified Party to notify an indemnifying Party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying Party) relieve the indemnifying Party from any liability in respect of such action that it may have to such indemnified Party hereunder. In case any such action is brought against an indemnified Party, the indemnifying Party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Party, and after written notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified Party in connection with the defense thereof; provided, that if (i) any indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified Party which are additional to or conflict with those available to the indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified Party or involves actual or alleged criminal activity, the indemnifying Party shall not have the right to assume the defense of such action on behalf of such indemnified Party without such indemnified Party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying Party shall reimburse such indemnified Party and any Person controlling such indemnified Party for that portion of the fees and expenses of any counsel retained by the indemnified Party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all Parties indemnified by such indemnifying Party with respect to such claim, unless in the reasonable judgment of any indemnified Party a conflict of interest may exist between such indemnified Party and any other of such indemnified Parties with respect to such claim. In such instance, the conflicting indemnified Parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying Party.

(d)          If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying Party, in lieu of indemnifying such indemnified Party hereunder, shall contribute to the amounts paid or payable by such indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying Party on the one hand and of the indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

8.         Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person: (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 herein.

9.         Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall, at all times after an IPO:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;

(b)          use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c)          furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.         Preservation of Rights. The Company shall not: (a) grant any registration rights to third-parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.         Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12.         Notices. AH notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	XG Sciences, Inc.
3101 Grand Oak Drive
Lansing, MI 48911
Facsimile: 517.703.1110
E-mail:
Attention: Chief Executive Officer

with a copy to:	Matt G. Hrebec
Foster Swift Collins & Smith P.C.
313 S. Washington Square
Lansing, MI 48933
Facsimile; 517.371.8200
E-mail: mhrebec@fosterswift.com

If to any Investor, to such Investor’s address as set forth on the signature page hereto.

13.         Entire Agreement. This Agreement, together with the Purchase Agreement, the Samsung Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement or the Samsung Agreement, the terms and conditions of this Agreement shall control.

14.         Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a Party hereto.

15.         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

16.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.         Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities. No waiver by any Party or Parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.         Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20.         Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Michigan. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Michigan in each case located in Ingham County, Michigan, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.         Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 21.

22.         Recitals. The Parties acknowledge that the above Recitals are true and correct and are incorporated into this Agreement by this reference.

23.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

** SIGNATURE PAGE FOLLOWS **

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amended and Restated Registration Rights Agreement on the Effective Date.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Name:	Michael R. Knox
Title:	Chief Executive Officer

ASPEN ADVANCED OPPORTUNITY FUND, LP

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member
AA XGS, LLC
The General Partner

Address for Notices:
1740 Persimmon Drive, Suite 100
Naples, FL 34109

XGS II, LLC

By:	/s/ David G. Pendell
Name:	David G. Pendell
Title:	Managing Member

Address for Notices:
XGS II, LLC
5500 Lake Grove Trail
Petoskey, MI 49770

SVIC NO. 15 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:	/s/ Seonjong Lee
Name:	SEONJONG LEE
Title:	C.E.O

Address for Notices:

29th Fl., Samsung Electronics Bldg. 1320-10, Seocho2-dong, Seocho-gu Seoul, Korea 137-857

SCHEDULE A

Investors

Aspen Advanced Opportunity Fund, LP

XGS II, LLC

SVIC No. 15 New Technology Business Investment L.L.P.

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the “Agreement”) is entered into as of this 15th day of January, 2014 by and among XG Sciences, Inc., a Michigan corporation (“XG” or “Borrower”). Aspen Advanced Opportunity Fund, I,P, a Delaware limited partnership (“Aspen”), XGS II, LLC, a Florida limited liability company (“XGS II”), SVIC No. 15 New Technology Business Investment L.L.P., a limited liability partnership under the Republic of Korea Amended Commercial Code (“Samsung”), and Michael Knox, an individual (“Knox,” with Knox, Samsung, XGS II and Aspen, each hereinafter referred to individually as a “Creditor,” and collectively as the “Creditors”). This Agreement amends and restates, in its entirety, the Amended and Restated Intercreditor Agreement, dated as of July 12, 2013, among XG, Aspen, and Knox.

RECITALS:

WHEREAS, as of the date hereof, each of the Creditors has entered into secured convertible note transactions and other agreements with the Borrower in the amounts set forth on Exhibit A of this Agreement pursuant to certain purchase agreements, security agreements and related loan documentation (collectively the “Creditor Agreements”); and

WHEREAS, pursuant to the Second Amended and Restated Security Agreement between the Creditors and the Borrower, of even date herewith (the “General Security Agreement”) and the Second Amended and Restated Intellectual Property Security Agreement, of even date herewith (the “IP Security Agreement” and, together with the General Security Agreement, the “Security Agreements”), the Borrower has granted or will grant a first priority lien in all of its assets, subject to certain permitted liens (the “Collateral”), to the Agent specified in such Security Agreements, on behalf of each specific Creditor; provided, however, that each of the Creditor Agreements stipulates that each such Creditor will share such first priority lien in the Collateral with each other Creditor on a pari passu basis; and

WHEREAS, as of the date hereof, the Borrower has entered into lease financing arrangements with Aspen in the amount of $635,769.73 (the “Current Lease Amount”) for certain equipment purchased by the Borrower under various lease schedules to that certain Master Lease Agreement between Aspen and Borrower, dated March 18, 2013; and Aspen may provide up to an additional $2,364,230.27 of lease financing to the Company pursuant to the Aspen Creditor Agreements (the total amount lease funding provided by Aspen to the Borrower at any time, hereafter, the “Total Lease Amount”); and

WHEREAS, under the Creditor Agreements, the Company is authorized to grant permitted liens on all purchased money indebtedness for new equipment purchases, which includes any lease financing provided by Aspen and other lessors, and thus none of the equipment acquired by the Company under lease financing arrangements is included in the Collateral; and

WHEREAS, as of the date hereof, the Borrower issued secured convertible notes to the Creditors with initial principal, excluding any accrued interest that may have been capitalized into the balance of such notes, totaling $8,300,000 in the aggregate (the “Current Note Amount”) and there is currently $100,000 of principal of other short term secured indebtedness outstanding to Knox (the “Knox Short Term Debt” and together with the Current Note Amount, the “Current Secured Amount”): and

WHEREAS, pursuant to the Creditor Agreements, the Borrower has reserved the right to issue up to an aggregate of $14,800,000 of principal amount of secured indebtedness, exclusive of any capitalized interest which may become part of any such secured indebtedness, consisting of up to $14,700,000 of initial principal of secured convertible notes (the “Notes”) to the Creditors with such amount being reduced by the Total Lease Amount outstanding at any time and up to $100,000 of principal of Knox Short Term Debt; and

WHEREAS, it is presently contemplated that the Knox Short Term Debt will be paid off within the next few months and the Creditors have all agreed that their respective Notes will all mature on the same day, which shall be March 18, 2018 (the “Maturity Date”); and

WHEREAS, the Creditors desire to clarify and stipulate the agreements between them with respect to any principal payments or foreclosure on the Collateral as a result of any uncured Events of Default (as such term may be defined in the Creditor Agreements) that may exist hereafter in any of the Creditor Agreements with respect to the Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT:

1.          Incorporation of Recitals. The Recitals portion of this Agreement is hereby incorporated by this reference as though it were fully set forth and rewritten herein, and the affirmative statements therein contained shall be deemed to be representations of the Borrower and the Creditors which are hereby confirmed.

2.          Acknowledgement of Creditors With Respect to Potential Future Secured Financings. The Creditors acknowledge and agree that as of the date of this Agreement, the Borrower may in the future obtain up to $5,764,230.27 of additional financing through the issuance of additional Notes, with such amount of additional Notes being reduced by any additional lease financing provided by Aspen, provided that such additional financing does not carry a maturity date prior to the Maturity Date (the “Remaining Secured Amount”). The Creditors also agree that the Borrower may grant a first priority security interest in the Collateral as part of any future secured convertible note transactions with the Creditors up to the Remaining Secured Amount (hereinafter referred to as “Future Secured Financings”), provided that such first priority security interest is granted on a pari passu basis with the security interests in the Collateral of the Creditors.

3.          Acknowledgement of Borrower With Respect to Potential Future Secured Financings. Except as otherwise set forth herein, the Borrower acknowledges and agrees that it will not enter into any Future Secured Financings with any of the Creditors or any new lenders to the Company on such terms that are more favorable than those contained in each of the Creditor Agreements, and in the event that any such Future Secured Financings contain any terms that are more favorable than those contained in the Creditor Agreements, the Borrower will promptly amend each such Creditor Agreement to grant the Creditors such more favorable terms as well. The Borrower further agrees that as a condition precedent to the execution of any agreements for Future Secured Financings, it will require that any such future lenders, who have not already become a party to this agreement, will enter into and be made a part of this Agreement. The Borrower further agrees that any granting of a security interest in the Collateral to any future lenders as part of any Future Secured Financings will be on terms no more favorable than a pari passu security interest in the Collateral with the security interests of the Creditors.

4.          Priorities. The Creditors agree that regardless of the date that each such Creditor advanced funds to the Borrower or entered into its Creditor Agreement with the Borrower, each such Creditor’s respective security interests in the Borrower’s Collateral shall be pari passu with the security interests of all the Creditors.

5.          Rights of Recovery on Principal Payments. The Creditors agree that to the extent that any Creditors elect not to convert the principal amount of their Notes on or before the Maturity Date, and require the Company to repay such principal in cash (the aggregate amount of all such required cash principal payments by all Creditors hereinafter referred to as the “Required Cash Payments”), then each such Creditor who has elected such a cash payment shall be entitled to recover no more than an amount equal to its pro rata share of the Required Cash Payments (as measured by each creditor’s total indebtedness that is secured by the Collateral held at such time including all principal and accrued, but unpaid interest due at such time (such amount, a Creditor’s “Total Secured Amount”) to the Total Secured Amount held by all Creditors entitled to a Required Cash Payment) from the amount of cash available for repayment with the Borrower retaining sufficient cash for working capital needs. The Borrower specifically acknowledges the existence of this provision and agrees to use its best efforts to ensure that any payments of the Required Cash Payments that might for any reason be made in amounts that are less than the total Required Cash Payments, will be made in such a way as to ensure that all of the Creditors electing such cash payments, will be paid an amount of cash equal to their pro rata percentage of the Required Cash Payments multiplied by the total cash available for such purposes from the Company at such time.

6.          Notices of Default. Each Creditor agrees that in the event that it declares an Event of Default under any of the Creditor Agreements, it will provide a copy of any written notices that it sends to the Borrower to all of the other Creditors at the same time such notice is provided to the Borrower.

7.          Standby Provisions Prior to Exercising Foreclosure Rights and Formation of Creditors Committee. The Creditors agree that in the event there is any uncured Event of Default in any of the Creditor Agreements and any Creditor becomes eligible to foreclose on the Collateral under the Creditor Agreements, then such Creditor desiring to exercise its foreclosure rights will so notify all other Creditors of such intention and provide no less than fifteen (15) business days of notice (the “Foreclosure Notice”) prior to exercising any rights of foreclosure (the “Standby Period”) with the Borrower. At any time during the Standby Period, any other Creditor may also serve a Foreclosure Notice (all Creditors who serve a timely Foreclosure Notice shall be referred to as “Foreclosing Creditors”). Prior to the expiration of the Standby Period, the Foreclosing Creditors agree that they will use their best efforts to form a committee (the “Foreclosing Creditors Committee”) for the purpose of coordinating the foreclosure of the Collateral. The Creditors agree that they will not take any actions against the Borrower or the Collateral independent of the Foreclosing Creditors Committee, and that the Foreclosing Creditors Committee shall be comprised of at least one representative of each Creditor. The Foreclosing Creditors agree that the Agent shall, in its discretion and according to its business judgment, have the power and authority to exercise the rights and powers set forth in the Security Agreements. The Agent shall consult with the Foreclosing Creditors Committee, and shall act in accordance with the wishes of the Foreclosing Creditors as determined by a majority vote of the then-voting members of the Foreclosing Creditors Committee, with each members’ vote being weighted by their pro rata percentage of the Total Secured Amount held by all then-voting members of the Foreclosing Creditors Committee. No votes of the Foreclosing Creditors Committee may take place unless a quorum of at least half the Total Secured Amount held by the Foreclosing Creditors is present and participates in the voting (whether by acceptance, rejection, or abstention). The Foreclosing Creditors further agree that the Agent will be entitled to retain counsel or other professionals on behalf of the Agent and or incur fees and expenses on behalf of the Agent acting for the Creditors (collectively, the “Creditor Expenses”), and that each Creditor who serves a Foreclosure Notice will fund a pro rata percentage of the Creditor Expenses based on their percentage of the Total Secured Amount held by all such Foreclosing Creditors at the time the Agent requests funding for such Creditor Expenses or such other amounts which may be mutually agreed upon. Any Creditor who does not serve a Foreclosure Notice within the Standby Period shall forbear and refrain from taking any action against the Borrower or the Collateral without the express prior written consent of both the Agent and the Foreclosing Creditors Committee. The Creditors agree that the provisions set forth in this Section shall be their sole recourse and method for enforcing their claims against the Borrower and the Collateral.

8.          Rights of Recovery Upon any Foreclosure of the Collateral: Credit Bidding. The Creditors agree that in the event of any foreclosure of the Collateral and resultant sale of such Collateral (the dollar value of any such cash recovered from the sale of Collateral hereinafter referred to as a “Cash Recovery”), each Foreclosing Creditor will only be entitled to receive its pro rata percentage of such Cash Recovery after deducting any reasonable unpaid Creditor Expenses, based on their percentage of the Total Secured Amount held by them at the time the Foreclosing Creditors Committee is formed. The Borrower agrees that to the extent it is in any way involved in such foreclosure and sales of assets and the resultant distribution of any Cash Recovery, it will make payments to the Foreclosing Creditors in accordance with the procedures outlined in the previous sentence, and prior to such due distribution, shall hold any and all Cash Recovery in trust for the benefit of Foreclosing Creditors. If the Foreclosing Creditors have any right to credit bid at any foreclosure or other sale of the Collateral, then any Foreclosing Creditor may do so up to the amount of the total indebtedness due to it; provided, however, that in the event such Foreclosing Creditor makes a winning bid, it must pay the other Foreclosing Creditors the same percentage of the total indebtedness due to the other Foreclosing Creditors as the total indebtedness due to it represented by the winning bid (the “True-Up Payment”). For purposes of illustration, if a Foreclosing Creditor has a total indebtedness from the Borrower of $2,000,000.00, and submits a winning bid of $1,000,000.00, that Foreclosing Creditor must make a True-Up Payment to each Foreclosing Creditor in the amount of 50% of the total indebtedness due to each non-winning Foreclosing Creditor. Each Creditor further agrees that no auction shall be final until any required True-Up Payment is made, that all True-up Payments must be made no later than two (2) days after any auction, that in the event the True-Up Payment is not timely made the auction will be reopened but that a Foreclosing Creditor who fails to make a True-Up Payment shall not be eligible to bid in any subsequent auction.

9.          Amendments to Documents. Each Creditor may at any time or times, in its discretion, (i) renew or extend the time of payment of any obligations or indebtedness owing to it by Borrower; (ii) waive or release any collateral or guaranties which may be held therefor, or (iii) modify or amend the documents evidencing its financing arrangement with Borrower (its “Documents”) in any manner, in each case without further consent from the other Creditors or any other person, and without impairing or affecting this Agreement or any of its rights hereunder. The Borrower agrees that in the event that it and any Creditor so modify such Creditor’s Documents in any way that is more favorable to the Creditor than the terms and provisions contained in the Creditor Agreements, each of the Creditors’ Creditor Agreements shall be simultaneously modified in a similar fashion.

10.         Representations Concerning Borrower: Liability of Creditors. No Creditor, nor any of its respective directors, officers, agents or employees, shall be responsible to any other Creditor or to any other person for (i) Borrower’s solvency, financial condition or ability to repay its obligations or indebtedness to any Creditor; (ii) any oral or written statements of Borrower or (iii) the validity, sufficiency or enforceability of such indebtedness, any of its Creditor Agreements or Documents or the security interest and liens granted by Borrower. Each Creditor has entered into its financing arrangements with Borrower based upon its own independent investigation, and makes no warranty or representation to any other Creditor, nor does it rely on any warranty or representation of any other Creditor with respect to the matters referred to in this Section 10.

11.         Licensing Rights Restrictions. In the event that any of the Creditors, or their respective affiliates, obtains ownership, possession or control over any of the Intellectual Property Collateral (as such term is defined in the IP Security Agreement) prior to a sale or transfer of such Collateral in accordance with the terms of this Agreement, such Creditor shall have no rights or license to use any such Intellectual Property Collateral in any commercial activities other than as may be specifically provided for in the contemplated Joint Development Agreement between the Company and an affiliate of Samsung which such parties intend to enter into by June 30, 2014 that is expected to provide for joint ownership by the Borrower and such Samsung affiliate of certain jointly developed intellectual property related to advanced battery materials.

12.         Specific Performance. Each of the parties hereto acknowledges and agrees that each of the other parties would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms and that any breach of such provisions by a party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which each party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement by any other party, without posting any bond or other undertaking.

13.         Miscellaneous

(a)          The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of Michigan.

(b)          Any notice, declaration, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing and shall be deemed to have been sufficiently given or served for all purposes when (i) delivered personally; (ii) sent by overnight mail; (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile, to the address or facsimile number set forth for such party below, or at such other address as one party may indicate from time to time in writing to the other:

If to Borrower:	XG Sciences, Inc.
3101 Grand Oak Drive
Lansing, MI 48911
	Attention:	President
	Telephone:	(517) 703-1110
	Facsimile:	(517) 703-1113

If to Aspen:	Aspen Advanced Opportunity Fund, LP
1740 Persimmon Drive, Suite 100
Naples, FL 34109
	Attention:	Steven C. Jones
	Telephone:	(239) 598-0964
	Facsimile:	(239) 594-5964

If to XGS II:	XGS II, LLC
5500 Lake Grove Trail
Petoskey, MI 49770
	Attention:	David G. Pendell
	Telephone:	(239) 450-5097
Facsimile:

If to Samsung:	SVIC No. 15 New Technology Business Investment L.L.P.
c/o Samsung Venture Investment Corporation 29th Fl., Samsung Electronics Bldg.

1320-10, Seocho2-dong, Seocho-gu
Seoul, Korea 137-857
Fax: 82.2.2255.0288
Attention:
Telephone:

If to Knox:	Mr. Michael Knox
5337 Panda Bear Circle
East Lansing, MI 48823
	Telephone:	(517) 351-4813
	Facsimile:	(517) 703-1113

Notices sent in accordance with the foregoing shall be deemed effective when so delivered personally; the next business day if sent by overnight mail; when confirmed in writing by the sender’s facsimile device if sent by facsimile, or, if mailed, five (5) days after being sent by United States mail.

(c)          Each of the Creditors represents and warrants to the other Creditors that it has not assigned its security interests in the Borrower’s Collateral. Any assignment entered into after the date of this Agreement shall be made expressly subject to the terms of this Agreement, and the party so assigning shall give written notice to the other parties to this Agreement at least ten (10) business days prior to such an assignment, provided that failure to give such notice shall not affect the validity of such assignment, and further provided that notice shall be required for the assignment by any party to an affiliate of such party, but the notice need not be given ten (10) business days prior to the assignment.

(d)          This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(e)          The headings of the various sections of this Agreement have been inserted for convenience only and shall not be deemed to be part of this Agreement.

(f)          This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors, permitted assigns and affiliates. This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the United States Bankruptcy Code, and all references herein to the Borrower shall be deemed to apply to the Borrower as debtor in possession and to any trustee in bankruptcy for the estate of the Borrower.

(g)          If any term, restriction or covenant of this Agreement is deemed illegal or unenforceable, all other terms, restrictions and covenants, and the application thereof to all persons and circumstances subject thereto, shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed illegal, the application of such term, restriction or covenant to the persons and circumstances shall remain unaffected to the extent permitted by law.

(h)          The knowledge by any Creditor of any breach or other non-observance by any other Creditor of the terms of this Agreement shall not constitute a waiver thereof or of any obligations to be performed by such breaching or non-observing Creditor hereunder.

(i)          Except as provided herein, the agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend or terminate or reform by litigation or otherwise, its respective agreements with the Borrower until such time as any and all obligations due to the Creditors have been paid in full and the Creditor Agreements and any related Documents have been terminated or until the Borrower and the Creditors or their respective heirs or assigns shall have agreed to a written termination hereof.

(j)          Nothing contained in the provisions of this Agreement is intended to or shall impair, as between the Borrower and each of the Creditors, the obligations of the Borrower to each such Creditor, which are absolute and unconditional, to pay to the Creditors when due the amounts due pursuant to the Creditor Agreements and any related Documents, or is intended to or shall affect the relative rights of the Creditors of the Borrower.

(k)          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

** SIGNATURES ON FOLLOWING PAGE **

IN WITNESS WHEREOF, the Creditors have signed this Second Amended and Restated Intercreditor Agreement as of the date first set forth above.

Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership

By:	AA XGS, LLC
Its:	General Partner

By:	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Managing Member

XGS II, LLC, a Florida limited liability company

By:	/s/ David G. Pendell
Name:	David G. Pendell
Title:	Managing Member

SVIC NO. 15 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By: Samsung Venture Investment Corporation, its Partner

By:	/s/ Seonjong Lee
Name:	SEONJONG LEE
Its:	C.E.O

Michael R. Knox, an individual

By:	/s/ Michael R. Knox

CONSENT

Borrower hereby consents to all of the terms and conditions of the foregoing Second Amended and Restated Intercreditor Agreement, and agrees to be bound in all respects thereof:

BORROWER:
XG Sciences, Inc., a Michigan corporation
By:	/s/ Michael R. Knox
Name:	Michael R. Knox
Title:	Chief Executive Officer

STATE OF MICHIGAN	)
) SS:
COUNTY OF INGHAM	)

The foregoing instrument was acknowledged before me this 10th day of January, 2014 by Michael R. Knox, as President of XG Sciences, Inc. a Michigan corporation, on behalf of XG Sciences, Inc. He has produced a driver’s license as identification.

IMAGE OMITTED [tennex-viiipg13.jpg]	/s/ Kelly A. LaGrave
Notary Public, State of Michigan
Print Name: Kelly A. LaGrave
My Commission Expires: 4-15-2018

[NOTARIAL SEAL]

EXHIBIT A

Principal Amounts Outstanding of Secured Indebtedness that is Secured by the Collateral As of January 15, 2014

Aspen Advanced Opportunity Fund, LP(1)	$3,909,425.00

Samsung Venture Investment Company	$3,000,000.00

Michael Knox (2)	$800,000.00

XGS II(3)	$690.575.00

Total	$8,400,000.00

(1)  Aspen amount excludes $268,905.92 of accrued interest which has been capitalized into the balance of the Aspen Notes as of January 15, 2014.

(2)  Knox amounts include $700,000 of initial principal of secured convertible notes and $100,000 of remaining principal on the Knox Short Term Debt. Secured Convertible Note balance excludes $72,998.15 of accrued interest which has been capitalized into the balance of the Knox Notes as of January 15, 2014.

(3)  XGS II amount excludes $48,774.83 of accrued interest which has been capitalized into the balance of the XGS II Notes as of January 15, 2014.

Second Amended and Restated Intercreditor Agreement

A-1

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on July 9, 2013 is hereby endorsed

Filed on July 10, 2013 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10TH day of July, 2013.

[Graphics]	/s/ Alan J. Schefke
Director
Sent by Facsimile Transmission 13191	Bureau of Commercial Services

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Matt G. Hrebec, Esq.; Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933	EFFECTIVE DATE:
[Graphics]	Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.	[Graphics]

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

XG Sciences, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	Article IIIof the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

The total authorized shares:

	1.	Common shares: 25,000,000
Preferred shares: 8,000,000

	2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

A. Provisions Applicable to Common Shares: None

B. Provisions Applicable to Preferred Shares: The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the Issue of such series adopted by the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 26th day of June, 2013, by the: (check one of the following)

	☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

	☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

	☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 8 day of July, 2013

		By	/s/ Michael R. Knox
(Signature of an authorized officer or agent)

Michael R. Knox, CEO
(Type or Print Name)

XG SCIENCES, INC.

MICHIGAN CID 23029E

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 450.1302 of the

Michigan Business Corporation Act)

The undersigned, a duly authorized officer of XG Sciences, Inc., a Michigan corporation (the “Corporation”),DOES HEREBY CERTIFY that the following resolution was duly adopted bythe Board of Directors of the Corporation (the “Board of Directors”)pursuant to Section 450.1302 of the Michigan Business Corporation Act on June 26, 2013:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby amends and restates its previous authorization of the issuance of a series of preferred stock designated as the Series A Convertible Preferred Stock of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation of the Corporation which are applicable to the Corporation’s preferred stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation and Amount. There is hereby designated a series of the Corporation’s Preferred Stock (as defined below) as Series A Convertible Preferred Stock (the “Series A Preferred Stock”),and the number of shares so designated shall be three million (3,000,000).

2.           Definitions. In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

(a)          “Common Stock”shall mean the Corporation’s common stock.

(b)          “Conversion Price”shall mean twelve dollars ($12.00) for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(c)          “Conversion Rate”shall have the meaning set forth in Section 5(a).

(d)          “Convertible Securities”shall mean any evidences of indebtedness, shares orother securities convertible into or exchangeable for Common Stock or Preferred Stock.

(e)          “Corporation”shall mean XG Sciences, Inc., a Michigan corporation.

(f)          “Junior Securities”shall mean the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities which are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(g)          “Liquidation Preference”shall mean twelve dollars ($12.00) per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(h)          “Options”shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i)          “Original Issue Date”shall mean the date on which the first share of Series A Preferred Stock was issued.

(j)          “Preferred Stock”means the Corporation’s preferred stock.

(k)          “Qualified National Exchange”means a securities exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, as well as the over the counter markets administered by the OTCQX® and the OTCQB®, and their successor-entities. The OTC Pink®, OTCBB and their successor-equivalent entities shall not be deemed a “Qualified National Exchange.”

(l)          “Recapitalization”shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(m)          “Senior Securities”shall mean the Series A Preferred Stock and all other series of Preferred Stock of the Corporation that are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(n)          “Series A Original Issue Price”shall mean twelve dollars ($12.00) per share (subject to adjustment from time to time for Recapitalizations and as set forth in Section 5 herein).

3.	Liquidation Rights.

(a)          Liquidation Preference.In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to (i) the Liquidation Preference specified for such share of Series A Preferred Stock less (ii) all dividends (if any) paid on such share of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

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(b)          Remaining Assets.After the payment to the holders of the Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate (as defined below).

(c)          Shares not Treated as Both Series A Preferred Stock and Common Stock in any Distribution.Shares of Series A Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Series A Preferred Stock.

(d)          Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include: (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or (c) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(e)          Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)          If the securities are then traded on a Qualified National Exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution;

3

(ii)         if the securities are actively quoted on the OTC Pink®, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; and

(iii)        if the securities are not traded on a Qualified National Exchange or actively quoted on the OTC Pink®, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

4.           Conversion Rights.The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert.Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Series A Original Issue Price by the Conversion Price. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.Upon any decrease or increase in the Conversion Price, as described in this Section 4,the Conversion Rate shall be appropriately increased or decreased.

(b)          Mandatory Conversion.The Corporation shall have the right to effect the conversion of each share of Series A Preferred Stock then currently outstanding into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share upon the listing by the Corporation of the class of Common Stock on a Qualified National Exchange (such an event, a “Mandatory Conversion Event”).So long as the Common Stock remains listed on a Qualified National Exchange, any shares of Series A Preferred Stock issued following a Mandatory Conversion Event will be automatically converted into Common Stock pursuant to this Section 4(b) at the then effective Conversion Rate on such date of issuance of the Series A Preferred Stock.

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(c)          Mechanics of Conversion.No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Series A Preferred Stock held by each holder of Series A Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or (B)notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however,that on the date of a Mandatory Conversion Event, the outstanding shares of Series A Preferred Stock shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further,however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Mandatory Conversion Event unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of a Mandatory Conversion Event, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(d)          Adjustments for Subdivisions or Combinations of Common Stock.In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e)          Adjustments for Subdivisions or Combinations of Series A Preferred Stock. In the event the outstanding shares of Series A Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Series A Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)          Adjustments for Reclassification, Exchange and Substitution.Subject to Section 4 above, if the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(g)          Adjustment of Series A Preferred Stock Conversion Price upon Issuance of Certain Securities. If and whenever on or after the Original Issue Date, the Corporation issues or sells, or is deemed to have issued or sold, any shares of Common Stock or securities convertible or exchangeable into Common Stock other than Excluded Securities (as defined below) for a consideration per share or an implied consideration per share of Common Stock less than a price (the “Applicable Price”)equal to the Conversion Price in effect immediately prior to such issuance or sale (such issuance a “Triggering New Issue”),then immediately after such issue or sale, the Conversion Price then in effect shall be deemed to be automatically reduced to an amount equal to eighty percent (80%) of the Applicable Price for such Triggering New Issue. After such adjustment of the Conversion Price hereunder, all subsequent conversions of the Series A Preferred Stock into Common Stock shall be effected using the new Conversion Price in the Conversion Rate. For the purposes of this Agreement, “Excluded Securities” are (i) those options and warrants of the Corporation issued prior to, and outstanding on, the Original Issue Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants in subparagraph (i), provided such options and warrants are not amended after the Original Issue Date, and (iii) any options or warrants, or the shares of Common Stock into which such options and warrants are exercisable, which are issued to any employee, officer or director of the Corporation for services provided to the Corporation which have been approved by the compensation committee or the majority of the independent members of the Board of Directors.

(h)          Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(g) above, the following shall be applicable:

(i)          Issuance of Options or Warrants.If, after the Original Issue Date, the Corporation in any manner grants any options or warrants other than Excluded Securities and the lowest price per share for which a share of Common Stock is issuable upon the exercise of any such option or warrant is less than the Conversion Price in effect immediately prior to such grant, then such grant of options or warrants shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the exercise of any such options or warrants.

(ii)         Issuance of Convertible Securities.If, after the Original Issue Date, the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share of Common Stock at which such Convertible Security is convertible or exchangeable into Common Stock is less than the Conversion Price in effect immediately prior to such issuance or sale, then such issuance or sale shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the conversion or exchange of such Convertible Security into shares of Common Stock.

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(iii)        Change in Option or Warrant Price or Rate of Conversion.If, after the Original Issue Date, the exercise, conversion, exchange, or other price payable provided for in any option, warrant or Convertible Security other than Excluded Securities, upon the exercise, conversion or exchange of any such securities is amended or altered at any time for any reason (any of the foregoing hereinafter referred to as an “Exercise/Conversion Change”),and any such Exercise/Conversion Change results in any of the foregoing securities being exercisable, convertible, or exchangeable at a price per share of Common Stock lower than the Conversion Price in effect immediately prior to such Exercise/Conversion Change, then such Exercise/Conversion Change shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above.

(iv)        No adjustment pursuant to this Section 4(h) shall be made if such adjustment would result in an increase of the Conversion Price above the level that it was immediately prior to the occurrence of any of the foregoing events described in 4(h)(i)-(iii) that would give rise to an adjustment in the Conversion Price.

(i)          Waiver of Adjustment of Conversion Price.Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of the majority of the outstanding shares of Series A Preferred Stock. Any such waiver shall bind all future holders of shares of Series A Preferred Stock.

5.           Voting.On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

6.           Miscellaneous.

(a)          The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b)          Any notice required or permitted by the provisions of this Certificate of Designations to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Michigan Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

(c)          No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Corporation and holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights of the holders of the Series A Preferred Stock set forth herein may be waived by the affirmative vote of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, except that each holder may waive its own rights as provided in this Certificate of Designations.

** Signature page follows **

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Designation to be duly executed as of the 8 day of July, 2013.

XG SCIENCES, INC.

BY:	/s/ Michael R. Knox
MICHAEL R. KNOX, CEO

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

This Shareholder Agreement (this “Agreement”)is made and entered into effective as of March ___, 2013, by and among XG SCIENCES, INC., a Michigan corporation (the “Company”), and each of the individual and entity shareholders of the Company that are listed on Exhibit A and each of the individual and entity shareholders of the Company that execute an adoption agreement generally in the form of Exhibit B (collectively, the “Shareholders” and collectively with the Company, the “Parties”).

Recitals

Whereas, the Shareholders who are listed on Exhibit A are the beneficial owners of an aggregate of One Million Eight Thousand Two Hundred Eleven (1,008,211) shares of the Common Stock of the Company;

Whereas, certain of the Shareholders and other persons are the beneficial owners of options and warrants that entitle them to purchase Ninety-Eight Thousand Eight Hundred Ninety-Four (98,894) shares of the Common Stock of the Company (the “Shareholder Options and Warrants”);

Whereas, Aspen Advanced Opportunity Fund, LP (“Aspen”)is purchasing senior secured convertible notes (the “Convertible Notes”)from the Company pursuant to a securities purchase agreement (the “Purchase Agreement”)of the same date as this Agreement (the “Financing”);

Whereas, the Convertible Notes are convertible into Series A convertible preferred stock to be issued by the Company (the “Series A Stock”),and when issued the Series A Stock will be convertible into Common Stock of the Company;

Whereas, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

Whereas, in connection with the consummation of the Financing, the Company and the Shareholders have agreed to the provisions of this Agreement.

Agreement

Now, Therefore, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Definitions.

Capitalized terms that are used in this Agreement but that are not otherwise defined have the following meanings:

1.1           “Shareholder Stock”and “Shareholder’s Stock”mean the shares of Common Stock, Series A Stock, and other capital stock of the Company that are now owned or are subsequently acquired by a Shareholder by gift; conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company; purchase; dividend; exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company; or any other means whether or not such securities are only registered in a Shareholder’s name or beneficially or are legally owned by such Shareholder, including any interest of a spouse in any Shareholder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Shareholder Stock owned by each of the Shareholders as of the date of this Agreement is set forth on Exhibit A, which exhibit may be amended from time to time by the Company to reflect changes in the number of shares of Shareholder Stock owned by the Shareholders, but the failure to so amend shall have noeffect on any Shareholder Stock being subject to this Agreement.

1.2           “Common Stock”means shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company or the exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company.

1.3           “Full Conversion”means the deemed conversion of any outstanding Convertible Notes into Series A Stock and then into Common Stock, the deemed conversion of any outstanding Series A Stock into Common Stock, and the deemed conversion of all other outstanding convertible debt and convertible equity securities of the Company into Common Stock.

1.4           “Independent Director”meansa director who is not an executive officer or employee of the Company and who does not have a relationship that, in the reasonable opinion of the Company’s board of directors, would interfere with the person’s exercise of independent judgment in carrying out his or her responsibilities as a director. A director nominated by Aspen, POSCO, or Hanwha pursuant to Section 2 is not an Independent Director.

1.5           “Transfer” meansany sale, assignment, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Shareholder Stock.

1.6           “Affiliate” and “Affiliated”means, with respect to a Shareholder, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Shareholder, including any general partner, member, officer or director of such Shareholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Shareholder.

2.	BOARD OF DIRECTORS.

2.1           Size of the Board. For so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), each Shareholder agrees to vote all of the Shareholder’s Stock from time to time in whatever manner is necessary to ensure that the size of the Company’s board of directors is set and remains at seven (7) directors; provided, however, that the number of directors on the board of directors may be increased or decreased with the prior written consent of (a) Aspen and (b) Shareholders (including Aspen) who in the aggregate then own Shareholder Stock representing a majority of the then issued and outstanding voting stock of the Company.

2.2           Composition of Board. Each Shareholder agrees to vote all of the Shareholder’s Stock in the Company from time to time in whatever manner is necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders of the Company:

(a)          for so long as Aspen owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion):

(i)          one person nominated by Aspen is elected to the Company’s board of directors as a director; and

(ii)         two of the members of the board of directors, other than a director who is nominated by Aspen, POSCO, or Hanwha pursuant to this Section 2.2, qualify as Independent Directors;

(b)          for so long as POSCO, a South Korean corporation (“POSCO”)or its Affiliates, owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), one person nominated by POSCO is elected to the Company’s board of directors; and

(c)          for so long as Hanwha Chemical Company, a South Korean corporation (“Hanwha”)or its Affiliates, owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), one person nominated by Hanwha is elected to the Company’s board of directors.

Each of the persons nominated or appointed by one of the foregoing Shareholders shall be reasonably acceptable to the other directors of the Company. If such a Shareholder nominates or appoints a person who is not reasonably acceptable to the other directors of the Company, such Shareholder shall withdraw the nomination or appointment and consult with the other directors of the Company to select a new nominee or appointee who is reasonably acceptable to the remaining directors.

2.3           Removal of Board Members; Vacancies. Each Shareholder agrees to vote all of the Shareholder’s Stock from time to time in whatever manner is necessary to ensure that:

(a)          no director who is elected pursuant to Section 2.2 is removed from office without the consent of the nominating Shareholder, but only for so long as the nominating Shareholder or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion) (the “Minimum Ownership Requirements”);and

(b)          any vacancies created by the resignation, removal, or death of a director who is elected pursuant to Section 2.2 is filled pursuant to the provisions of Section 2.2, subject to the Minimum Ownership Requirements.

2.4           Observer. For so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), Aspen, as an intended third party beneficiary of this Agreement, shall have the right to appoint one person to act as a non-voting observer (the “Observer”) at all regular and special meetings of the Company’s board of directors. The Observer will receive all the information a director of the Corporation receives for any regular and special meetings of the Company’s board of directors or in connection with any written consent to be executed by such directors.

2.5           Written Consents. Each of the Shareholders agrees to execute and deliver any written consent that is required to effectuate its obligations under this Section 2, and the Company agrees that at the request of Aspen, POSCO, or Hanwha the Company will call a special meeting of Shareholders for the purpose of electing directors, subject to the Minimum Ownership Requirements.

2.6           Contracts with Affiliated Persons. With the approval of a majority of the Independent Directors in each case, the Company may enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any officer or director of the Company, any Shareholder or their Affiliates, and may pay compensation thereunder for such goods, services or space, provided in each case the amounts payable thereunder are reasonably comparable to those which would be payable to unaffiliated persons under similar agreements, and if the determination of such amounts is made in good faith it shall be conclusive absent manifest error.

2.7           Certain Approvals. The following actions of the Company shall require the written approval of Aspen (for so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion)):

(i)	Create, obligate itself to create, authorize or issue (by reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series A Stock in any respect;

(ii)	Sell any material portion of the tangible or intangible assets of the Company that secure the indebtedness to Aspen;

(iii)	Incur additional secured indebtedness.

2.8           Incentive Grants. The Shareholders and the Company agree that 15% of the Shareholder Stock as of the date hereof (assuming Full Conversion) shall be reserved for issuance of incentive equity awards as determined by the Independent Directors or the compensation committee of the Company, if it exists.

3.	Voluntary Transfer by a Shareholder.

3.1           Notice of Transfer. If a Shareholder (the “Transferring Shareholder”)proposes to voluntarily Transfer any shares of Shareholder Stock (the “Transferring Shareholder’s Stock”) (including pursuant to the provisions of Section 3.5), then the Transferring Shareholder shall promptly give written notice (the “Transfer Notice”)simultaneously to the Company and to each of the other Shareholders and holders of Convertible Notes (collectively, the “Non-Transferring Parties”)at least sixty (60) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including the number of shares of the Transferring Shareholder’s Stock to be transferred, the nature of the Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.5, the Notice shall describe in reasonable detail the basis for the claimed exemption from Article 3.

3.2           Company Right of First Refusal.

(a)          Subject to Section 3.5, the Company shall have the right to purchase all or any part of the Transferring Shareholder’s Stock from the Transferring Shareholder for the consideration per share and the terms and conditions specified in the Transfer Notice. The Company may exercise such right by written notice to the Transferring Shareholder delivered no later than fourteen (14) days after receipt of the Transfer Notice.

(b)          In the event that the Company does not exercise its right within such fourteen-day period with respect to all of the Transferring Shareholder’s Stock, the Company shall, by the last day of such fourteen-day period, give written notice of that fact to the Transferring Shareholder and the Non-Transferring Parties (the “Shareholder Transfer Notice”). The Shareholder Transfer Notice shall specify the number of shares of the Transferring Shareholder’s Stock not to be purchased by the Company (the “Remaining Transferring Shareholder’s Stock”).

(c)          In the event that the Company timely exercises its right to purchase all or part of the Transferring Shareholder’s Stock, the closing of such purchase shall take place at the offices of the Company by the date that is twenty-eight (28) days after the expiration of such fourteen-day period. At the closing, the Transferring Shareholder shall deliver to the Company the certificate(s) representing the Transferring Shareholder’s Stock to be purchased by the Company, each certificate to be properly endorsed for transfer.

3.3           Shareholder Right of First Refusal.

(a)          In the event that the Company does not exercise its right pursuant to Section 3.2 with respect to all of the Transferring Shareholder’s Stock within the time period set forth in Section 3.2, each Non-Transferring Party shall, subject to Section 3.5, have the right, exercisable by written notice to the Transferring Shareholder with a copy to the Company delivered no later than fourteen (14) days after receipt of the Shareholder Transfer Notice, to purchase its pro rata share of the Remaining Transferring Shareholder’s Stock on the same terms and conditions specified in the Transfer Notice. Each Non-Transferring Parties’ pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Transferring Shareholder’s Stock, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Non-Transferring Party on the date on which the Shareholder Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Non-Transferring Parties on the date on which the Shareholder Transfer Notice is delivered. Except as set forth in Section 3.3(b), the Non-Transferring Parties who timely exercise their rights (the “Participating Parties”)and the Transferring Shareholder shall effect the purchase of the Remaining Transferring Shareholder’s Stock being purchased by the Participating Parties, including payment of the purchase price, not more than fourteen (14) days after expiration of the fourteen-day period referenced above in this Section 3.3(a), and at such time the Transferring Shareholder shall deliver to the Participating Parties the certificate(s) representing the Remaining Transferring Shareholder’s Stock to be purchased by the Participating Parties, each certificate to be properly endorsed for transfer.

(b)          In the event that not all of the Non-Transferring Parties elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to their rights under Section 3.3(a) within the time period set forth in Section 3.3(a), the Transferring Shareholder shall, by the last day of such 14-day period, give written notice to each of the Participating Parties, which shall set forth the number of shares of the Remaining Transferring Shareholder’s Stock not subscribed to by the other Non-Transferring Parties, and shall offer such Participating Parties the right to purchase such unsubscribed shares (the “Second Shareholder Notice”).Each Participating Party shall have fourteen (14) days after receipt of the Second Notice to deliver a written notice to the Transferring Shareholder with a copy to the Company of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Transfer Notice. Each Participating Parties’ pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Transferring Shareholder’s Stock not subscribed to by the other Non-Transferring Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Party on the date on which the Second Shareholder Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Parties on the date on which the Second Shareholder Notice is delivered. The Participating Parties and the Transferring Shareholder shall then effect the purchase of the Remaining Transferring Shareholder’s Stock to be purchased by such Participating Parties pursuant to this Section 3.3(b), including payment of the purchase price, not more than fourteen (14) days after expiration of the fourteen-day period referenced above in this Section 3.3(b), and at such time, the Transferring Shareholder shall deliver to the Participating Parties the certificates representing the Remaining Transferring Shareholder’s Stock to be purchased by such Participating Parties pursuant to this Section 3.3(b), each certificate to be properly endorsed for transfer. In the event that not all of the Participating Parties elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to their rights under this Section 3.3(b) within the time period set forth in this Section 3.3(b), the foregoing process shall be repeated with respect to the Participating Parties who did elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to this Section 3.3(b) until either all of the Remaining Transferring Shareholder’s Stock is subscribed to pursuant to this Section 3.3(b) or no Participating Party desires to subscribe to additional shares of the Remaining Transferring Shareholder’s Stock.

3.4           Right of Co-Sale.

(a)          In the event that the Non-Transferring Parties fail to exercise their respective rights to purchase all of the Remaining Transferring Shareholder’s Stock pursuant to Section 3.3, and that following the exercise or expiration of the rights of purchase set forth in Section 3.3 the Transferring Shareholder proposes to sell shares of Shareholder Stock on the terms and conditions set forth in the Transfer Notice that represent more than five percent (5%) of the shares of Shareholder Stock then outstanding (assuming Full Conversion), then the Transferring Shareholder shall deliver to the Company and to each Non-Transferring Party that is not a Participating Party (a “Co-Sale Right Holder”)written notice (the “Co-Sale Notice”)that each Co-Sale Right Holder shall have the right, exercisable by written notice to the Transferring Shareholder with a copy to the Company (the “Sale Participation Notice”)delivered no later than fourteen (14) days after receipt of the Co-Sale Notice (such fourteen-day period, the “Exercise Period”),to sell shares of the Co-Sale Right Holder’s Shareholder Stock on the same terms and conditions specified in the Transfer Notice (provided that the price set forth in the Transfer Notice with respect to shares of Shareholder Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Series A Stock or other preferred stock to be sold). The Sale Participation Notice shall indicate the number of shares of Shareholder Stock such Co-Sale Right Holder wishes to sell (which number shall not exceed the total number of shares of Transferring Shareholder Stock, specified in the Transfer Notice). The Transferring Shareholder shall use commercially reasonable efforts to interest the prospective purchaser of the Transferring Shareholder’s Stock (the “Offeror”)in purchasing, in addition to the Transferring Shareholder’s Stock, the Shareholder Stock that the Co-Sale Right Holders wish to sell.

(b)          If the Offeror does not wish to purchase the Transferring Shareholder’s Stock and allof the Shareholder Stock made available for purchase by the participating Co-Sale Right Holders (the “Co-Sale Participants”),then the Transferring Shareholder shall promptly notify each of the Co-Sale Participants of such fact (the “Proration Notice”),and each of the Co-Sale Participant and the Transferring Shareholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Transfer Notice (provided that the price set forth in the Transfer Notice with respect to shares of Shareholder Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Series A Stock or other preferred stock to be sold), a portion of the relevant Shareholder’s Stock being offered for sale to the Offeror, in the same proportion as such Transferring Shareholder’s or Co-Sale Participant’s (as the case may be) ownership of shares of Common Stock (assuming Full Conversion) on the date on which the Proration Notice is delivered bears to the aggregate number of shares of Common Stock (assuming Full Conversion) owned in the aggregate by the Transferring Shareholder and the Co-Sale Participants on the date on which the Proration Notice is delivered. The Proration Notice shall indicate the total number of shares of Shareholder Stock the Offeror is willing to purchase. Each Co-Sale Participant exercise its prorate co-sale rights by delivering written notice to the Transferring Shareholder no later than fourteen (14) days after receipt of the Proration Notice.

(c)          Each Co-Sale Participant shall effect its participation in the Transfer by timely delivering to the Transferring Shareholder, for transfer to the Offeror, one or more certificates, properly endorsed for transfer, which represent:

(i)          the number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii)         that number of shares of Series A Stock and other preferred stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the Offeror objects to the delivery of preferred stock in lieu of Common Stock, such Co-Sale Participant shall convert such preferred stock into Common Stock pursuant to the relevant provisions of the Company’s Articles of Incorporation and such preferred stock, and deliver Common Stock as provided in Section 3.4(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such Shareholder Stock to the Offeror.

(d)          The stock certificate or certificates that the Co-Sale Participant delivers to such Transferring Shareholder pursuant to Section 3.4(c) shall be transferred to the Offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferring Shareholder shall concurrently remit to the Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in the sale. To the extent that the Offeror refuses to purchase shares or other securities from a Co-Sale Participant that the Co-Sale Participant has elected to sell pursuant to this Section 3.4, the Transferring Sharehorder shall not sell to the prospective purchaser or purchasers any Shareholder Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases such shares or other securities from such Co-Sale Participant on the same terms and conditions as are specified in the Co-Sale Notice, subject to the proration required by Section 3.4(b).

(e)          The exercise or non-exercise of the rights of any Co-Sale Right Holder to participate in one or more Transfers of Shareholder Stock made by a Transferring Shareholder will not adversely affect its right to participate in subsequent Transfers of Shareholder Stock pursuant to Article 3, provided that the Shareholder then otherwise meets the requirements of Article 3.

(f)          The transactions contemplated by the Transfer Notice, including the exercise of any right of first refusal and/or co-sale under this Article 3, shall be consummated in any event not later than ninety (90) days after the expiration of the Exercise Period and only on the terms of the Transfer Notice and in compliance with Article 3. Any Transfer after the expiration of such ninety-day period, any proposed Transfer on terms and conditions more favorable than those described in the Transfer Notice, and any subsequent or additional proposed Transfer of any Shareholder Stock by a Transferring Shareholder, shall again be subject to the first refusal and co-sale rights of the Non-Transferring Parties and shall require compliance by the Transferring Shareholder with the procedures described in this Article 3.

3.5           Exempt Transfers.

(a)          Exempt Transfers. Notwithstanding anything to the contrary in this Agreement, the first refusal and co-sale rights of the Shareholders set forth above in this Article 3 shall not apply to any Transfer by a Shareholder that is: (a) a partnership Transferring to its partners or to any other individual or entity that is an Affiliate of such Shareholder or to any beneficial owners of any Affiliates; (b) a corporation Transferring to any Affiliate; (c) a limited liability company Transferring to its members or to any other individual or entity that is an Affiliate of such beneficial owners of any Affiliate; or (d) an individual Transferring to a revocable trust for the benefit of the individual Shareholder or his or her spouse or children; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if it were an original Shareholder under this Agreement, and all transferred Shareholder Stock shall remain “Shareholder Stock” under this Agreement, and such transferee shall be treated as a “Shareholder” for purposes of this Agreement.

(b)          Registration Exemption. Notwithstanding anything to the contrary in this Agreement, the provisions of this Article shall not apply to the sale of any Shareholder Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4.	Death of a Shareholder.

4.1           Company Right of First Refusal.

(a)          Upon the death of an individual Shareholder (the “Deceased Shareholder”),the Company shall have the right to purchase all or any part of the Shareholder Stock of the Deceased Shareholder (the “Deceased Shareholder Stock”or the “Deceased Shareholder’s Stock”) from the estate (or trust) of the Deceased Shareholder for the purchase price and on the other terms set forth in this Article 4. The Company may exercise such right by written notice to the Deceased Shareholder’s personal representative (or successor trustee) no later than ninety (90) days after the date on which the Company receives notice of the Deceased Shareholder’s death.

(b)          In the event the Company does not exercise its right within such ninety-day period with respect to all of the Deceased Shareholder’s Stock, the Company shall, by the last day of such ninety-day period, give written notice of that fact to the Deceased Shareholder’s personal representative (or successor trustee) and to the Shareholders other than the Deceased Shareholder (the “Decedent Notice”).The Decedent Notice shall specify the number of shares of the deceased Shareholder’s Stock not purchased by the Company (the “Remaining Deceased Shareholder’s Stock”).

(c)          In the event that the Company timely exercises its right to purchase allor part of the Deceased Shareholder’s Stock, the Deceased Shareholder’s personal representative (or successor trustee) will sell such Deceased Shareholder’s Stock to the Company for the purchase price and on the other terms set forth in this Article 4.

4.2           Shareholder Right of First Refusal.

(a)          In the event that the Company does not exercise its right pursuant to Section 4.1 with respect to all of the Deceased Shareholder’s Stock within the time period set forth in Section 4.1, each Shareholder other than the Deceased Shareholder and each holder of Convertible Notes (the “Offeree Parties”) shall have the right, exercisable by written notice to the Deceased Shareholder’s personal representative (or successor trustee) with a copy to the Company delivered no later than thirty (30) days after receipt of the Decedent Notice, to purchase its pro rata share of the Remaining Deceased Shareholder’s Stock, for the purchase price and on the other terms set forth in this Article 4. Each Offeree Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Deceased Shareholder’s Stock, and (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Offeree Party on the date on which the Decedent Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Offeree Parties on the date on which the Decedent Notice is delivered.

(b)          In the event that not all of the Offeree Parties elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to their rights under Section 4.2(a) within the time period set forth in Section 4.2(a), the Company shall give written notice to each of the Offeree Parties who did elect to purchase its respective pro rata share of the shares of the Remaining Deceased Shareholder’s Stock (the “Participating Offeree Parties”), which shall set forth the number of Remaining Deceased Shareholder’s Stock not subscribed to by the other Offeree Parties, and shall offer such Participating Offeree Parties the right to purchase such unsubscribed shares (the “Second Decedent Notice”). Each Participating Offeree Party shall have fourteen (14) days after receipt of the Second Decedent Notice to deliver a written notice to the Deceased Shareholder’s personal representative (or successor trustee) with a copy to the Company of its election to purchase its pro rata share of the unsubscribed shares, for the purchase price and on the other terms set forth in this Article 4. Each Participating Offeree Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Deceased Shareholder’s Stock not subscribed to by the other Offeree Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Offeree Party on the date on which the Second Decedent Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Offeree Parties on the date on which the Second Decedent Notice is delivered. In the event that not all of the Participating Offeree Parties elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to their rights under this Section 4.2(b) within the time period set forth in this Section 4.2(b), the foregoing process shall be repeated with respect to the Participating Offeree Parties who did elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to this Section 4.2(b) until either all of the Remaining Deceased Shareholder’s Stock is subscribed to pursuant to this Section 4.2(b) or no Participating Offeree Party desires to subscribe to additional shares of the Remaining Deceased Shareholder’s Stock.

4.3           Deceased Shareholder’s Shareholder Stock. For purposes of this Agreement, “Deceased Shareholder’s Stock” means Shareholder Stock owned at the time of the Deceased Shareholder’s death by: (i) the Deceased Shareholder; or (ii) the trustee of a trust settled by the Deceased Shareholder.

4.4           Purchase Price for Deceased Shareholder’s Stock. The purchase price for the Deceased Shareholder’s Stock shall be its fair market value as of the last day of the month that immediately precedes the month in which the Deceased Shareholder died, as determined by the mutual agreement of the purchasing parties (the Company and/or the Participating Offeree Parties) and the Deceased Shareholder’s personal representative (or successor trustee). If the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee) cannot agree on the fair market value of the Deceased Shareholder’s Stock within sixty (60) days after the earlier of the expiration of the last time period referenced above and the date on which all of the Deceased Shareholder’s Stock has been subscribed to by the Company and/or the Offeree Parties, then the fair market value of the Deceased Shareholder’s Stock shall be determined by appraisal performed by a professional appraiser or certified public accountant qualified by experience and ability to appraise the shares of stock of a closely held company similar to the Company (a “Qualified Appraiser”)who is acceptable to all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee) cannot agree on a Qualified Appraiser, then the purchasing parties shall by majority vote (each purchasing party is allowed one vote) select a Qualified Appraiser, and the Deceased Shareholder’s personal representative (or successor trustee) shall select a Qualified Appraiser. If only the purchasing parties, on the one hand, or only the Deceased Shareholder’s personal representative (or successor trustee), on the other hand, select a Qualified Appraiser, that appraiser’s written opinion on the fair market value of the Deceased Shareholder’s Stock shall be conclusive and binding on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If the purchasing parties, on the one hand, and the Deceased Shareholder’s personal representative (or successor trustee), on the other hand, both select a Qualified Appraiser and the two (2) Qualified Appraisers agree on the fair market value of the Deceased Shareholder’s Stock, their written opinion shall be conclusive and binding on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If the two Qualified Appraisers disagree on the fair market value of the Deceased Shareholder’s Stock, they shall appoint a third Qualified Appraiser mutually acceptable to them, and the written opinion of the third Qualified Appraiser shall be conclusive and binding as to the fair market value of the Deceased Shareholder’s Shares on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee).

4.5           Settlement Date. The settlement date for a purchase under this Article 4 will he such date as may be mutually agreed upon by the parties to the purchase, but in no event later than 270 days after the Deceased Shareholder’s date of death.

4.6           Insurance. The Company may apply for and own policies of insurance on the lives of any or all Shareholders, with the Company named as beneficiary, to provide for part or all of the funds necessary for the Company to discharge its rights under this Agreement. The Company will pay all premiums on any such policies.

4.7           Payment When Insurance Proceeds Equal or Exceed the Purchase Price. Upon the death of a Shareholder, the Company will promptly take all necessary steps to collect any proceeds of insurance on the Deceased Shareholder’s life. If said insurance proceeds equal or exceed the purchase price and the Company exercises its option pursuant to Section 4.1, then the Company will pay the entire purchase price to the Deceased Shareholder’s estate or trust, as the case may be, as soon as possible after the value of the Deceased Shareholder’s Stock has been determined and the insurance proceeds have been collected by the Company.

4.8           Payment When Purchase Price Is In Excess of Insurance, or When There Is No Insurance. If the Company does not hold insurance on the Deceased Shareholder’s life for purposes of buying the Deceased Shareholder’s Stock, if the purchase price for the Deceased Shareholder’s Stock exceeds the proceeds of any insurance on the life of the Deceased Shareholder, or to the extent that the Offeree Parties are purchasing the Deceased Shareholder’s Stock, the following procedure will be used:

(a)          Notice. Within ten (10) days of receiving notice from the Company or the Offeree Parties that one of the conditions in the introduction to this Section 4.8 exists, the legal representative of the Deceased Shareholder (hereinafter called the “Decedent Seller”)will deposit any Deceased Shareholder Stock to be purchased with the Company, and each of the purchasing parties (the Company and/or the Participating Offeree Parties) will pay the down payment to and issue a promissory note to the Seller pursuant to Section 4.8(b) below.

(b)          Payment of Purchase Price. Simultaneously with the deposit of the Deceased Shareholder’s Stock by the Seller with the Company, each purchasing party (the Company and/or the Participating Offeree Parties): (i) will pay to the Seller a down payment equal to ten percent (10%) of the purchase price for the Deceased Shareholder’s Stock being purchased by that purchaser; and (ii) will deposit with the Decedent Seller a promissory note in the amount of the unpaid balance of the purchase price for the Deceased Shareholder’s Stock being purchased by that purchaser. The promissory note will be executed by the purchasing party and delivered to the Decedent Seller, and will provide that the face amount of the promissory note evidencing the unpaid balance of the purchase price will be payable in ten (10) annual installments of principal and interest beginning on the first anniversary of the first day of the month first following the date of the down payment referred to above. The per annum interest rate on the unpaid balance of each of the promissory notes will be 1% plus the “prime rate” as reported in The Wall Street Journal (United States edition) last published before the date on which the note is deposited with the Seller, or if The Wall Street Journal (United States edition) no longer publishes a “prime rate,” the last “prime rate” announced before the date on which the note is deposited with the Seller by the financial institution with which the Company maintains its primary banking relationship. When a promissory note is paid, the Seller will cancel the note so paid and return it to the Company.

4.9           Delivery of Stock. Upon full payment of the purchase price or upon the payment of the down payment and delivery of the proper promissory note(s) for the Deceased Shareholder’s Stock being purchased by a purchaser, the certificate or certificates for the Deceased Shareholder’s Stock being purchased by a purchaser will be duly assigned, transferred and delivered by the holder or holders thereof to the purchaser, together with any and all other documents required to effectuate the transfer of such stock to the purchaser.

4.10         Transfer to Estate or Trust. If, at the end of the option periods described in Sections 4.1 and 4.2, the Company and the Offeree Parties have not purchased all of the Deceased Shareholder’s Stock, then the Deceased Shareholder’s Stock not to be sold to the Company or to the Offeree Parties will transfer to the Shareholder’s heirs or trust, as the case may be; provided that any Shareholder Stock transferred as described above will remain subject to all of the terms of this Agreement.

5.	Involuntary Transfers.

5.1           Involuntary Transfer. If any Shareholder Stock becomes subject to a Transfer by operation of law (an “Involuntary Transfer”). such Shareholder (the “Debtor Shareholder”)and the creditor shall give written notice of the Involuntary Transfer (the “Involuntary Transfer Notice”)simultaneously to the Company and to each of the other Shareholders and holders of Convertible Notes (collectively, the “Non-Debtor Parties”) prior to or within ten (10) days after the date on which the Shareholder Stock of the Debtor Shareholder (the “Debtor Shareholder’s Stock”)becomes subject to Involuntary Transfer. An Involuntary Transfer includes, without limitation, any of the following:

(a)          a sale or other disposition of any Shareholder Stock by a trustee or debtor in possession appointed or retained in a bankruptcy case of a Shareholder;

(b)          a sale of any Shareholder Stock at any creditors’ or judicial sale;

(c)          a transfer of any Shareholder Stock arising out of any pledge or security agreement; or

(d)          a transfer or other disposition of any Shareholder Stock in connection with a divorce or separation proceeding (including any property settlement agreement in contemplation of any divorce or separation proceeding).

5.2           Option of the Company.

(a)          Transmittal to the Company of the Involuntary Transfer Notice, which is enforceable by specific performance, will constitute an offer by the Debtor Shareholder and the creditor to sell to the Company all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4as if the Debtor Shareholder had died. The Company may accept such offer as to all or any part of the Debtor Shareholder’s Stock by written notice to the Debtor Shareholder or the creditor, as the case may be, delivered no later than ninety (90) days after receipt of the Involuntary Transfer Notice.

(b)          In the event that the Company does not exercise its right within such ninety-day period with respect to all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer, the Company shall, by the last day of such ninety-day period, give written notice of that fact to the Debtor Shareholder or the creditor, as the case may be, and the Non-Debtor Parties (the “Shareholder Involuntary Transfer Notice”).The Shareholder Involuntary Transfer Notice shall specify the number of shares of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer but is not to be purchased by the Company (the “Remaining Debtor Shareholder’s Stock”).

5.3           Options of Non-Debtor Parties.

(a)          If the Company does not exercise its option with respect to all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer in accordance with Section 5.2, then the Debtor Shareholder or the creditor, as the case may be, will be deemed to have offered to sell the Remaining Debtor Shareholder’s Stock to each of the Non-Debtor Parties at the price and upon the terms set forth in Section 5.2. Each Non-Debtor Party shall have the right, exercisable by written notice to the Debtor Shareholder or the creditor, as the case may be, with a copy to the Company delivered no later than thirty (30) days after receipt of the Shareholder Involuntary Transfer Notice, to purchase its pro rata share of the Remaining Debtor Shareholder’s Stock subject to the Shareholder Involuntary Transfer Notice, at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4 as if the Debtor Shareholder had died. Each Non-Debtor Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Debtor Shareholder’s Stock, and (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Non-Debtor Party on the date on which the Shareholder Involuntary Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Non-Debtor Parties on the date on which the Shareholder Involuntary Transfer Notice is delivered.

(b)          In the event that not all of the Non-Debtor Parties elect to purchase their respective pro rata shares of the Remaining Debtor Shareholder’s Stock pursuant to their rights under Section 5.3(a) within the time period set forth in Section 5.3(a), the Company shall give written notice to each of the Non-Debtor Parties who did elect to purchase its respective pro rata share of the Remaining Debtor Shareholder’s Stock (the “Participating Non-Debtor Parties”), which shall set forth the number of Remaining Debtor Shareholder’s Stock not subscribed to by the other Non-Debtor Parties, and shall offer such Participating Non-Debtor Parties the right to purchase such unsubscribed shares (the “Second Shareholder Involuntary Transfer Notice”). Each Participating Non-Debtor Party shall have the right, exercisable by written notice to the Debtor Shareholder or the creditor, as the case may be, with a copy to the Company delivered no later than thirty (30) days after receipt of the Second Shareholder Involuntary Transfer Notice, to purchase its pro rata share of the unsubscribed shares, at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4 as if the Debtor Shareholder had died. Each Participating Non-Debtor Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Debtor Shareholder’s Stock not subscribed to by the other Non-Debtor Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Non-Debtor Party on the date on which the Second Shareholder Involuntary Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Non-Debtor Parties on the date on which the Second Shareholder Involuntary Transfer Notice is delivered. In the event that not all of the Participating Non-Debtor Parties elect to purchase their respective pro rata shares of the Remaining Debtor’s Shareholder’s Stock pursuant to their rights under this Section 5.3(b) within the time period set forth in this Section 5.3(b), the foregoing process shall be repeated with respect to the Participating Non-Debtor Parties who did elect to purchase their respective pro rata shares of the Remaining Debtor Shareholder’s Stock pursuant to this Section 5.3(b) until either all of the Remaining Debtor Shareholder’s Stock is subscribed to pursuant to this Section 5.3(b) or no Participating Non-Debtor Party desires to subscribe to additional shares of the Remaining Deceased Shareholder’s Stock.

5.4           Transfer to Creditor. If, at the end of the option periods described in Sections 5.2 and 5.3, the Company and the Non-Debtor Parties have not purchased all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer, then the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer and not to be sold to the Company or to the Non-Debtor Parties will transfer to the creditor by operation of law or remain the property of the creditor, as the case may be; provided that any Shareholder Stock transferred as described above will remain subject to all of the terms of this Shareholder Agreement.

6.	Prohibited Transfers.

6.1           General Prohibition. Shareholder Stock may not be transferred except as expressly permitted or required by this Agreement.

6.2           Call Option.

(a)          In the event of a Transfer in violation of Section 3.2 and 3.3 (a “Prohibited Transfer”), the Shareholders other than the Shareholder whose Shareholder Stock (the “Breaching Shareholder”) is subject to the Prohibited Transfer and the holders of Convertible Notes (collectively, the “Non-Breaching Parties”) shall have the option to purchase from the purchaser or transferee of the Shareholder Stock transferred in violation of this Agreement, the number of shares that the Non-Breaching Parties would have been entitled to purchase had such Prohibited Transfer been effected in accordance with this Agreement, on the following terms and conditions:

(i)          The price per share at which the shares are to be purchased by the Non-Breaching Parties shall be equal to the lower of the price per share paid to such Breaching Shareholder by the third party purchaser or purchasers of such Shareholder Stock that is subject to the Prohibited Transfer, or a purchase price per Share determined pursuant to Article 4 as if the Breaching Shareholder had died; and

(ii)         The Breaching Shareholder effecting such Prohibited Transfer shall reimburse the Non-Breaching Parties for any expenses, including legal fees and expenses, incurred in effecting such purchase.

6.3           Put Option.

(a)          In the event that a Transferring Shareholder should sell any Shareholder Stock in contravention of the co-sale rights of each Non-Transferring Party under Section 3.4 of this Agreement (a “Prohibited Sale”),each Non-Transferring Party, in addition to such other remedies as may be available at law, in equity or under this Agreement, shall have the put option provided for below, and such Transferring Shareholder shall be bound by the applicable provisions of such option.

(b)          In the event of a Prohibited Sale, each Non-Transferring Party shall have the right to sell to such Transferring Shareholder the type and number of shares of Common Stock that is equal to the number of shares each Non-Transferring Party would have been entitled to Transfer to the purchaser under Section 3.4 had the Prohibited Sale been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

(i)          The price per share at which the shares are to be sold to the Transferring Shareholder shall be equal to the price per share paid by the purchaser to such Transferring Shareholder in such Prohibited Sale. The Transferring Shareholder shall also reimburse each Non-Transferring Party for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of such Non-Transferring Party’s rights under Section 3.4 and this Section 6.3.

(ii)         Within sixty (60) days after the date on which a Non-Transferring Party received notice of the Prohibited Sale or otherwise became aware of the Prohibited Sale, such Non-Transferring Party shall, if exercising the option provided for in this Section 6.3, tender to the Transferring Shareholder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii)       The Transferring Shareholder shall, upon tender of the certificate or certificates for the shares to be sold by a Non-Transferring Party, pursuant to this Section 6.3, pay the aggregate purchase price and the amount of reimbursable fees and expenses, as specified in Section 6.3(b)(i), in cash or by other means acceptable to the Non-Transferring Party.

7.          Bring-Along Rights

7.1           Bring-Along Transfer. If one or more Shareholders (the “Bring-Along Sellers”)propose to Transfer (in a Transfer consummated in a single Transfer or a series of related Transfers to a single purchaser or a group of purchasers as part of a single transaction or group of related transactions) to a non-Shareholder third Party offeror(s) (a “Third Party”)Shareholder Stock that represents more than fifty percent (50%) of the then-outstanding shares of Common Stock (assuming Full Conversion) (a “Bring Along Transfer”),then the Bring-Along Sellers will have the right (the “Bring Along Right”), but not the obligation, to cause each of the Shareholders who are not Bring-Along Sellers to tender to the Third Party for purchase, at the same price per share and on the same terms of payment and conditions as apply to the Bring-Along Sellers, a number of shares of each class of Shareholder Stock held by the Shareholder that is equal to the product obtained by multiplying: (i) the aggregate number of shares of such class of Shareholder Stock held by the Shareholder, and (ii) a fraction, the numerator of which is the aggregate number of Common Stock (assuming Full Conversion) that the Bring-Along Sellers propose to Transfer to the Third Party and the denominator of which is the aggregate number of shares of Common Stock (assuming Full Conversion) owned by the Bring-Along Sellers. If the Bring-Along Sellers exercise the Bring-Along Right provided for in this Section 7.1, then Article 3 shall not apply to the Transfers by the Bring-Along Sellers or pursuant to the exercise of the Bring-Along Right, and such Transfers shall not be a Prohibited Transfer or a Prohibited Sale.

7.2           Bring-Along Notice. Ifthe Bring-Along Sellers elect to exercise the Bring-Along Right provided for in Section 7.1, then the Bring-Along Sellers shall provide written notice (the “Bring Along Notice”)to the Company and to the other Shareholders and holders of Convertible Notes. Each Bring-Along Notice will set forth (i) the name and address of the Third Party to which the Bring-Along Sellers proposes to transfer Shareholder Stock and the number of shares of each class of Shareholder Stock proposed to be transferred. (ii) the nature of the proposed Transfer, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party and any other material terms pertaining to the Transfer (the “Third Party Terms”),and (iv) that the Third Party has been informed of the rights provided for in this Article 7 and has agreed to purchase Shareholder Stock in accordance with the terms of this Article 7. The Bring-Along Notice will be given at least thirty (30) days before settlement of the proposed Transfer.

7.3           Consummation. Upon the giving of a Bring-Along Notice, each Shareholder will be entitled and obligated to sell the number of shares of Shareholder Stock described above to the Third Party on the Third Party Terms; neither the Bring-Along Sellers nor any other Shareholder will be obligated to consummate the sale of any shares of Shareholder Stock pursuant to this Article 7 if the Third Party does not purchase all shares of Shareholder Stock that the Shareholders are entitled and required to sell pursuant to this Article 7.

7.4           Settlement. At the settlement of any transaction completed pursuant to this Article 7, the Third Party will remit to each Shareholder the consideration for the total sales price of the shares of Shareholder Stock such Shareholder sold pursuant to this Article 7, upon delivery by the Shareholder of the certificate(s) representing the Shareholder Stock to be purchased by the Third Party, each certificate to be properly endorsed for transfer.

8.          Preemptive Rights.

8.1           Subsequent Offerings. Subject to applicable securities laws, each Shareholder and holder of Convertible Notes shall have the right to purchase its pro rata share of all Shareholder Stock that the Company may, from time to time, propose to sell, issue, or exchange after the date of this Agreement, other than the Shareholder Stock excluded by Section 8.4. Each Shareholder’s pro rata share shall be equal to the ratio of (i) the aggregate number of shares of the Company's Common Stock (assuming Full Conversion) owned by the Shareholder at the time of the delivery of the Preemptive Rights Notice to (ii) the aggregate number of shares of Common Stock (assuming Full Conversion) owned by all of the Shareholders at the time of the delivery of the Preemptive Rights Notice.

8.2           Exercise of Rights. Ifthe Company proposes to issue, sell or exchange any Shareholder Stock, it shall give each Shareholder and holder of Convertible Notes a written notice (the “Preemptive Rights Notice”)that shall (i) identify and describe the Shareholder Stock being issued, sold or exchanged, (ii) describe the price and other terms upon which it is to be issued, sold or exchanged, and the number or amount of the shares of Shareholder Stock to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with whichthe Shareholder Stock are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Shareholder its pro rata share of such Shareholder Stock. Each Shareholder and holder of Convertible Notes shall have thirty (30) days from the giving of the Preemptive Rights Notice to agree to purchase its pro rata share of the Shareholder Stock for the price and upon the terms and conditions specified in the Preemptive Rights Notice by giving written notice to the Company and stating therein the number of shares of Shareholder Stock to be purchased.

8.3           Closing. The parties exercising their preemptive rights and the Company shall effect the purchase of the Shareholder Stock to be issued to such exercising parties pursuant to this Article, including payment of the purchase price, not more than twenty-one (21) days after the expiration of the foregoing option periods, and at such time, the Company shall deliver to the parties exercising their preemptive rights the certificates representing the Shareholder Stock to be purchased by such parties exercising their preemptive rights pursuant to this Article 8. If the Company complies with this Article 8, the Company may issue, sell or exchange on the terms set forth in the Preemptive Rights Notice an amount of Shareholder Stock that was offered to the Shareholders and holders of Convertible Notes free of any additional preemptive rights established by this Article 8.

8.4           Excluded Securities. The preemptive rights established by this Article 8 shall have no application to any of the following Shareholder Stock:

(a)          Shares of Shareholder Stock and/or options, warrants or other Shareholder Stock purchase rights issued to, and the Shareholder Stock issued pursuant to such options, warrants or other purchase rights, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company’s board of directors;

(b)          Shareholder Stock issued or issuable pursuant to any rights or agreements, options, warrants, or convertible securities outstanding as of the date of this Agreement, including Shareholder Stock issued upon the conversion of the Convertible Notes or the Series A Stock;

(c)          Shareholder Stock issued pursuant to any convertible securities granted after the date of this Agreement to the extent that the rights of first refusal established by this Article 8 were complied with or were inapplicable pursuant to any provision of this Article 8 with respect to the initial sale, issuance, or exchange by the Company of such convertible securities;

(d)          Any Shareholder Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the board of directors and by a majority of the outstanding shares of Common Stock then held by Shareholders;

(e)          shares of Common Stock issued in connection with any stock split, stock dividendor subdivision by the Company that is approved by the board of directors;

(f)          up to Three Hundred Thousand (300,000) (orsuch greater amount as may be approved by a majority of the outstanding shares of Common Stock then held by Shareholders) shares of any Shareholder Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the board of directors; and

(g)          any Shareholder Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, strategic alliances, manufacturing, marketing or distribution arrangements, and (ii) technology transfer or development arrangements; provided that, in each case, the issuance of shares therein has been approved by the board of directors and a majority of the outstanding shares of Common Stock thenheld by Shareholders.

9.          Covenant Not To Compete; Nonsolicitation.

9.1           Restrictions While a Shareholder. While a Shareholder who is a natural person is a Shareholder of the Company (and while a trust, for the benefit of the natural person or his or her spouse or children, is a Shareholder of the Company), the natural person agrees that he or she will not, directly or indirectly, either alone or in association with others, in any other capacity: (i) conduct, become engaged in, or interested in, any business that competes, directly or indirectly, with the business of the Company or any of its Affiliates worldwide; (ii) solicit, divert or take away or attempt to solicit, divert or take away, directly or indirectly, any of the Company’s or its Affiliates current, prior, or prospective customers; or (iii) solicit or attempt to solicit any person who is employed or engaged to perform services by the Company or its Affiliates to leave his or her employment or engagement with Company or its Affiliates. Notwithstanding anything to the contrary herein, this Section 9.1 shall not be violated, however, by the passive ownership by the natural person of up to 2% of a class of outstanding publicly traded shares of a corporation that is listed or quoted on a national securities exchange, including any such corporation that competes with the business of the Company.

9.2           Restrictions After Disposition of Shareholder Stock. Any natural person who is a Shareholder of the Company and who sells or otherwise transfers or surrenders all of his or her Shareholder Stock (including any natural person who settled a trust, for the benefit of the natural person or his or her spouse or children, that is a Shareholder of the Company and that sells or otherwise transfers or surrenders all of its Shareholder Stock), either to the Company, another Shareholder, or to a third party, agrees that he or she will not, for a period of three (3) years from the date of sale, directly or indirectly, either alone or in association with others, for himself or herself or in any other capacity: (i) conduct, become engaged in, or interested in, any business that competes, directly or indirectly, with the business of the Company or any of its Affiliates worldwide; (ii) solicit, divert or take away or attempt to solicit, divert or take away, directly or indirectly, any of the Company’s or its affiliates current, prior, or prospective customers; or (iii) solicit or attempt to solicit any person who is employed or engaged to perform services by the Company or its affiliates to leave his or her employment or engagement with Company or its Affiliates. Notwithstanding anything to the contrary herein, this Section 9.2 shall not be violated, however, by the passive ownership by the natural person of up to 2% of a class of outstanding publicly traded shares of a corporation that is listed or quoted on a national securities exchange, including any such corporation that competes with the business of the Company.

9.3           Judicial Determination. The Company and the Shareholders agree that the restrictions set forth in this Article 9 are reasonable in light of the nature of the Parties’ business. However, should any court of competent jurisdiction determine that these restrictions are unreasonable, then the Parties agree that the restrictions shall, without further acts of the Parties, be modified or amended to conform to the judgment of the court as to what would be reasonable, with the restrictions of this Article 9 to be limited in accordance with such judgment.

9.4           Remedies. In the event of any breach of this Article 9 by a Shareholder, the Company shall be entitled to the remedies set forth in this Agreement, as well as injunctive relief and damages, together with any reasonable attorneys’ fees or costs incurred as a result of such breach, and awarded by the court. Shareholders shall not have standing to enforce this Article 9.

9.5           Entity Shareholders. Each Shareholder who is not a natural person (and is not a trust for the benefit of a natural person or his or her spouse or children) will enter a nondisclosure agreement on terms that are reasonably acceptable to the Company.

10.        Confidentiality.

10.1         General Restriction. While a Shareholder is a shareholder of the Company and following the transfer or surrender of all of its Shareholder Stock, the Shareholder agrees to keep all information relating to the Company, its Affiliates, and their businesses, however obtained, confidential and not to disclose such information to any person or use such information for his benefit or the benefit of any other person or entity. A Shareholder’s obligations with respect to such information will not include any information that (i) is or becomes part of the public domain without violation of this Agreement, (ii) has been rightfully received by the Shareholder from a third person not under obligation of confidentiality to the Company and without breach of this Agreement, or (iii) is independently developed by the Shareholder without use or access to any such information.

10.2        Judicial Determination. The Company and Shareholders agree that the restrictions set forth in this Article 10 are reasonable in light of the nature of the Parties’ business. However, should any court of competent jurisdiction determine that these restrictions are unreasonable, then the Parties agree that the restrictions shall, without further acts of the Parties, be modified or amended to conform to the judgment of the court as to what would be reasonable, with the restrictions of this Article 10 to be limited in accordance with such judgment.

10.4        Remedies. In the event of any breach of this Article 10 by a Shareholder, the Company shall be entitled to the remedies set forth in this Agreement, as well as injunctive relief and damages, together with any reasonable attorneys’ fees or costs incurred as a result of such breach, and awarded by the court. Shareholders shall not have standing to enforce this Article 10.

11.       Power of Attorney.

11.1        The officers of the Company are hereby appointed as attorney-in-fact to effectuate Transfers of Shareholder Stock that are required by and consummated in compliance with the requirements of this Agreement by entering the required Transfer on the books of the Company. The Parties agree that the officers may exercise their power of attorney to enter such a Transfer of Shareholder Stock on the books of the Company to effectuate Transfers of Shareholder Stock that are required by and consummated incompliance with the requirements of this Agreement regardless of whether a Shareholder tenders its Shareholder Stock to the Company for Transfer.

12.       LEGEND.

12.1        Each certificate representing shares of Shareholder Stock now or hereafter owned by any Shareholder shall be endorsed with the following legend:

THE SALE, OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

12.2       The Shareholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 12.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Shareholder following termination of this Agreement.

13.       MISCELLANEOUS.

13.1         Conditions to Exercise of Rights. Exercise of the Shareholders' rights under this Agreement shall be subject to and conditioned upon compliance with applicable laws.

13.2         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Michigan, excluding the principles of conflicts of law.

13.3         Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to any Party to this Agreement (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) a majority of the Company's board of directors, and (ii) persons holding, in the aggregate, shares of Shareholder Stock representing at least sixty percent (60%) of the voting power of all shares of Shareholder Stock then held by Shareholders and their permitted assignees; provided that Article 2 may not be so amended without the consent of Aspen, POSCO, and Hanwha, subject to the Minimum Ownership Requirements, and provided further that for so long as Aspen owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion) no provision of this Agreement may be amended in a manner that would have a material adverse impact on Aspen, in its capacity as a holder of Convertible Notes or a Shareholder, without the written consent of Aspen. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 13.3 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.4         Third Party Beneficiaries. The holders of Convertible Notes are each intendedthird party beneficiaries of the provisions of this Agreement that grant rights to them only, and each holder of Convertible Notes may enforce the provisions of this Agreement that grant rights to it to the extent that such holder complies with the requirements of the provision to be enforced. Pursuant to Section 13.12, the holders of Convertible Notes shall become a party to and shall be bound by this Agreement as a Shareholder party to it upon the conversion of the Convertible Notes into Shareholder Stock. Aspen, in addition to any other rights that it may have under this Agreement, is an intended third party beneficiary of Section 2.4, and may enforce the provisions of Section 2.4, subject to its Minimum Ownership Requirement.

13.5         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

13.6         Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)          the date of the closing of a public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended in which the Company receives gross proceeds of at least $10,000,000; or

(b)          the date on which this Agreement is terminated pursuant to Section 13.3.

13.7         Ownership. The Shareholders represent and warrant that each is the sole legal and beneficial owner of those shares of Shareholder Stock set forth opposite such Shareholder's name on Exhibit A, and that no other person has any interest (other than a community property interest) in such shares.

13.8         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Party to be notified at the address as set forth on the signature page or Exhibits hereof or at such other address as such Party may designate by ten (10) days advance written notice to the other Party hereto.

13.9         Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.10       Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

13.11       Termination of Prior Agreements. The following agreements are hereby expressly terminated by the execution of this Agreement by the parties to such agreements: (1) the Stock Redemption Agreement between the Company and Hanwha dated as of December 1, 2010; (2) the Voting Agreement between the Company and Hanwha dated as of December 1, 2010; (3) the Stock Redemption Agreement between the Company and POSCO dated as of June 8, 2011; (4) the Voting Agreement between the Company and POSCO dated as of June 8, 2011; (5) the Stock Redemption Agreement between the Company and certain Shareholders dated as of July 15, 2006; and (6) the Amended and Restated Voting Agreement between the Company and certain Shareholders dated as of January 14, 2009.

13.12       Shares Covered by this Agreement. This Agreement applies to all Shareholder Stock that is now or hereafter registered in the Company's records in a Shareholder's name or beneficiary or are legally owned by such Shareholder, including Shareholder Stock that is subsequently acquired by a Shareholder by gift; conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company; purchase; dividend; exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company; or any other means, including through reorganization, recapitalization, stock split-up, combinations of shares, merger, or consolidation. Any individual or entity who is not a Shareholder but who acquires Shareholder Stock in the Company shall be become a party to and shall be bound by this Agreement as a Shareholder party to it, including the holders of Convertible Notes upon the conversion of the Convertible Notes into Shareholder Stock, and the Company shall not issue such Shareholder Stock unless and until such individual or entity executes an adoption agreement generally in the form of Exhibit B.

13.13       Entire Agreement. This Agreement and the exhibits attached to it, along with the Purchase Agreement and the other documents delivered pursuant to the Financing, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no Party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each Party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Purchase Agreement and the other Related Agreements (as defined in the Purchase Agreement).

13.14     Construction. References in this Agreement to any gender shall be construed to refer to all genders, and use of a plural or singular form shall be construed to refer to the other.

13.15     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[EXHIBITS AND COUNTERPART SIGNATURE PAGES FOLLOW.]

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

COMPANY:

XG SCIENCES, INC.

Signature:
Michael R. Knox
Chief Executive Officer

Date:___________________________________________

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

COMPANY:

XG SCIENCES, INC.

Signature:	/s/ Michael R. Knox
Michael R. Knox
Chief Executive Officer

Date:                            3-18-2013

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

ENTITY SHAREHOLDER:

Entity Name:

Signature:

Print Name:

Title:

Date:

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

INDIVIDUAL SHAREHOLDER or

JOINT INDIVIDUAL SHAREHOLDERS:

Signature #1:

Print Name:

Date:

Signature #2:

Print Name:

Date:

Exhibit A

LIST OF SHAREHOLDERS

Name of Shareholder	No. of Shares Owned	Percentage Ownership
Michael R. Knox	121,667	12.068%
Linnea Van Dyne	5,380	0.534%
Lawrence T. Drzal Revocable Trust	50,550	5.014%
Hiroyuki Fukushima	50,000	4.959%
Inhwan Do	50,000	4.959%
Michigan State University Foundation	9,543	0.947%
Mark S. Kerrins and Rosemary Kerrins. JTWROS	32,500	3.224%
Peter Bosanic and Lisa Kendzioski-Bosanic, JTWROS	2,550	0.253%
Paul Nordstrom	5,758	0.571%
Edward J. Demmer	30,000	2.976%
Kevin B. Miller	2,400	0.238%
David J. Donovan	16,257	1.612%
Jeffery A. Wesley	9,005	0.893%
Stephen J. Linder Trust No. 1	5,251	0.521%
Mark E. Hooper Revocable Living Trust	3,625	0.360%
W.D. Hamilton and S.M. Heathfield	7,251	0.719%
Marjorie E. Frisch	2,087,5	0.207%
Matthew H. Frisch	2,087,5	0.207%
Colin D. Cronin	4,570	0.453%
Ann Arbor SPARK	36,257	3.596%
Robert Skandalaris	34,977	3.469%
John W. Dourjalian	2,690	0.267%
William G. Lutz	1,653	0.164%
David and Vicky Pendell (JTWROS)	3,157	0.313%
Reed Shick	880	0.087%
Gary Griffin	1,500	0.149%
Robert L. McKellar	592	0.059%
ASC-XGS, LLC	166,023	16.467%
Hanwha Chemical Corporation	150,000	14.878%
POSCO, a South Korean corporation	200,000	19.837%
TOTALS	1,008,211	100.000%

Exhibit B

ADOPTION AGREEMENT

This ADOPTION AGREEMENT (this “Adoption Agreement”) is entered into effective as of ___________________ among XG Sciences, Inc., a Michigan corporation (the “Company”);and ___________________ (the “Adopting Shareholder”) pursuant to the terms of the Shareholder Agreement dated as of __________, 2013 among the Company and certain Shareholders of the Company (the “Shareholder Agreement”). Capitalized terms used but not defined in this Adoption Agreement shall have the meanings given to them in the Shareholder Agreement.

1.          Acknowledgement. The Adopting Shareholder acknowledges that the Adopting Shareholder is acquiring the following equity securities of the Company (the “Shares”):_________________________________________________, which Shares are subject to the terms and conditions of the Shareholder Agreement.

2.          Agreement. The Adopting Shareholder (i) agrees that the Shares acquired by the Adopting Shareholder are bound by and subject to the terms of the Shareholder Agreement, (ii) that the Adopting Shareholder hereby agrees to become a party to the Shareholder Agreement as a Shareholder and as such shall be, and the Shares shall be, bound by and subject to the terms of the Shareholder Agreement, and (iii) hereby adopts the Shareholder Agreement with the same force and effect as if Adopting Shareholder were originally a Shareholder party thereto.

ADOPTING SHAREHOLDER:

COMPANY:

XG Sciences, INC.

By:
______________________, President

**XG sciences**

January 15, 2014

*Via Email*

Steven C. Jones
Aspen Advanced Opportunity Fund, L.P.
1740 Persimmon Drive, Suite 100
Naples, FL 34109

David G. Pendell
XGS II, LLC
2338 Immokalee, Suite 131
Naples, FL 34110-1448

Michael Knox
3101 Grand Oak Drive
Lansing, MI 48911

Re: Samsung Transaction – Letter Agreement

Dear Investors:

This letter agreement (this "**Letter Agreement**") is delivered by XG Sciences, Inc. (the "**Company**") to each of Aspen Advanced Opportunity Fund, L.P. ("**Aspen**"); XGS II, LLC ("**XGS II**"); Michael Knox ("**Knox**"); and SVIC NO. 15 New Technology Business Investment L.L.P. ("**Samsung**" and collectively with Aspen, XGS II, and Knox, the "**Investors**"). Each Investor should acknowledge its agreement to the terms of this Letter Agreement by executing the last page of this Letter Agreement and delivering it to the Company.

1. *Approval of the Samsung Transaction.*

Concurrently with the execution of this Letter Agreement, the Company and Samsung are entering into a Purchase Agreement (the "**Purchase Agreement**"), whereby Samsung will purchase a secured convertible promissory note (the "**Samsung Note**") from the Company, together with a warrant to purchase 100,000 shares of the Company's Series A Convertible Preferred Stock (the "**Samsung Warrant**"), in exchange for a payment of $3,000,000. The Purchase Agreement and the transactions contemplated therein, including the issuance of the Samsung Note and the Samsung Warrant and the performance by the Company and Samsung of their respective obligations under the Purchase Agreement and the related Transaction Agreements (as defined in the Purchase Agreement), are collectively referred to in this Letter Agreement as the "**Samsung Transaction.**"

Aspen, XGS II, and Knox (collectively, the "**Existing Creditors**") each currently holds secured convertible promissory notes issued by the Company, which are being amended and restated in connection with the Samsung Transaction (the "**Existing Creditor Notes**"). The Existing Creditors acquired the Existing Creditor Notes, certain warrants, and certain related rights pursuant to certain agreements between each of them and the Company (the "**Prior Transaction Agreements**"), certain of which are being amended in connection with the Samsung Transaction.

XG Sciences, Inc. 3101 Grand Oak Drive, Lansing, MI 48911
www.xgsciences.com

⊛XG sciences

The Prior Transaction Agreements include provisions that obligate the Company to provide notice of and obtain the consent of one or more of the Existing Creditors to certain actions, and to otherwise refrain from or take certain actions, which provisions could be implicated by the Samsung Transactions. The Existing Creditors desire to consent to and approve the Samsung Transaction; therefore, each of the Existing Creditors hereby: (a) consents to and approves the Company entering into the Purchase Agreement and the related Transaction Agreements, issuing the Samsung Note, issuing the Warrant, and entering into all other documents and agreements related to the Samsung Transaction that have been presented to the Existing Creditors for review prior to their execution; (b) consents to and approves the Company performing all of its obligations and duties under the Purchase Agreement and each of the related Transaction Agreements and taking such other actions as are necessary to implement the Samsung Transaction in accordance with such agreements; and (c) waives any and all notices, violations, defaults, and breaches under or of the Existing Creditor Notes and Prior Transaction Agreements that otherwise would be required by or result from the foregoing but for this Letter Agreement.

2. *Shareholder Agreement Restriction.*

Capitalized terms that are used in this Section 2 but that are not otherwise defined in this Letter Agreement have the meaning given in the shareholder agreement dated March 18, 2013 between the Company and the shareholders of the Company (the "**Shareholder Agreement**").

Aspen agrees that it shall consent to, approve of, or otherwise sanction any of the actions of the Company specified in Section 2.7 of the Shareholder Agreement (a "**Proposed Company Action**") if Investors owning (as of the date of the Investor Notice) at least sixty-six percent (66%) of the voting securities (assuming Full Conversion, but excluding securities issuable pursuant to unexercised warrants and options) that are owned by all of the Investors (as of the date of the Investor Notice (defined below)), consent to the Proposed Company Action in writing. Aspen shall provide the other Investors with prior written notice of the Proposed Company Action (the "**Investor Notice**") after receiving notification from the Company that a consent is required for any such action.

Each Investor should acknowledge its agreement to the terms of this Letter Agreement by executing the last page of this Letter Agreement and delivering it to the Company.

Sincerely,

XG SCIENCES, INC.

[signature]

Michael Knox, Chief Executive Officer

*[Additional signature page follows.]*

XG Sciences, Inc. 3101 Grand Oak Drive, Lansing, MI 48911
www.xgsciences.com

**BY ITS SIGNATURE BELOW, EACH INVESTOR AGREES TO THE TERMS OF THIS LETTER AGREEMENT:**

**ASPEN:**

ASPEN ADVANCED OPPORTUNITY FUND, L.P

By: AA XGS. LLC, General Partner

By: ________________________________ Date: 1/15/14
Steven C. Jones, Managing Member

**XGS II:**

XGS II, LLC

By: ________________________________ Date: ____________
David G. Pendell, Managing Member

**SAMSUNG:**

By: Samsung Venture Investment Corporation, its Partner

By ________________________________
Name:
Title:

**KNOX:**

________________________________ Date: ____________
Michael R. Knox, Individually

**BY ITS SIGNATURE BELOW, EACH INVESTOR AGREES TO THE TERMS OF THIS LETTER AGREEMENT:**

**ASPEN:**

ASPEN ADVANCED OPPORTUNITY FUND, L.P

By: AA XGS, LLC, General Partner

By: ______________________________ Date:______________

Steven C. Jones, Managing Member

**XGS II:**

XGS II, LLC

By: David Pendell Date: 1-15-2014

David G. Pendell, Managing Member

**SAMSUNG:**

By: Samsung Venture Investment Corporation, its Partner

By ______________________________

Name:

Title:

**KNOX:**

______________________________ Date:______________

Michael R. Knox, Individually

**BY ITS SIGNATURE BELOW, EACH INVESTOR AGREES TO THE TERMS OF THIS LETTER AGREEMENT:**

**ASPEN:**

ASPEN ADVANCED OPPORTUNITY FUND, L.P

By: AA XGS, LLC, General Partner

By: ______________________ Date: ______________

Steven C. Jones, Managing Member

**XGS II:**

XGS II, LLC

By: ______________________ Date: ______________

David G. Pendell, Managing Member

**SAMSUNG:**

By: Samsung Venture Investment Corporation, its Partner

By /s/ SJ Lee

Name: SEONJONG LEE

Title: C.E.O

**KNOX:**

______________________ Date: ______________

Michael R. Knox, Individually

**BY ITS SIGNATURE BELOW, EACH INVESTOR AGREES TO THE TERMS OF THIS LETTER AGREEMENT:**

**ASPEN:**

ASPEN ADVANCED OPPORTUNITY FUND, L.P

By: AA XGS, LLC, General Partner

By: ______________________ Date:____________
Steven C. Jones, Managing Member

**XGS II:**

XGS II, LLC

By: ______________________ Date:____________
David G. Pendell, Managing Member

**SAMSUNG:**

By: Samsung Venture Investment Corporation, its Partner

By ______________________
Name:
Title:

**KNOX:**

______________________ Date:____________
Michael R. Knox, Individually

OFFICER’S CERTIFICATE

The undersigned, Michael R. Knox, certifies that he is the Chief Executive Officer of XG SCIENCES, INC., a Michigan Corporation (the “Company”), and makes this certificate in connection with and pursuant to Section 6.j. of that certain Purchase Agreement dated January 15, 2014 (the “Purchase Agreement”) by and between the Company and SVIC No. 15 New Technology Business Investment L.L.P. (“Buyer”), and certifies to Buyer as follows:

All conditions and provisions of Section 6 of the Purchase Agreement are fully satisfied, including receipt by Buyer of all required deliveries thereunder, and the Company has delivered to Buyer all securities owed and issuable to Buyer on or prior to the date hereof under the Transaction Agreements. In furtherance of and without limiting the foregoing, as of the date hereof, (A) the Transaction Agreements, other documents required pursuant thereto, and security interests and liens created thereby, are in full force and effect, (B) each representation and warranty of the Company in the Transaction Agreements is true and correct as if made on and as of the date hereof (except where such representation or warranty is otherwise expressly made as of and limited to a particular date, in which case it is, was or will be true and correct on and as of such other date), before and after giving effect to the consummation of the transactions to be consummated on the date hereof, and as of or since the Initial Closing Date, (C) the Company is in compliance with all, and not in violation, breach or default of any, covenants, agreements and/or other provisions of any of the Transaction Agreements, (D) no breach of, or default or event of default under any of the Transaction Agreements has occurred and is continuing or exists on the date hereof, or would exist after giving effect to the consummation of the transactions to be consummated on the date hereof, or has occurred as of or since the Initial Closing Date, (E) the Company is in compliance with the provisions and covenants of Section 4 of the Purchase Agreement, (F) no Material Adverse Effect has occurred and there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, individually or in the aggregate, could constitute a Material Adverse Effect, (G) the Company has delivered to Buyer unaudited monthly financial statements for all months ending at least sixty (60) days prior to the date hereof and any other more recent months which have been closed by the Company’s accounting staff, (H) the Company has discussed any material deviations from the last financial projections of the Company furnished to Buyer pursuant to Section 7(a) of the Purchase Agreement and has updated such financial projections as may be required and provided such revised projections to the Buyer, and (I) no event(s), fact(s), condition(s) or circumstance(s) has occurred which, individually or in the aggregate, make it improbable that the Company will be able to observe or perform in all material respects any of its obligations under the Transaction Agreements.

Capitalized terms used, but not defined herein, shall have the meanings given such terms in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Officer's Certificate to be executed as of the date first written above.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Michael R. Knox, Chief Executive Officer

OFFICER’S CERTIFICATE

The undersigned, Michael R. Knox, certifies that he is the Chief Executive Officer of XG SCIENCES, INC., a Michigan Corporation (the “Company”), and makes this certificate in connection with and pursuant to Section 7.i. of that certain Purchase Agreement dated January 15, 2014 (the “Purchase Agreement”) by and between the Company and XGS II, LLC (“Buyer”), and certifies to Buyer as follows:

All conditions and provisions of Section 7 of the Purchase Agreement are fully satisfied, including receipt by Buyer of all required deliveries thereunder, and the Company has delivered to Buyer all securities owed and issuable to Buyer on or prior to the date hereof under the Transaction Agreements. In furtherance of and without limiting the foregoing, as of the date hereof, (A) the Transaction Agreements, other documents required pursuant thereto, and security interests and liens created thereby, are in full force and effect, (B) each representation and warranty of the Company in the Transaction Agreements is true and correct as if made on and as of the date hereof (except where such representation or warranty is otherwise expressly made as of and limited to a particular date, in which case it is, was or will be true and correct on and as of such other date), before and after giving effect to the consummation of the transactions to be consummated on the date hereof, and as of or since the Initial Closing Date, (C) the Company is in compliance with all, and not in violation, breach or default of any, covenants, agreements and/or other provisions of any of the Transaction Agreements, (D) no breach of, or default or event of default under any of the Transaction Agreements has occurred and is continuing or exists on the date hereof, or would exist after giving effect to the consummation of the transactions to be consummated on the date hereof, or has occurred as of or since the Initial Closing Date, (E) the Company is in compliance with the provisions and covenants of Section 4 of the Purchase Agreement, (F) no Material Adverse Effect has occurred and there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, individually or in the aggregate, could constitute a Material Adverse Effect, (G) the Company has delivered to Buyer unaudited monthly financial statements for all months ending at least sixty (60) days prior to the date hereof and any other more recent months which have been closed by the Company’s accounting staff, (H) the Company has discussed any material deviations from the last financial projections of the Company furnished to Buyer pursuant to the Purchase Agreement and has updated such financial projections as may be required and provided such revised projections to the Buyer, and (I) no event(s), fact(s), condition(s) or circumstance(s) has occurred which, individually or in the aggregate, make it improbable that the Company will be able to observe or perform in all material respects any of its obligations under the Transaction Agreements.

Capitalized terms used, but not defined herein, shall have the meanings given such terms in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Officer's Certificate to be executed as of the date first written above.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Michael R. Knox, Chief Executive Officer

OFFICER’S CERTIFICATE

The undersigned, Michael R. Knox, certifies that he is the Chief Executive Officer of XG SCIENCES, INC., a Michigan Corporation (the “Company”), and makes this certificate in connection with and pursuant to Section 6.j. of that certain Purchase Agreement dated January 15, 2014 (the “Purchase Agreement”) by and between the Company and SVIC No. 15 New Technology Business Investment L.L.P. (“Buyer”), and certifies to Buyer as follows:

All conditions and provisions of Section 6 of the Purchase Agreement are fully satisfied, including receipt by Buyer of all required deliveries thereunder, and the Company has delivered to Buyer all securities owed and issuable to Buyer on or prior to the date hereof under the Transaction Agreements. In furtherance of and without limiting the foregoing, as of the date hereof, (A) the Transaction Agreements, other documents required pursuant thereto, and security interests and liens created thereby, are in full force and effect, (B) each representation and warranty of the Company in the Transaction Agreements is true and correct as if made on and as of the date hereof (except where such representation or warranty is otherwise expressly made as of and limited to a particular date, in which case it is, was or will be true and correct on and as of such other date), before and after giving effect to the consummation of the transactions to be consummated on the date hereof, and as of or since the Initial Closing Date, (C) the Company is in compliance with all, and not in violation, breach or default of any, covenants, agreements and/or other provisions of any of the Transaction Agreements, (D) no breach of, or default or event of default under any of the Transaction Agreements has occurred and is continuing or exists on the date hereof, or would exist after giving effect to the consummation of the transactions to be consummated on the date hereof, or has occurred as of or since the Initial Closing Date, (E) the Company is in compliance with the provisions and covenants of Section 4 of the Purchase Agreement, (F) no Material Adverse Effect has occurred and there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, individually or in the aggregate, could constitute a Material Adverse Effect, (G) the Company has delivered to Buyer unaudited monthly financial statements for all months ending at least sixty (60) days prior to the date hereof and any other more recent months which have been closed by the Company’s accounting staff, (H) the Company has discussed any material deviations from the last financial projections of the Company furnished to Buyer pursuant to the Purchase Agreement and has updated such financial projections as may be required and provided such revised projections to the Buyer, and (I) no event(s), fact(s), condition(s) or circumstance(s) has occurred which, individually or in the aggregate, make it improbable that the Company will be able to observe or perform in all material respects any of its obligations under the Transaction Agreements.

Capitalized terms used, but not defined herein, shall have the meanings given such terms in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Officer's Certificate to be executed as of the date first written above.

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Michael R. Knox, Chief Executive Officer

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into effective as of January 15, 2014 (the “Effective Date”), by and among XG Sciences, Inc., a Michigan corporation (the “Company”), certain holders of the Company’s outstanding stock (the “Shareholders”), and SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”). The Company, the Shareholders, and Samsung are individually referred to as a “Party,” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, The Company and the Shareholders entered into that certain Shareholder Agreement dated March 18, 2013 (the “Shareholder Agreement”), which among other things provides for the designation of certain directors to the board of directors of the Company (the “Board”);

WHEREAS, concurrently with the execution of this Agreement, the Company and Samsung are entering into a transaction whereby Samsung is purchasing a secured convertible promissory note from the Company.

WHEREAS, notwithstanding anything in the Shareholder Agreement, the purchase agreement that memorializes that transaction requires that the Company use its best efforts to cause Shareholders owning a majority of the Company’s voting securities to enter into this Agreement, pursuant to which Samsung is provided a right to designate a member of the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the mutual promises contained in this Agreement, the Parties agree as follows:

1.           Definitions. Capitalized terms that are used in this Agreement but that are not otherwise defined have the following meanings:

1.1           “Common Stock” means shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Series A Stock, convertible debt of the Company, or convertible equity securities of the Company or the exercise of warrants, options, or other securities or rights of any kind convertible into or exchangeable for Common Stock issued by the Company.

1.2           “Full Conversion” means the deemed conversion of any outstanding convertible debt into Series A Stock and then into Common Stock, the deemed conversion of any outstanding Series A Stock into Common Stock, and the deemed conversion of all other outstanding convertible equity securities of the Company into Common Stock.

1.3           “Series A Stock” means the Series A Convertible Preferred Stock issued by the Company.

2.	Voting Agreement.

2.1           Samsung Director. For so long as Samsung owns 10% or more of the aggregate outstanding Common Stock (assuming Full Conversion, but excluding any shares of Common Stock issuable upon exercise of any warrants held by Samsung) (the “Minimum Ownership Requirement”), each Shareholder agrees to vote all of the Shareholder’s voting securities in the Company (including Common Stock and Series A Stock), whether now owned or hereafter acquired (together the “Shares”), from time to time in whatever manner is necessary to ensure that at each annual or special meeting of the shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders of the Company, one person nominated by Samsung is elected to the Company’s Board as a director (the “Samsung Director”). The Samsung Director shall be reasonably acceptable to the other directors of the Company. If Samsung nominates a person who is not reasonably acceptable to the other directors of the Company, then Samsung shall withdraw the nomination or appoint and consult with the other directors of the Company to select a new nominee or appointee who is reasonably acceptable to the remaining directors. As a condition to election to the Board, the Samsung Director shall sign a non-competition and non-disclosure agreement in such form as is reasonably acceptable to the Company. The Samsung Director shall be automatically recused from discussions by the Company’s Board that relate to customers or potential customers of the Company that are in competition with Samsung or any projects relating to such competitive customers.

2.2           Removal of Board Members; Vacancies. For so long as the Minimum Ownership Requirement is met, each Shareholder agrees to vote all of such Shareholder’s Shares from time to time and at all times in whatever manner as shall be necessary to ensure that: (i) the Samsung Director may not be removed from office without the consent of Samsung; and (ii) any vacancy created by the resignation, removal, or death of the Samsung Director is filled pursuant to the provisions of Section 2.1.

2.3           Written Consents. Each of the Shareholders agrees to execute and deliver any written consent that is required to effectuate its obligations under this Section 2.

3.           Term. The rights granted to Samsung under this Agreement are effective from the Effective Date until, and will terminate upon, the first to occur of: (i) the date on which the Minimum Ownership Requirement is no longer satisfied, (ii) the date on which the Shareholder Agreement is terminated for any reason, or (iii) the date that Samsung agrees in writing to terminate this Agreement.

4.           Specific Enforcement. Each Party acknowledges and agrees that it will be irreparably damaged if any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms. Accordingly, it is agreed that each of the Company, Samsung, and the Shareholders shall be entitled to specific enforcement of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.

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5.           Miscellaneous.

5.1	Transfers, Successors and Assigns.

(a)           Samsung and its assignees may not assign their benefits under this Agreement without the written consent of the Company; provided that Samsung may assign its benefits under this Agreement to an affiliate. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Appendix 1. Upon the execution and delivery of an Adoption Agreement by any transferee, the transferee shall be deemed to be a Party hereto as if the transferee’s signature appeared on the signature page of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until the transferee has complied with the terms of this Section 5.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 5.8.

5.2           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, without regard to its principles of conflicts of laws.

5.3           Counterparts, Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature or signature by electronic transmission shall bind the signatory in the same way that an original signature would bind the signatory.

5.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address on file with the Company or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5.

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5.6           Amendment. This Agreement may be amended or modified only by a written instrument executed the Parties.

5.7           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8           Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT.

5.9           Execution by the Company. The Company and the Shareholders agree that they will cause the certificates evidencing the Shares to bear the legend required by Section 5.8 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares. The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5.8 herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 5.9 shall not affect the validity or enforcement of this Agreement.

5.10         Stock Splits, Stock Dividends, Etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.8.

5.11         Manner of Voting; Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Shareholder agrees to vote his Shares as may be necessary or appropriate to effectuate this Agreement and to the extent a Shareholder fails to vote his Shares as required by this Agreement he shall be deemed to have voted his Shares as so required.

5.12         Interpretation. When permitted by the context, each pronoun used in this Agreement shall include the same pronoun in other numbers or another gender, and each noun used in this Agreement includes the same noun in other numbers. As used in this Agreement, the words “include” and “including” and their variants shall not be deemed to be terms of limitation but shall instead be deemed to be followed by the words “without limitation.” Except as otherwise indicated in the context, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections, Schedules and Exhibits of this Agreement.

[Remainder of this page intentionally left blank.]

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[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement effective as of the Effective Date.

COMPANY:

XG SCIENCES, INC.

By:
Michael R. Knox, President

SAMSUNG:

SVIC NO. 15 NEW TECHNOLOGY BUSINESS
INVESTMENT L.L.P.

By:	Samsung Venture Investment Corporation, its Partner

By:
Name:
Title:

SHAREHOLDERS:

SEE ATTACHED SIGNATURE PAGES

[Shareholder Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Shareholder below has executed this Voting Agreement effective as of the Effective Date.

SHAREHOLDER:

Name of Shareholder:

Name and Title of Authorized Signatory:

Signature:

APPENDIX 1

ADOPTION AGREEMENT

This ADOPTION AGREEMENT (this “Adoption Agreement”) is entered into effective as of___________________________ among XG Sciences, Inc., a Michigan corporation (the “Company”); and ____________________ (the “Adopting Shareholder”) pursuant to the terms of the Voting Agreement dated as of January 15, 2014 among the Company, SVIC No. 15 New Technology Business Investment L.L.P. and certain Shareholders of the Company (the “Voting Agreement”). Capitalized terms used but not defined in this Adoption Agreement shall have the meanings given to them in the Voting Agreement.

1.          Acknowledgement. The Adopting Shareholder acknowledges that the Adopting Shareholder is acquiring the following equity securities of the Company (the “Shares”): _________________________________________________, which Shares are subject to the terms and conditions of the Voting Agreement.

2.          Agreement. The Adopting Shareholder (i) agrees that the Shares acquired by the Adopting Shareholder are bound by and subject to the terms of the Voting Agreement, (ii) that the Adopting Shareholder hereby agrees to become a party to the Voting Agreement as a Shareholder and as such shall be, and the Shares shall be, bound by and subject to the terms of the Voting Agreement, and (iii) hereby adopts the Voting Agreement with the same force and effect as if Adopting Shareholder were originally a Shareholder party thereto.

ADOPTING SHAREHOLDER:

COMPANY:

XG Sciences, INC.

By:
_________________, Chief
Executive Officer

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on July 9, 2013 is hereby endorsed

Filed on July 10, 2013 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10TH day of July, 2013.

[Graphics]	/s/ Alan J. Schefke
Director
Sent by Facsimile Transmission 13191	Bureau of Commercial Services

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Matt G. Hrebec, Esq.; Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933	EFFECTIVE DATE:
[Graphics]	Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.	[Graphics]

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

XG Sciences, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	Article IIIof the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

The total authorized shares:

	1.	Common shares: 25,000,000
Preferred shares: 8,000,000

	2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

A. Provisions Applicable to Common Shares: None

B. Provisions Applicable to Preferred Shares: The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the Issue of such series adopted by the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 26th day of June, 2013, by the: (check one of the following)

	☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

	☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

	☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 8 day of July, 2013

		By	/s/ Michael R. Knox
(Signature of an authorized officer or agent)

Michael R. Knox, CEO
(Type or Print Name)

XG SCIENCES, INC.

MICHIGAN CID 23029E

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 450.1302 of the

Michigan Business Corporation Act)

The undersigned, a duly authorized officer of XG Sciences, Inc., a Michigan corporation (the “Corporation”),DOES HEREBY CERTIFY that the following resolution was duly adopted bythe Board of Directors of the Corporation (the “Board of Directors”)pursuant to Section 450.1302 of the Michigan Business Corporation Act on June 26, 2013:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby amends and restates its previous authorization of the issuance of a series of preferred stock designated as the Series A Convertible Preferred Stock of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation of the Corporation which are applicable to the Corporation’s preferred stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation and Amount. There is hereby designated a series of the Corporation’s Preferred Stock (as defined below) as Series A Convertible Preferred Stock (the “Series A Preferred Stock”),and the number of shares so designated shall be three million (3,000,000).

2.           Definitions. In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

(a)          “Common Stock”shall mean the Corporation’s common stock.

(b)          “Conversion Price”shall mean twelve dollars ($12.00) for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(c)          “Conversion Rate”shall have the meaning set forth in Section 5(a).

(d)          “Convertible Securities”shall mean any evidences of indebtedness, shares orother securities convertible into or exchangeable for Common Stock or Preferred Stock.

(e)          “Corporation”shall mean XG Sciences, Inc., a Michigan corporation.

(f)          “Junior Securities”shall mean the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities which are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(g)          “Liquidation Preference”shall mean twelve dollars ($12.00) per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(h)          “Options”shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i)          “Original Issue Date”shall mean the date on which the first share of Series A Preferred Stock was issued.

(j)          “Preferred Stock”means the Corporation’s preferred stock.

(k)          “Qualified National Exchange”means a securities exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, as well as the over the counter markets administered by the OTCQX® and the OTCQB®, and their successor-entities. The OTC Pink®, OTCBB and their successor-equivalent entities shall not be deemed a “Qualified National Exchange.”

(l)          “Recapitalization”shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(m)          “Senior Securities”shall mean the Series A Preferred Stock and all other series of Preferred Stock of the Corporation that are explicitly senior or pari passu in rights and liquidation preference to the Series A Preferred Stock.

(n)          “Series A Original Issue Price”shall mean twelve dollars ($12.00) per share (subject to adjustment from time to time for Recapitalizations and as set forth in Section 5 herein).

3.	Liquidation Rights.

(a)          Liquidation Preference.In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to (i) the Liquidation Preference specified for such share of Series A Preferred Stock less (ii) all dividends (if any) paid on such share of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

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(b)          Remaining Assets.After the payment to the holders of the Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro-rata among the holders of the Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate (as defined below).

(c)          Shares not Treated as Both Series A Preferred Stock and Common Stock in any Distribution.Shares of Series A Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Series A Preferred Stock.

(d)          Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include: (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or (c) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(e)          Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)          If the securities are then traded on a Qualified National Exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution;

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(ii)         if the securities are actively quoted on the OTC Pink®, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; and

(iii)        if the securities are not traded on a Qualified National Exchange or actively quoted on the OTC Pink®, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

4.           Conversion Rights.The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert.Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Series A Original Issue Price by the Conversion Price. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.Upon any decrease or increase in the Conversion Price, as described in this Section 4,the Conversion Rate shall be appropriately increased or decreased.

(b)          Mandatory Conversion.The Corporation shall have the right to effect the conversion of each share of Series A Preferred Stock then currently outstanding into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share upon the listing by the Corporation of the class of Common Stock on a Qualified National Exchange (such an event, a “Mandatory Conversion Event”).So long as the Common Stock remains listed on a Qualified National Exchange, any shares of Series A Preferred Stock issued following a Mandatory Conversion Event will be automatically converted into Common Stock pursuant to this Section 4(b) at the then effective Conversion Rate on such date of issuance of the Series A Preferred Stock.

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(c)          Mechanics of Conversion.No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Series A Preferred Stock held by each holder of Series A Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or (B)notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however,that on the date of a Mandatory Conversion Event, the outstanding shares of Series A Preferred Stock shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further,however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Mandatory Conversion Event unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of a Mandatory Conversion Event, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(d)          Adjustments for Subdivisions or Combinations of Common Stock.In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e)          Adjustments for Subdivisions or Combinations of Series A Preferred Stock. In the event the outstanding shares of Series A Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Series A Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Preferred Stock, the Series A Original Issue Price and Liquidation Preference of the Series A Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)          Adjustments for Reclassification, Exchange and Substitution.Subject to Section 4 above, if the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(g)          Adjustment of Series A Preferred Stock Conversion Price upon Issuance of Certain Securities. If and whenever on or after the Original Issue Date, the Corporation issues or sells, or is deemed to have issued or sold, any shares of Common Stock or securities convertible or exchangeable into Common Stock other than Excluded Securities (as defined below) for a consideration per share or an implied consideration per share of Common Stock less than a price (the “Applicable Price”)equal to the Conversion Price in effect immediately prior to such issuance or sale (such issuance a “Triggering New Issue”),then immediately after such issue or sale, the Conversion Price then in effect shall be deemed to be automatically reduced to an amount equal to eighty percent (80%) of the Applicable Price for such Triggering New Issue. After such adjustment of the Conversion Price hereunder, all subsequent conversions of the Series A Preferred Stock into Common Stock shall be effected using the new Conversion Price in the Conversion Rate. For the purposes of this Agreement, “Excluded Securities” are (i) those options and warrants of the Corporation issued prior to, and outstanding on, the Original Issue Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants in subparagraph (i), provided such options and warrants are not amended after the Original Issue Date, and (iii) any options or warrants, or the shares of Common Stock into which such options and warrants are exercisable, which are issued to any employee, officer or director of the Corporation for services provided to the Corporation which have been approved by the compensation committee or the majority of the independent members of the Board of Directors.

(h)          Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(g) above, the following shall be applicable:

(i)          Issuance of Options or Warrants.If, after the Original Issue Date, the Corporation in any manner grants any options or warrants other than Excluded Securities and the lowest price per share for which a share of Common Stock is issuable upon the exercise of any such option or warrant is less than the Conversion Price in effect immediately prior to such grant, then such grant of options or warrants shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the exercise of any such options or warrants.

(ii)         Issuance of Convertible Securities.If, after the Original Issue Date, the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share of Common Stock at which such Convertible Security is convertible or exchangeable into Common Stock is less than the Conversion Price in effect immediately prior to such issuance or sale, then such issuance or sale shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above. No further adjustment of the Conversion Price shall be made upon the actual issuance of any shares of Common Stock upon the conversion or exchange of such Convertible Security into shares of Common Stock.

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(iii)        Change in Option or Warrant Price or Rate of Conversion.If, after the Original Issue Date, the exercise, conversion, exchange, or other price payable provided for in any option, warrant or Convertible Security other than Excluded Securities, upon the exercise, conversion or exchange of any such securities is amended or altered at any time for any reason (any of the foregoing hereinafter referred to as an “Exercise/Conversion Change”),and any such Exercise/Conversion Change results in any of the foregoing securities being exercisable, convertible, or exchangeable at a price per share of Common Stock lower than the Conversion Price in effect immediately prior to such Exercise/Conversion Change, then such Exercise/Conversion Change shall be deemed to have been a Triggering New Issue and the Conversion Price shall be deemed to be automatically reset pursuant to Section 4(g) above.

(iv)        No adjustment pursuant to this Section 4(h) shall be made if such adjustment would result in an increase of the Conversion Price above the level that it was immediately prior to the occurrence of any of the foregoing events described in 4(h)(i)-(iii) that would give rise to an adjustment in the Conversion Price.

(i)          Waiver of Adjustment of Conversion Price.Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of the majority of the outstanding shares of Series A Preferred Stock. Any such waiver shall bind all future holders of shares of Series A Preferred Stock.

5.           Voting.On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

6.           Miscellaneous.

(a)          The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b)          Any notice required or permitted by the provisions of this Certificate of Designations to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Michigan Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

(c)          No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Corporation and holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights of the holders of the Series A Preferred Stock set forth herein may be waived by the affirmative vote of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, except that each holder may waive its own rights as provided in this Certificate of Designations.

** Signature page follows **

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Designation to be duly executed as of the 8 day of July, 2013.

XG SCIENCES, INC.

BY:	/s/ Michael R. Knox
MICHAEL R. KNOX, CEO

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

of

XG SCIENCES, INC.

Dated as of

Void after the date specified in Section 9

Warrant to Purchase

                Shares of

Series A Convertible Preferred Stock

(subject to adjustment)

THIS CERTIFIES THAT, for value received,                   , a                    (“       ”), or its registered assigns (          or its assigns generally referred to herein as the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from XG Sciences, Inc., a Michigan corporation (the “Company”), shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) (the “Shares”) in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1.	Number and Price of Shares; Exercise Period.

(a)          Number of Shares. Subject to any previous exercise of this Warrant, the Holder shall have the right to purchase up to              Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 9.

(b)          Exercise Price. The exercise price per Share shall initially be equal to $ 12.00, subject to adjustment as provided in Section 7 (the “Exercise Price”).

(c)          Exercise Period. This Warrant shall be exercisable on or after the date of grant and prior to (or in connection with) the expiration of this Warrant as set forth in Section 9.

2.          Exercise of the Warrant.

(a)          Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, but not for less than one hundred (100) Shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable pursuant to Section 1) (such number being subject to adjustment as provided in Section 7, in accordance with Section 1) by:

(i)          the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)         the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company; and

(iii)        with respect to the first exercise by the Holder of this Warrant, in whole or in part, delivery of counterpart signature pages to that certain Shareholder Agreement, dated March 18, 2013, by and among the parties thereto and attached as Exhibit B hereto (the “Shareholder Agreement”), and any subsequent amendments thereto, such that as a condition to the first exercise by the Holder of this Warrant, in whole or in part, the Holder shall become a party to, and bound by, the Shareholder Agreement as a “Stockholder” thereunder; provided, however, that Holder will not be required to be bound to any provision of any such amendment to the Shareholder Agreement that creates a material financial obligation for the Holder; it being understood that the Shareholder Agreement as currently in effect does not create any such financial obligations.

(b)          Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

IMAGE OMITTED [tan-14_pg2.jpg]

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

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For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that;

(i)          where a public market exists for the Common Stock at the time of such exercise, the fair market value per Share shall be based on the average of the closing ask prices of the Common Stock underlying such Shares or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value; and

(ii)         if the Warrant is exercised in connection with the Company’s initial public offering of the Common Stock, the fair market value per Share shall be based on the offering price per share of Common Stock to the public of the Company’s initial public offering.

(c)          Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date of this Warrant as set forth in Section 9 and the fair market value per share of the Shares as of the Expiration Date is greater than the applicable Exercise Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically on the date (the “Automatic Exercise Date”) which is the day immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Business Day, the immediately preceding Business Day) as if the Holder had duly given a Notice of Exercise for a Net Issue Exercise as contemplated by Section 2(b) hereof, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(c) without any action by the Holder

(d)          Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, and in any event within thirty (30) days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(e)          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant, In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(f)          Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Preferred Stock, and the Common Stock into which such shares of Preferred Stock are convertible, for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Preferred Stock, and the Common Stock into which such shares of Preferred Stock are convertible, shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Preferred Stock, and the Common Stock into which shares of Preferred Stock are convertible, to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

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3.          Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.          Vesting of the Warrant. The Shares subject to this Warrant shall vest immediately.

5.          Transfer of the Warrant.

(a)          Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)           Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 5(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)          Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 6, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit C (the “Assignment Form”) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)          Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)          Minimum Transfer. This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase at least one hundred (100) Shares hereunder (as adjusted from time to time in accordance with Section 7).

(f)          Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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6.         Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)          Restrictions on Transfers. Any transfer of the Shares or the Common Stock issuable upon conversion of the Shares (collectively the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i)          there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)        (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1. that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, that the requirements of Section 6(a)(ii)(C) hall not apply in the case of permitted transfers under Section 6(b).

(b)          Permitted Transfers. Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Securities by any Holder to a parent or majority owned subsidiary of the Holder that is a corporation; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)          Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES, THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

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(d)          Shareholder Agreement Legend. The Shares issued upon exercise hereof shall also be stamped or imprinted with any and all legends described in the Company’s Shareholder Agreement.

(e)          Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in Sections 5 and 6. The Company will not be required to (i) transfer on its books or in its Warrant Register any Securities that have been transferred in violation of any provisions of this Warrant or (ii) to treat as owner of such Securities, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Securities may have been so transferred.

(f)          Removal of Legend. The legend referring to federal and state securities laws identified in Section 6(d) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

7.         Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time after the date first stated herein, as follows;

(a)          Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 9) in which the Preferred Stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)          Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(c)          Subdivisions and Combinations. In the event that the outstanding shares of the Preferred Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the Preferred Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)          Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

8.         Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 9, in the event that the Company shall authorize:

(a)          the voluntary liquidation, dissolution or winding up of the Company;

(b)          any transaction resulting in the expiration of this Warrant pursuant to Section 9(b); or

(c)          any cash dividend, stock dividend, property dividend or any other distribution of the Company;

the Company shall send to the Holder of this Warrant at least fifteen (15) days prior written notice of the date on which a record shall be taken for any such action, dividend or distribution specified in clause (a) or (c) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

9.         Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of (such date, the “Expiration Date”):

(a)          5:00 p.m., Eastern time, on January 15, 2024; or

7

(b)          (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company (any of the foregoing events specified in this Section 9(b), referred to generally as a “Change of Control”).

10.         No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11.         Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)          No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)          Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)          Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)          Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)          Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

8

(f)          Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g)          Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h)          Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)          No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j)          Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k)          Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l)          Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

9

12. Miscellaneous.

(a)          Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon the Holder, each future holder of such Warrants and the Company.

(b)          Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)          if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)        if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)          Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the conflicts of law provisions of any other state.

(e)          Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the Ingham County, State of Michigan, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons.

(f)          Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

10

(g)          Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)          Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to the laws of the State of Michigan before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the state courts of Michigan. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre- judgment remedies under applicable law.

(i)          Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday (such day a “Business Day”).

(j)          Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(k)          Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(Signature Page Follows)

11

The Company and the Holder sign this Warrant as of the date stated on the first page.

XG SCIENCES, INC.
a Michigan corporation

By:
Name:	Michael R. Knox
Title:	Chief Executive Officer

Address:
3101 Grand Oak Drive Lansing, MI 48911

Telephone:	517.703.1110
Facsimile:	517.703.1113

AGREED AND ACKNOWLEDGED:

By:

Name:
Title:

Address:

Telephone:

Facsimile:

EXHIBIT A

NOTICE OF EXERCISE

TO:	XG Sciences, Inc. (the “Company”)

Attention:	Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(Signature page to the Notice of Exercise)

A-1

(6)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:

COMPANY:	XG Sciences, Inc., a Michigan corporation

SECURITIES:	THE WARRANT ISSUED ON (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.          No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act’), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.          Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.          Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.          Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.          Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6.         Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

A-1-1

7.         Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.         Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act (as defined below), as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9.         No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10.         Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11.         Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12.         Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

A-1-2

The Investor is signing this Investment Representation Statement on the date First written above.

INVESTOR
[ ]

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-3

EXHIBIT B

[Shareholder Agreement]

B-1

EXHIBIT C

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	XG SCIENCES, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED ON , 2013 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                                        as attorney to make such transfer on the books of XG Sciences, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-l.

C-2

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

C-3

DATED: JANUARY 15, 2014

RESTATED BYLAWS

OF

XG SCIENCES, INC.

ARTICLE I

Shares of Capital Stock

1.1           Certificate of Shares. The certificates of shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and as shall be required by law. The certificates of shares of capital stock shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President or a Vice-President and may also be signed by another officer of the Corporation. The certificates may be sealed with the seal of the Corporation or a facsimile thereof. In these Bylaws, the term “capital stock” means the Company’s outstanding: (i) common stock, and (ii) convertible preferred stock of any series.

1.2           Transfer of Shares. Shares of capital stock of the Corporation shall be transferred by endorsement of the certificates representing said shares of capital stock by the registered holder thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney who shall be authorized by a Power of Attorney which is duly executed and filed with the Secretary of the Corporation, and by the surrender of the shares of capital stock to the Secretary for cancellation. The person whose name is listed on the books of the Corporation as the owner of the shares of capital stock shall be deemed by the Corporation to be the owner thereof for all purposes.

1.3           Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued only upon proof of loss by affidavit by the registered holder and approval by the Board of Directors, who may require a Bond of Indemnity in a form satisfactory to them as a condition thereof.

1.4           Fixing of Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation pursuant to Section 407 of the Michigan Business Corporation Act, as amended, or any successor provision.

For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

1.5           Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE II

Shareholders

2.1           Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

2.2           Special Meeting. Special meetings of the shareholders may be called by the President or Secretary and shall be called by either of them on the request in writing of the Board of Directors or by vote of shareholders of record owning 10% or more of the issued and outstanding shares of capital stock of the Corporation, but a quorum as defined in Section 2.4 is required for the shareholders to do business at a special meeting.

2.3           Notice of Meeting. Notice of the time, place if any, and purpose of any shareholders’ meeting shall be given to each shareholder, either personally, by mail, or by electronic transmission, not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, notice shall be deemed given by depositing the same in a post office box, postage prepaid, and addressed to the last-known address of such shareholder. If notice is given by electronic transmission, the notice is given when electronically transmitted to the shareholder entitled to the notice in a manner authorized by the shareholder. If a Shareholder or proxy holder may be present and vote at the meeting by electronic transmission shall be as defined in the Michigan Business Corporation Act, as amended.

 2

2.4           Quorum of Shareholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the shareholders, a majority in interest of all the capital stock issued and outstanding, represented by shareholders of record in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less interest than a quorum may adjourn any meeting.

2.5           Voting. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares of capital stock entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by law. Except as otherwise provided by the Articles of Incorporation, the Directors shall be elected by a plurality of the votes cast at an election of Directors.

2.6         Proxies.

(a)          A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy.

(b)          A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

(c)          Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to Subsection (a) of this section, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

(1)         The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

(2)         Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

 3

(d)          A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

2.7           Waiver of Notice. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.8           Consent in Writing. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of capital stock entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Michigan Business Corporation Act.

2.9           Electronic Meetings. The shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can communicate with each other. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication.

2.10         Conduct of Meetings. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the chairperson of the Board. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting that are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted on. If no announcement is made, the polls shall be deemed to have closed on the meeting's final adjournment. After the polls close, no ballots, proxies, or votes, nor any revocations or changes to them, may be accepted.

 4

ARTICLE III

Board of Directors

3.1           Number, Term, and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors on the Board of Directors shall be seven (7). The number of Directors on the Board of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Corporation, subject to the requirements of any shareholder agreement or voting agreement then in effect. A Director need not be a shareholder. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

3.2           Meetings. Regular meetings of the Board of Directors shall be held either with or without notice, at such times and such places as any of the Directors may by resolution from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the President; or when the President shall be required to call a special meeting upon the written request, either in writing or by electronic transmission, by any Director. Due notice of any special meeting, which may be waived, shall be given by the Secretary, either personally, by electronic transmission, or in writing, not later than the day preceding the meeting. A Director’s attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, except where, at the beginning of the meeting or upon his arrival, the Director objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A Director may participate in a regular or special meeting by means of conference telephone or other means of remote communication, which participation constitutes presence in person, through which all persons participating in the meeting can communicate with other participants.

3.3           Quorum. A majority of the members of the Board then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business.

3.4           Voting. The vote of the majority of members present at a meeting in person or by Director Proxy, at which a quorum is present, constitutes the action of the Board or of the committee.

3.5           Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by either the shareholders or the Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

3.6           Action Without a Meeting. Action may be taken by the Board of Directors or a committee thereof without a meeting if, before or after the action, all members of the Board then in office or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board or committee.

3.7           Removal of Directors. A Director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares of capital stock entitled to vote at an election of Directors, subject to the requirements of any shareholder agreement or voting agreement then in effect with respect to the removal of Directors.

 5

3.8           Electronic Meetings. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

3.9           Director Proxies.

(a)          The Board of Directors may, from time to time, in its sole discretion, authorize a “corporate director” that is entitled to vote at a meeting of the Board of Directors (an “Authorized Director”) to appoint another person to act for him or her by proxy or power of attorney (collectively, a "Director Proxy").

(b)          A Director Proxy shall be valid for such period of time or for such meeting or meetings, as designated by the Board of Directors in its authorizing resolution.

(c)          The following methods constitute valid means by which an Authorized Director may grant authority to another person to act as proxy or power of attorney:

(1)         The execution and delivery of a writing authorizing another person to act for an Authorized Director as proxy or power of attorney. Execution may be accomplished by an Authorized Director signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature or an electronic signature.

(2)         Transmitting or authorizing the transmission of the written Director Proxy by a telegram, cablegram, facsimile, email or other means of electronic transmission to the person who will hold the Director Proxy. Any telegram, cablegram, facsimile, email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile, email or other electronic transmission was authorized by the Authorized Director.

(d)          A copy, facsimile telecommunication, PDF or other reliable reproduction of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, PDF, or other reproduction is a complete reproduction of the entire original writing or transmission.

(e)          A Director Proxy shall be submitted to the Secretary of the Corporation, with a carbon copy to the Chairman of the Board, a reasonable time prior to the meeting of the Board of Directors at which it will be used, for a determination by the Board of Directors of its validity and effect.

(f)          For purposes of this Section 3.9, a "corporate director" shall mean a director who is appointed as representative of a specific Corporation shareholder or group of shareholders as reflected in a voting agreement entered into by the Corporation and the shareholders.

 6

ARTICLE IV

Officers

4.1           Officers. The officers of this Corporation shall consist of a President, a Secretary, a Treasurer, and if desired, a Chairman of the Board and one or more Vice Presidents, who shall be elected by the Board of Directors at the annual meeting held immediately after the adjournment of the regular annual meeting of the shareholders. The Board of Directors may also appoint such other officers and agents as they shall deem necessary for the transaction of business of the Corporation. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity, if the instrument is required by law, or the Articles of Incorporation, or these Bylaws, to be executed and acknowledged or verified by two or more officers.

4.2           Duties of Officers. The officers of the Corporation shall be charged with such duties and authority as usually appertains to such offices in a Corporation, except that said duties may be varied or added to by the Board of Directors.

4.3           Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in its judgment the business interests of the Corporation will be served thereby.

ARTICLE V

Fiscal Year

5.1           Fiscal Year. The Corporation's fiscal year shall be as determined from time to time by the Board of Directors.

ARTICLE VI

Indemnification

6.1           Right of Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as presently or hereafter in effect.

6.2           Non-Exclusivitv of Rights. The right to indemnification conferred in this article shall not be exclusive of any right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

 7

6.3           Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

6.4           Amendment. If the Corporation repeals, amends or modifies this Article VI, it shall not affect any right or protection existing at the time of such repeal, amendment or modification.

ARTICLE VII

Amendments

7.1           Amendments. These Bylaws may be altered or amended by the shareholders or the Board of Directors. Amendment of the Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.

 8

# ASSIGNMENT OF INTELLECTUAL PROPERTY

**THIS ASSIGNMENT OF INTELLECTUAL PROPERTY** (this "Assignment") is effective as of January 15, 2014 ("Effective Date") by and between XG Sciences, Inc., a Michigan corporation ("Assignor"), and XG Sciences IP, LLC, a Michigan limited liability company ("Assignee").

## BACKGROUND

Assignor wishes to assign to Assignee, and Assignee wishes to obtain from Assignor, the entire right, title and interest in and to certain Intellectual Property of the Assignor, in exchange for Assignee issuing 100% of its membership interest to Assignor.

## ASSIGNMENT

1. Assignment. Assignor hereby assigns to Assignee its successors, assigns, and legal representatives its entire right, title, and interest throughout the world in and to all of the Intellectual Property (as defined below) of the Assignor, whether currently existing or hereafter developed or acquired and whether now known or hereafter recognized.

2. Definition of Intellectual Property. "Intellectual Property" means:

Notwithstanding any of the foregoing, the term "Intellectual Property" shall not include any: (A) income, proceeds, royalties, accounts receivable, damages, products, or license fees, whether now existing or hereafter arising, that relate to, or arise from, the Assignor's use of the Intellectual Property pursuant to a license of the Intellectual Property from Assignee to Assignor, (B) property that is not assignable, or (C) any of Assignor's rights or obligations under that certain Restated and Amended Exclusive License Agreement between Michigan State University and Assignor.

3. Recording of Assignment. Assignor hereby authorizes and requests the U.S. Director of Patents and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as owner of the Patents that are set forth on Exhibit A.

4. Further Assurances. Assignor and Assignee agree to prepare, execute, and file such other documents and to take such other actions as may be necessary or convenient to implement this Assignment.

[*Signature Page Follows*]

**IN WITNESS WHEREOF,** Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

**XG Sciences, Inc.**

By: ______________________

Michael R. Knox

Its: Chief Executive Officer

STATE OF MICHIGAN )
) SS.
COUNTY OF INGHAM )

On this 10th day of January, 2014 there appeared before me Michael R. Knox, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of XG Sciences, Inc.

**KELLY A LAGRAVE**
**NOTARY PUBLIC-STATE OF MICHIGAN**
**Eaton County, Acting in Ingham County**
**My Commission Expires April 15, 2018**

______________________
Kelly A. LaGrave, Notary Public
Eaton County, Michigan
Commission Expires: 4-15-2018
Acting in Ingham County, Michigan

**ACCEPTED BY:**

**XG Sciences IP, LLC**

By: ______________________

Michael R. Knox, Manager

STATE OF MICHIGAN )
) SS.
COUNTY OF INGHAM )

On this 10th day of January, 2014 there appeared before me Michael R. Knox, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of XG Sciences IP, LLC.

**KELLY A LAGRAVE**
**NOTARY PUBLIC-STATE OF MICHIGAN**
**Eaton County, Acting in Ingham County**
**My Commission Expires April 15, 2018**

______________________
Kelly A. LaGrave, Notary Public
Eaton County, Michigan
Commission Expires: 4-15-2018
Acting in Ingham County, Michigan

[*Signature Page to Assignment of Intellectual Property*]

XG SCIENCES, INC.

PURCHASE AGREEMENT

BETWEEN

XG SCIENCES, INC.

AND

ASPEN ADVANCED OPPORTUNITY FUND, LP

ANNEX XI

DISCLOSURE ANNEX

January 15, 2014

This Disclosure Annex is arranged in sections corresponding to the identified Sections of the Purchase Agreement between XG Sciences, Inc. and Aspen Advanced Opportunity Fund, LP to which it is attached as Annex XI (the “Agreement”), but the disclosure in any such Section shall qualify other provisions in the Agreement, as well as all disclosures in any of the other Transaction Agreements, to the extent that it would be readily apparent to an informed reader from a reading of such Section and the other Transaction Agreements that such disclosure is also relevant to other provisions of the Agreement or any of the other Transaction Agreements.

Capitalized terms that are used but not defined in this Disclosure Annex shall have the meanings set forth in the Agreement.

Section 3.a.

The following agreements grant preemptive rights to stockholders of the Company with respect to the Company’s Common Stock: (1) Stock Redemption Agreement dated July 15, 2006 (superseded by Shareholder Agreement); (2) Stock Redemption Agreement dated December 1, 2010 with Hanwha Chemical Corporation (superseded by Shareholder Agreement); (3) Stock Redemption Agreement dated June 8, 2011 with POSCO (superseded by Shareholder Agreement); (4) the Shareholder Agreement; (5) Section 4.n of the Agreement; (6) Section 4.n of the Purchase Agreement dated July 12, 2013 between the Company and XGS II, LLC, as amended on the Closing Date; and (7) Section 4.m. of the Purchase Agreement dated as of the Closing Date between the Company and SVIC No. 15 New Technology Business Investment L.L.P.

Michigan State University has tag-along and “piggy-back” registration rights under the Restated and Amended Exclusive License Agreement between MSU and the Company.

Section 3.c.(i).

Outstanding Common Stock
Name of Holder of Common Stock	Shares of Common Stock
Michael R. Knox (and Linn Van Dyne)	127,047.0
Lawrence T. Drzal, Trustee of Drzal Revocable Trust	50,550.0
Hiroyuki Fukushima	50,000.0
Inhwan Do	50,000.0
Ann Arbor SPARK	36,257.0
Robert Skandalaris	34,977.0
Edward J. Demmer	30,000.0
Mark S. Kerrins & Rosemary Kerrins (JTWROS)	32,500.0
David J. Donovan	16,257.0
Michigan State University Foundation	9,543.0
W. D. Hamilton and S.M Heathfield	7,251.0
Paul Nordstrom	3,637 .0
Colin D. Cronin	2,803.0
Stephen J. Linder trust No 1	5,251.0
Matthew H. Frisch	2,087.5
Jeffery A. Wesley	9,005.0
Mark E. Hooper Revocable Living Trust	3,625.0
Peter S. Bosanic & Lisa Kendzioski Bosanic (JTWROS)	1,925.0
Kevin B. Miller	2,400.0
William G. Lutz	1,653.0
John W. Dourjalian	1,649.0
Reed Shick	880.0
Gary Griffin	1,500.0
Robert L. McKellar	592.0
Hanwha Chemical	150,000.0
POSCO	200,000.0
Marjorie E. Frisch	2,087.5
Total Common Stock Issued and Outstanding	833,477.0

Outstanding Series A Convertible Preferred Stock
Name of Holder of Series A Convertible Preferred Stock	Shares of Series A Convertible Preferred Stock
Paul Nordstrom	6,363.0
Colin D. Cronin	5,300.0
Peter S. Bosanic & Lisa Kendzioski Bosanic (JTWROS)	1,875.0
John W. Dourjalian	3,123.0
Dave and Vicky Pendell	3,157.0
ASC-XGS, LLC	166,023.0
Total Series A Convertible Preferred Stock Issued and Outstanding	185,841.0

Total Common Stock and Series A Convertible Preferred Stock Issued and Outstanding	1,019,318

Note: The Corporation is authorized to issue: (A) 25,000,000 shares of Common Stock, and (B) 8,000,000 shares of Series A Convertible Preferred Stock.

Outstanding Warrants and Options
Holder	Issue Date	Shares Subject to Warrant*		Shares Subject to Option	Expiration Date	Exercise Price
Scott Murray	12/1/2007	0		10,000	12/1/2017	$8.00
William Lutz	7/31/2009	1,650		0	7/31/2014	$15.00
Michael R. Knox	3/15/2009	0		12,500	3/15/2014	$12.00
Michael R. Knox	7/1/2009	6,000		0	7/1/2019	$8.00
William Lutz	4/1/2010	5,000		0	4/1/2015	$10.00
ASC-XGS LLC	7/16/2010	21,044		0	7/16/2014	$10.00
Jihyun Chung	7/12/2011	4,000		0	7/31/2015	$20.00
Michael R. Knox	10/8/2012	5,000		0	10/8/2027	$12.00
Aspen Advanced Opportunity Fund, LP	3/18/2013	208,333		0	3/18/2023	$12.00
Arnold Allemang	6/1/2013	0		3,750	6/1/2021	$12.00
Iris Linder	6/1/2013	0		3,750	6/1/2021	$12.00
Steven Jones	6/1/2013	0		2,500	6/1/2021	$12.00
Scott Murray	6/1/2013	0		10,000	6/1/2021	$12.00
Robert Privette	6/1/2013	0		20,000	6/1/2021	$12.00
Liya Wang	6/1/2013	0		30,000	6/1/2021	$12.00
Michael R. Knox	6/1/2013	0		50,000	6/1/2021	$13.20
Corinne Lyon	6/1/2013	0		10,000	6/1/2021	$12.00
Aspen Advanced Opportunity Fund, LP	7/12/2013	208,333	*	0	7/12/2023	$12.00
XGS II, LLC	7/12/2013	31,250	*	0	7/12/2023	$12.00
		490,610	*	152,500

*On the Closing Date, the Company will cancel the warrants issued to each of Aspen Advanced Opportunity Fund, LP and XGS II, LLC; issue a restated warrant to Aspen Advanced Opportunity Fund, LP for 833,333 shares; issue a restated warrant to XGS II, LLC for 83,333 shares; issue a warrant to SVIC No. 15 New Technology Business Investment L.L.P. for 100,000; and issue warrants to each of the shareholders who participated in the preemptive rights offering that ended October 31, 2013 (2,121 to Paul Nordstrom, 1,767 to Colin D. Cronin, 625 to Peter S. Bosanic & Lisa Kendzioski Bosanic (JTWROS), and 1,041 to John W. Dourjalian).

Section 3.c.(ii).

•	The $603,846.58 secured convertible promissory note dated March 18, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $250,000.00 secured convertible promissory note dated April 3, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $250,000.00 secured convertible promissory note dated April 12, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $1,400,000.00 secured convertible promissory note dated April 26, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $800,000.00 secured convertible promissory note dated July 29, 2013 to Aspen Advanced Opportunity Fund, LP, of which $490,575 will be transferred to the benefit of XGS II, LLC on the Closing Date .** The note is convertible into Series A Stock and then Common Stock.

•	The $200,000.00 secured convertible promissory note dated September 30, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $300,000.00 secured convertible promissory note dated October 15, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $500,000.00 secured convertible promissory note dated December 2, 2013 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $100,000.00 secured convertible promissory note dated January 7, 2014 to Aspen Advanced Opportunity Fund, LP.** The note is convertible into Series A Stock and then Common Stock.

•	The $700,000.00 secured convertible promissory note dated March 18, 2013 to Michael Knox.*** The note is convertible into Series A Stock and then Common Stock.

•	The $200,000.00 secured convertible promissory note dated October 15, 2013 to XGS II, LLC, to which $490,575 will be transferred to the benefit of XGS II, LLC on the Closing Date.*** The note is convertible into Series A Stock and then Common Stock.

•	The Options and Warrants set forth in Section 3.c.(i) of this Disclosure Annex.

** On the Closing Date, this note will be restated and consolidated with all other notes issued by the Company to Aspen Advanced Opportunity Fund, LP. The restated note will include capitalized interest through the Closing Date.

*** On the Closing Date, this note will be restated. The restated note will include capitalized interest through the Closing Date.

Section 3.g.(i).

The Company issued the secured convertible promissory notes that are described above to and entered into the related transaction documents with each of Aspen Advanced Opportunity Fund, LP, Michael Knox, and XGS II, LLC.

Section 3.g.(vii).

The Company is engaged in litigation with a former employee, Heather Sommers. Heather Sommers signed a separation agreement with the Company on July 27, 2012. On October 22, 2012, the Company received a complaint and demand for jury trial alleging wrongful termination, breach of implied employment contract, discharge against public policy, violations of civil rights laws, violations of the whistleblower protection act, and other claims. The Company’s insurer has reviewed the claim and advised the Company that the claim is covered by the Company’s standard officers and directors’ insurance policy. The insurer has assumed the defense of the claim. On September 24, 2013, the Circuit Court for the County of Ingham granted Defendant’s Motion for Summary Disposition, resolving all pending claims and closing the case. On October 30, 2013 the same court denied Plaintiff’s Motion for Reconsideration.

Section 3.h.

In November of 2011, the Company entered into a license agreement between the Company and Cabot Corporation (“Cabot”), a copy of which has been supplied to the Buyer (the “License Agreement”). Subsequent to the execution of the License Agreement, Michigan State University (“MSU”) expressed concern regarding the form of the License Agreement, including whether any MSU technology might have been included in the License Agreement. After discussions among Cabot, MSU, and the Company, Cabot drafted a First Amendment to the License Agreement Between Cabot and the Company (the “Amendment”). The Amendment contains warranties, attested by both the Company and its Chief Scientist, Dr. Lawrence Drzal, asserting that no MSU technology had been improperly transferred to Cabot. The Company executed the Amendment on January 29, 2013, and has provided a copy to the Buyer. The Company understood that this matter was closed when it provided the Amendment to the Buyer. However, the Company subsequently learned that Cabot has not yet signed the Amendment because a new Vice President had been appointed. Additionally, the Company received a letter from MSU dated March 20, 2013 stating that MSU wanted to review this issue. The Company, Cabot, and MSU have been renegotiating the Amendment. MSU is currently engaged in an audit of the technology transfer package associated with the Cabot License Agreement.

Section 3.i.

The Company is engaged in litigation with a former employee, Heather Sommers. Heather Sommers signed a separation agreement with the Company on July 27,2012. On October 22, 2012, the Company received a complaint and demand for jury trial alleging wrongful termination, breach of implied employment contract, discharge against public policy, violations of civil rights laws, violations of the whistleblower protection act, and other claims. The Company’s insurer has reviewed the claim and advised the Company that the claim is covered by the Company’s standard officers and directors’ insurance policy. The insurer has assumed the defense of the claim. On September 24, 2013, the Circuit Court for the County of Ingham granted Defendant’s Motion for Summary Disposition, resolving all pending claims and closing the case. On October 30, 2013, the same court denied Plaintiff’s Motion for Reconsideration.

Section 3.o.

The Company is obligated to pay SVIC No. 15 New Technology Business Investment L.L.P. transaction fees, up to $65,000, in connection with the transactions contemplated by the purchase agreement between SVIC No. 15 New Technology Business Investment L.L.P.and the Company.

The Company is obligated to pay the Buyer’s and XGS II, LLC’s transaction fees, up to $150,000 and $25,000, respectively, in connection with the transactions contemplated by the Agreement.

Section 3.s.

The warrant to purchase 5,000 shares issued to Michael R. Knox contains an exercise price reset mechanism triggered by subsequent offerings of Common Stock. Pursuant to that mechanism, the price was reset from $20 to $12 on August 21, 2013.

The Company’s options and warrants contain anti-dilution protection with respect to stock splits, stock dividends, and other recapitalizations.